Exhibit 10(g)
EXECUTION VERSION

FIFTH AMENDMENT TO CREDIT AGREEMENT

Dated as of March 31, 2020
This FIFTH AMENDMENT TO CREDIT AGREEMENT (this “Amendment”; capitalized terms used herein without definition having the meanings provided in Section 1 hereof) is between BRINKER INTERNATIONAL, INC., a Delaware corporation (the “Borrower”), BRINKER RESTAURANT CORPORATION, a Virginia corporation (“Brinker Restaurant”), BRINKER FLORIDA, INC., a Virginia corporation (“Brinker Florida”), BRINKER TEXAS, INC., a Virginia corporation (“Brinker Texas”), BRINKER INTERNATIONAL PAYROLL COMPANY, L.P., a Delaware limited partnership (“Brinker Payroll”), as Guarantors, the Existing Banks party hereto and BANK OF AMERICA, N.A., a national banking association, as administrative agent for the Banks (in such capacity, the “Administrative Agent”).
RECITALS:
WHEREAS, the Borrower, the Guarantors, the Banks party thereto (the “Existing Banks”) and Bank of America, N.A., as administrative agent, entered into that certain Credit Agreement dated as of March 12, 2015 (including schedules and exhibits thereto, as amended, supplemented or otherwise modified prior to the date hereof, the “Existing Credit Agreement”); and
WHEREAS, the Borrower has requested that the Administrative Agent and the Banks agree to amend and waive certain provisions of the Existing Credit Agreement as specifically set forth herein, and the Administrative Agent and the Banks party to this Amendment (the “Consenting Banks”) are, on the terms and conditions contained in this Amendment, willing to grant such request and to amend and waive certain provisions of the Existing Credit Agreement as hereinafter set forth.
NOW, THEREFORE, in consideration of the premises and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:
Section 1.Definitions and other Interpretive Provisions.
(a)    Definitions. The following terms (whether or not underscored) when used in this Amendment, including its preamble and recitals, shall have the following meanings (such definitions to be equally applicable to the singular and plural forms thereof):
“Administrative Agent” is defined in the preamble.
“Amendment” is defined in the preamble.
“Borrower” is defined in the preamble.
“Consenting Banks” is defined in the recitals.
“Credit Agreement” means the Existing Credit Agreement, including schedules and exhibits thereto, as amended by this Amendment as the same may hereafter be further amended, amended and restated, supplemented or otherwise modified.

“Existing Banks” is defined in the recitals.
“Existing Credit Agreement” is defined in the recitals.

“Fifth Amendment Effective Date” means the date on which the conditions precedent to the effectiveness of this Amendment as specified in Section 4 herein have been satisfied.

(b)    Other Definitions. Unless otherwise defined herein or the context otherwise requires, terms used in this Amendment, including its preamble and recitals, have the meanings provided in the Credit Agreement.
(c)    Other Interpretive Provisions. The rules of construction in Sections 1.02 through 1.05 of the Credit Agreement shall be equally applicable to this Amendment.
Section 2.    Amendments.
(i)    Credit Agreement. Effective as of the Fifth Amendment Effective Date, and subject to the terms and conditions set forth herein and in reliance upon representations and warranties set forth herein, the Existing Credit Agreement, including Schedule VIII and the Exhibits thereto, is hereby amended such that, after giving effect to all such amendments, it shall read in its entirety as attached hereto as Exhibit A, with all revisions to the Existing Credit Agreement, including Schedule VIII and the Exhibits, reflected in Exhibit A in blackline format (pursuant to which all deleted text is indicated textually in the same manner as the following example: ~~stricken text~~, and all added text is indicated textually in the same manner as the following example: bold and double-underlined text). The amendments to the Existing Credit Agreement are limited to the extent specifically set forth above and no other terms, covenants or provisions of the Existing Credit Agreement are intended to be affected hereby. The parties hereto acknowledge and agree that each amendment to the Existing Credit Agreement reflected in the Credit Agreement is and shall be effective as if individually specified in this Amendment (the parties further acknowledging that amending the Existing Credit Agreement by reference to the Credit Agreement provides a convenience to the parties to permit the amended terms to be read in the context of the full Credit Agreement), and that this Amendment is not a novation of the Existing Credit Agreement, any other Credit Document or of any credit facility, guaranty or security provided thereunder or in respect thereof.
(ii)    Other Credit Documents. From and after the Fifth Amendment Effective Date, each reference to the Existing Credit Agreement in any Credit Document shall be a reference to the Existing Credit Agreement, as amended by this Amendment, as the same may hereafter be further amended, amended and restated, supplemented or otherwise modified.
Section 3.    Limited Waiver. Effective as of the Fifth Amendment Effective Date, and subject to the terms and conditions set forth herein and in reliance upon the representations and warranties set forth herein, each Consenting Bank hereby waives compliance by the Borrower with Section 7.01 of the Credit Agreement, solely for the fiscal quarters ended March 25, 2020 and June

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24, 2020 (and for this purpose such waiver shall be interpreted as if the Borrower was not required to comply with Section 7.01 of the Credit Agreement for the fiscal quarters ended March 25, 2020 and June 24, 2020). The foregoing waiver is a one-time waiver and applies only to the specified circumstance and does not modify or otherwise affect the Borrower’s obligations to comply with such provision of the Credit Agreement or any other provision of the Credit Documents in any other instance. The foregoing limited waiver shall not be deemed or otherwise construed to constitute a waiver of any other provision or to prejudice any right, power or remedy which any Bank may now have or may have in the future under or in connection with the Credit Agreement or any other Credit Document, all of which rights, powers and remedies are hereby expressly reserved by the Banks. The agreements and consents set forth in this Section 3 are limited to the extent specifically set forth above and no other terms, covenants or provisions of the Credit Documents are intended to be affected hereby.
Section 4.    Conditions of Effectiveness. This Amendment shall become effective on the date each of the following conditions shall have been satisfied (such date, the “Fifth Amendment Effective Date”):
(a)    Documentation. The Administrative Agent shall have received the following duly executed by all the parties thereto, in form and substance satisfactory to the Administrative Agent and the Consenting Banks, and in sufficient copies for each Bank:
(i)    this Amendment duly executed by the Borrower, the Guarantors, the Administrative Agent and the Majority Banks;
(ii)    a certificate of the Secretary or an Assistant Secretary of the Borrower certifying (A) the Borrower’s certificate of incorporation and by-laws (and in the case of each Guarantor that is organized in the State of Virginia, certifying that there has been no change to the certificate of incorporation of such Guarantor attached to the certificate of the Secretary or Assistant Secretary of such Guarantor delivered on the Fourth Amendment Effective Date), (B) the names and true signatures of the officers of the Borrower authorized to sign this Amendment and (C) that a true, correct and complete copy of the resolutions of the Borrower’s Board authorizing the transactions contemplated hereby (including, for the avoidance of doubt, the performance of the Credit Agreement by the Borrower) is attached thereto and that such resolutions are in full force and effect;
(iii)    a certificate of the Secretary or an Assistant Secretary of each Guarantor certifying (A) such Guarantor’s certificate of incorporation and by-laws, (B) the names and true signatures of the officers of such Guarantor authorized to sign this Amendment and (C) that a true, correct and complete copy of the resolutions of such Guarantor’s Board authorizing transactions contemplated hereby (including, for the avoidance of doubt, the performance of the Credit Agreement by the Guarantor) is attached hereto and that such resolutions are in full force and effect;
(iv)    a favorable opinion of Gibson Dunn & Crutcher LLP, legal counsel for the Borrower and the Guarantors, and of Hunton Andrews Kurth LLP, Virginia legal counsel for the Borrower and the Guarantors, each dated as of the Fifth Amendment Effective Date,

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as to the matters concerning the Borrower, the Guarantors and the Credit Documents as the Administrative Agent may reasonably request; and
(v)    certificates, telecopy confirmation or electronic transmission, in each case, as of a date reasonably close to the date hereof from the Secretary of State of the state of incorporation or formation, as applicable, of each of the Borrower and the Guarantors as to the existence and good standing of the Borrower and the Guarantors, as applicable.
(b)    Certification. The Administrative Agent shall have received a certificate, dated as of the Fifth Amendment Effective Date and signed by a Financial Officer of the Borrower, certifying that:
(i)    no event or events which have or would reasonably be expected to have a Material Adverse Effect shall have occurred since June 26, 2019; provided that solely with respect to clause (a) of the definition of “Material Adverse Effect”, the impact of the Coronavirus (also known as COVID-19) pandemic on the financial condition or business operations of the Borrower and its Subsidiaries, on a Consolidated basis, that occurred and was disclosed to the Banks prior to the Fifth Amendment Effective Date will be disregarded for purposes of this certification;
(ii)    no Default or event which, with the giving of notice, the lapse of time or both, would constitute a Default shall have occurred and be continuing on and as of the Fifth Amendment Effective Date;
(iii)    the representations and warranties contained in Section 6 hereof shall be true and correct on and as of the Fifth Amendment Effective Date; and
(iv)    no legal or regulatory action or proceeding shall have commenced and be continuing against the Borrower or any of its Subsidiaries since June 26, 2019, which has, or would reasonably be expected to have, a Material Adverse Effect.
(c)    Patriot Act and Beneficial Owner Certification. (x) Upon the reasonable request of any Bank made at least three (3) Business Days prior to the Fifth Amendment Effective Date, the Borrower shall have provided to such Bank, and such Bank shall be reasonably satisfied with, the documentation and other information so requested in connection with applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the PATRIOT Act, in each case at least three (3) Business Days prior to the Fifth Amendment Effective Date and (y) at least three (3) Business Days prior to the Fifth Amendment Effective Date, any Loan Party that qualifies as a “legal entity customer” under the Beneficial Ownership Regulation shall have delivered, to each Bank that so requests, a Beneficial Ownership Certification in relation to such Loan Party.
(d)    Consent Fee. The Administrative Agent shall have received, for the ratable account of each Consenting Bank that has executed and delivered a counterpart hereof to the Administrative Agent on or prior to 12:00 p.m. Eastern Time on March 30, 2020 (the “Deadline”), a fee equal to 0.10% of such Bank’s undrawn Commitment and amount of outstanding Advances on the Fifth

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Amendment Effective Date (such fee, the “Consent Fee”). The Consent Fee shall be payable in U.S. dollars in immediately available funds as directed by the Administrative Agent. Once paid, the Consent Fee shall not be refundable under any circumstances. For the avoidance of doubt, Consent Fee shall not be payable to any Bank that does not consent to this Amendment prior to the Deadline.
(e)    Fees and Expenses. The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Fifth Amendment Effective Date pursuant to the Fifth Amendment Fee Letter, including all fees, charges and disbursements required to be paid or reimbursed by the Borrower pursuant to Section 9 hereof (which fees, charges and disbursements of counsel and such other out of pocket fees and expenses shall be limited to those for which invoices have been submitted on or prior to the Fifth Amendment Effective Date (provided, however, nothing herein shall preclude any post-closing settlement of such fees, charges, disbursements, costs and expenses to the extent not so invoiced)).
Section 5.    Consent of the Guarantors. Each Guarantor hereby consents, acknowledges and agrees to the amendments set forth herein and hereby confirms and ratifies in all respects its guaranty in Article IV of the Credit Agreement (including without limitation the continuation of such Guarantor’s payment and performance obligations thereunder upon and after the effectiveness of this Amendment and the amendments contemplated hereby) and the enforceability of such guaranty against such Guarantor in accordance with its terms.
Section 6.    Representations and Warranties of the Borrower and the Guarantors. In order to induce the Administrative Agent and the Banks to enter into this Amendment, the Borrower and each Guarantor represents and warrants as follows:
(a)    The execution, delivery and performance by the Borrower and each Guarantor of its obligations in connection with this Amendment are within its corporate powers, have been duly authorized by all necessary corporate action and do not and will not (i) violate any provision of its articles or certificate of incorporation or bylaws or similar organizing or governing documents of the Borrower or the Guarantor, (ii) contravene any applicable law which is applicable to the Borrower or such Guarantor, or (iii) conflict with, result in a breach of or constitute (with notice, lapse of time or both) a default under any material indenture or instrument or other material agreement to which the Borrower or such Guarantor is a party, by which it or any of its properties is bound or to which it is subject, except, in the case of clauses (ii) and (iii) above, to the extent such contraventions, conflicts, breaches or defaults could not reasonably be expected to have a Material Adverse Effect.
(b)    The Borrower and each Guarantor has taken all necessary corporate action to execute, deliver and perform this Amendment and has validly executed and delivered this Amendment. This Amendment constitutes a legal, valid and binding obligation of the Borrower and each Guarantor, enforceable against the Borrower and each Guarantor in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

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(c)    No material consent, approval, authorization or other action by, notice to, or registration or filing with, any governmental authority or other Person is or will be required as a condition to or otherwise in connection with the due execution, delivery and performance by the Borrower or each Guarantor of this Amendment, except (i) such as have been obtained or made and are in full force and effect, and (ii) such filings as may be required in connection with the Borrower’s obligations under the Exchange Act.
(d)    As of the Fifth Amendment Effective Date, the representations and warranties contained in each of the Credit Documents are true and correct in all material respects (except for those representations and warranties that have a material qualifier, in which case those representations and warranties shall be true and correct in all respects) as of the date hereof as though made on and as of such date (other than any such representations or warranties that, by their terms, refer to a specific date, in which case as of such specific date).
(e)    No Default or event which, with the giving of notice, the lapse of time or both, would constitute a Default shall exist after giving effect to this Amendment.
Section 7.    Reference to and Effect on the Credit Documents. On the Fifth Amendment Effective Date and after the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in each of the other Credit Documents to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Existing Credit Agreement, as amended by this Amendment, and this Amendment shall constitute a Credit Document.
(a)    The Existing Credit Agreement and each of the other Credit Documents, as specifically amended by this Amendment, are and shall continue to be in full force and effect according to their respective terms and are hereby in all respects ratified and confirmed. The parties hereto acknowledge and agree that the amendments contained herein do not constitute a novation of the Existing Credit Agreement, the other Credit Documents or the indebtedness or any other obligation of the Borrower and the Guarantors described therein and shall not, in any case, affect, diminish or abrogate the Borrower’s or any Guarantor’s liability under the Credit Agreement or any other Credit Document.
(b)    The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Bank or the Administrative Agent under any of the Credit Documents, nor constitute a waiver of, consent to a departure from, or modification of any other term, covenant, provision or condition set forth in any of the Credit Documents.
Section 8.    Bank Consent. For purposes of determining compliance with the conditions specified in Section 4, each Bank that has signed this Amendment shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required hereunder to be consented to or approved by or acceptable or satisfactory to a Bank unless the Administrative Agent shall have received notice from such Bank prior to the proposed Fifth Amendment Effective Date specifying its objection thereto.

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Section 9.    Costs and Expenses. On or prior to the Fifth Amendment Effective Date, the Borrower agrees to pay all reasonable and documented out-of-pocket costs and expenses incurred by the Administrative Agent in connection with the preparation, execution and delivery of this Amendment and the other instruments and documents to be delivered hereunder (including, without limitation, the reasonable fees and expenses of counsel for the Administrative Agent) in accordance with the terms of Section 10.04 of the Credit Agreement.
Section 10.    Execution in Counterparts. This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Amendment.
Section 11.    Governing Law. This Amendment shall be governed by, and construed in accordance with, the law of the State of Texas (except that Chapter 346 of the Texas Finance Code, which regulates certain revolving credit loan accounts, shall not apply to this Amendment or any other Credit Document).
Section 12.    Section Captions. Section captions used in this Amendment are for convenience of reference only, and shall not affect the construction of this Amendment.
Section 13.    Entire Agreement. This Amendment and the other Credit Documents (the “Relevant Documents”) constitute the entire agreement among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. No promise, condition, representation or warranty, express or implied, not set forth in the Relevant Documents shall bind any party hereto, and no such party has relied on any such promise, condition, representation or warranty. Each of the parties hereto acknowledges that, except as otherwise expressly stated in the Relevant Documents, no representations, warranties or commitments, express or implied, have been made by any party to the other with respect to the subject matter hereof. None of the terms or conditions of this Amendment may be changed, modified, waived or canceled orally or otherwise, except in writing and in accordance with Section 10.01 of the Credit Agreement.
[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.
BORROWER:
BRINKER INTERNATIONAL, INC.

By: /s/ Joseph G. Taylor
Name:     Joe Taylor

Title:	Senior Vice President and Chief Financial Officer

GUARANTORS:
BRINKER RESTAURANT CORPORATION

By: /s/ Daniel Fuller
Name:     Daniel Fuller

Title:	Vice President, Treasurer and Assistant Secretary

BRINKER FLORIDA, INC.

By:    /s/ Daniel Fuller
Name:     Daniel Fuller

Title:	Vice President, Treasurer and Assistant Secretary

BRINKER TEXAS, INC.

By: /s/ Daniel Fuller
Name:     Daniel Fuller

Title:	Vice President, Treasurer and Assistant Secretary

Brinker International, Inc.
Fifth Amendment to Credit Agreement
Signature Page

BRINKER INTERNATIONAL PAYROLL
COMPANY, L.P.

By: BIPC Management, LLC, its general partner

By: /s/ Joseph G. Taylor
Name:     Joseph G. Taylor

Title:	Executive Vice President and Chief Financial Officer

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ADMINISTRATIVE AGENT:

BANK OF AMERICA, N.A.

By: /s/ Kelly Weaver
Name: Kelly Weaver
Title: Vice President

Brinker International, Inc.
Fifth Amendment to Credit Agreement
Signature Page

BANKS:

BANK OF AMERICA, N.A.

By: /s/ Aron Frey
Name: Aron Frey
Title: Director

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JPMORGAN CHASE BANK, N.A. By: /s/ Alexander Vardaman Name: Alexander Vardaman Title: Authorized Officer

Brinker International, Inc.
Fifth Amendment to Credit Agreement
Signature Page

WELLS FARGO BANK, N.A. By: /s/ Darcy McLaren Name: Darcy McLaren Title: Director

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MUFG BANK, LTD. By: /s/ Christine Howatt_________ Name: Christine Howatt Title: Authorized Signatory

Brinker International, Inc.
Fifth Amendment to Credit Agreement
Signature Page

TRUIST BANK (as successor by merger to SunTrust Bank) By: /s/ Chris Hursey Name: Chris Hursey Title: Director

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U.S. BANK NATIONAL ASSOCIATION By: /s/ Kara P. Duzee Name: Kara P. Van Duzee Title: Vice President

Brinker International, Inc.
Fifth Amendment to Credit Agreement
Signature Page

BARCLAYS BANK PLC By: /s/ Christopher M. Aitkin Name: Christopher M. Aitkin Title: Vice President

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REGIONS BANK By: /s/ Ryan Fischer Name: Ryan Fischer Title: Managing Director

Brinker International, Inc.
Fifth Amendment to Credit Agreement
Signature Page

EXHIBIT A TO FIFTH AMENDMENT TO CREDIT AGREEMENT

ASSOCIATED BANK NATIONAL ASSOCIATION By: /s/ Dean H. Rosencrans Name: Dean H. Rosencrans Title: Senior Vice President

Brinker International, Inc.
Fifth Amendment to Credit Agreement
Signature Page

PNC BANK, NATIONAL ASSOCIATION By: /s/ Brendan McGuire Name: Brendan McGuire Title: Executive Vice President

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Published CUSIP Number: 10964BAM0
CREDIT AGREEMENT
dated as of March 12, 2015
amended as of November 13, 2015, September 13, 2016, April 30, 2018, December 5, 2019 and March 31, 2020
by and among
BRINKER INTERNATIONAL, INC.,
as Borrower,
BRINKER RESTAURANT CORPORATION,
BRINKER FLORIDA, INC.,
BRINKER TEXAS, INC.,
and
BRINKER INTERNATIONAL PAYROLL COMPANY, L.P.,
as Guarantors,
The Banks Party Hereto
and
BANK OF AMERICA, N.A.,
as Administrative Agent
______________________________________________
BOFA SECURITIES, INC.,
JPMORGAN CHASE BANK, N.A.,
WELLS FARGO SECURITIES, LLC,

SUNTRUST ROBINSON HUMPHREY, INC.
and

MUFG BANK, LTD.,
as Joint Lead Arrangers
and Bookrunners

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JPMORGAN CHASE BANK, N.A.

and

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Syndication Agents

TRUIST BANK (as successor by merger to SunTrust Bank) and MUFG BANK, LTD., as Documentation Agents

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TABLE OF CONTENTS
Page

ARTICLE I.	DEFINITIONS AND ACCOUNTING TERMS 1

Section 1.01.	Certain Defined Terms 1

Section 1.02.	Computation of Time Periods 26

Section 1.03.	Accounting Terms 26

Section 1.04.	Miscellaneous 26

Section 1.05.	Other Interpretive Provisions 27

Section 1.06.	Interest Rates 27

ARTICLE II.	AMOUNTS AND TERMS OF THE ADVANCES 28

Section 2.01.	The Advances 28

Section 2.02.	Requests for Advances 28

Section 2.03.	Borrowings; Advances; Termination of Eurodollar Rate Advances 28

Section 2.04.	Conversions and Continuations of Borrowings 31

Section 2.05.	Optional Termination and Reduction of the Commitments 32

Section 2.06.	Repayment and Prepayment of Advances; Notes 33

Section 2.07.	Interest on Advances 34

Section 2.08.	Interest Rate Determination 35

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Section 2.09.	Fees 35

Section 2.10.	Payments; Computations; Interest on Overdue Amounts 35

Section 2.11.	Consequential Losses on Eurodollar Rate Advances 36

Section 2.12.	Increased Costs 37

Section 2.13.	Replacement of Banks 37

Section 2.14.	Illegality and Unavailability 38

Section 2.15.	Taxes 41

Section 2.16.	Payments Pro Rata 44

Section 2.17.	Increase in Commitments 44

Section 2.18.	Defaulting Banks 45

ARTICLE III.	CONDITIONS 47

Section 3.01.	Conditions Precedent to Effectiveness 47

Section 3.02.	Conditions Precedent to Each Borrowing 48

Section 3.03.	Administrative Agent 49

ARTICLE IV.	GUARANTY 49

Section 4.01.	Guaranty 49

Section 4.02.	Payment 49

Section 4.03.	Waiver 49

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Section 4.04.	Acknowledgments and Representations 50

Section 4.05.	Subordination 50

Section 4.06.	Guaranty Absolute 50

Section 4.07.	No Waiver; Remedies 50

Section 4.08.	Continuing Guaranty 51

Section 4.09.	Limitation 51

Section 4.10.	Effect of Bankruptcy 51

Section 4.11.	Keepwell 51

ARTICLE V.	REPRESENTATIONS AND WARRANTIES 52

Section 5.01.	Corporate Existence 52

Section 5.02.	Corporate Power 52

Section 5.03.	Enforceable Obligations 52

Section 5.04.	Financial Statements 53

Section 5.05.	Litigation 53

Section 5.06.	Margin Stock; Use of Proceeds 53

Section 5.07.	Investment Company Act 53

Section 5.08.	ERISA 53

Section 5.09.	Taxes 54

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Section 5.10.	Environmental Condition 54

Section 5.11.	Ownership of the Guarantors 54

Section 5.12.	Solvency 54

Section 5.13.	Disclosure 54

Section 5.14.	Anti-Corruption Laws and Sanctions 55

Section 5.15.	EEA Financial Institution 55

Section 5.16.	Use of Plan Assets 55

Section 5.17.	Covered Entities 55

ARTICLE VI.	AFFIRMATIVE COVENANTS 55

Section 6.01.	Compliance with Laws, Etc 55

Section 6.02.	Reporting Requirements 56

Section 6.03.	Use of Proceeds 58

Section 6.04.	Maintenance of Insurance 58

Section 6.05.	Preservation of Corporate Existence, Etc 58

Section 6.06.	Payment of Taxes, Etc 58

Section 6.07.	Visitation Rights 59

Section 6.08.	Compliance with ERISA and the Code 59

Section 6.09.	Additional Guarantors 59

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Section 6.10.	Collateral Requirement 59

ARTICLE VII.	NEGATIVE COVENANTS 60

Section 7.01.	Financial Covenants 60

Section 7.02.	Negative Pledge 61

Section 7.03.	Merger, Sale of Assets and Sale-Leasebacks 61

Section 7.04.	Agreements to Restrict Dividends, Certain Transfers and Liens 62

Section 7.05.	Transactions with Affiliates 63

Section 7.06.	Change of Business 63

Section 7.07.	Limitation on Advances and Investments 63

Section 7.08.	Accounting Practices 63

Section 7.09.	Debt 64

Section 7.10.	Restricted Payments 64

ARTICLE VIII.	DEFAULTS 65

Section 8.01.	Defaults 65

Section 8.02.	Application of Funds 67

ARTICLE IX.	THE ADMINISTRATIVE AGENT 68

Section 9.01.	Authorization and Action 68

Section 9.02.	Administrative Agent’s Reliance, Etc 69

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Section 9.03.	Knowledge of Defaults 69

Section 9.04.	Rights of the Administrative Agent as a Bank 70

Section 9.05.	Bank Credit Decision 70

Section 9.06.	Successor Administrative Agent 71

Section 9.07.	Joint Lead Arrangers and Bookrunners, Syndication Agents and Documentation Agents 71

Section 9.08.	INDEMNIFICATION 72

Section 9.09.	Collateral Matters 72

Section 9.10.	Certain ERISA Matters 73

Section 9.11.	Secured Cash Management Agreements, Secured Hedge Agreements, and Secured Bilateral Letters of Credit 74

ARTICLE X.	MISCELLANEOUS 75

Section 10.01.	Amendments, Etc 75

Section 10.02.	Notices, Etc 76

Section 10.03.	No Waiver; Remedies 76

Section 10.04.	Costs, Expenses and Taxes 76

Section 10.05.	Right of Set-off 78

Section 10.06.	Bank Assignments and Participations 79

Section 10.07.	Governing Law 81

Section 10.08.	Interest 81

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Section 10.09.	Execution in Counterparts 83

Section 10.10.	Survival of Agreements, Representations and Warranties, Etc 83

Section 10.11.	The Borrower’s Right to Apply Deposits 83

Section 10.12.	Confidentiality 83

Section 10.13.	Binding Effect 84

Section 10.14.	ENTIRE AGREEMENT 84

Section 10.15.	USA PATRIOT ACT 85

Section 10.16.	No Fiduciary Relationship 85

Section 10.17.	Severability 85

Section 10.18.	Waiver of Jury Trial 86

Section 10.19.	Electronic Execution of Assignments and Certain Other Documents 86

Section 10.20.	Acknowledgement and Consent to Bail-In of EEA Financial Institutions 86

Section 10.21.	Acknowledgement Regarding Any Supported QFCs 87

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EXHIBITS:

Exhibit A    Form of Note
Exhibit B    Form of Notice of Borrowing
Exhibit C    Form of Assignment
Exhibit D    Form of Opinion of Counsel for the Borrower and the Guarantors
Exhibit E    Form of U.S. Tax Compliance Certificate
Exhibit F    Form of Notice of Prepayment

SCHEDULES:
Schedule I    - Banks and Administrative Agent’s Offices; Certain Addresses for Notices
Schedule II    - Borrower and Guarantors Addresses
Schedule III    - Permitted Liens
Schedule IV    - Agreements Restricting Dividends, Certain Transfers and Liens
Schedule V    - GAAP Exceptions
Schedule VI    - Investments
Schedule VII    - Permitted Debt
Schedule VIII    - Commitments

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CREDIT AGREEMENT
CREDIT AGREEMENT (this “Agreement”), dated as of March 12, 2015 and amended as of November 13, 2015, September 13, 2016, April 30, 2018, December 5, 2019 and March 31, 2020 by and among BRINKER INTERNATIONAL, INC., a Delaware corporation (the “Borrower”), BRINKER RESTAURANT CORPORATION, a Delaware corporation (“Brinker Restaurant’), BRINKER FLORIDA, INC., a Delaware corporation (“Brinker Florida”), BRINKER TEXAS, INC., a Delaware corporation (“Brinker Texas”), BRINKER INTERNATIONAL PAYROLL COMPANY, L.P., a Delaware limited partnership (“Brinker Payroll”, and together with Brinker Restaurant, Brinker Florida, Brinker Texas and any Subsidiary that becomes a guarantor pursuant to Section 6.09, individually, a “Guarantor” and collectively, the “Guarantors”), the Banks party hereto, and BANK OF AMERICA, N.A., a national banking association, as administrative agent (in such capacity, the “Administrative Agent”) for the Banks hereunder.
RECITALS
WHEREAS, the Borrower, Brinker Restaurant, as guarantor, the banks party thereto (the “Existing Banks”) and Bank of America, as administrative agent, entered into that certain Credit Agreement dated as of March 12, 2015 and amended on November 13, 2015, September 13, 2016 and April 30, 2018 (the “Existing Credit Agreement”), pursuant to which the Existing Banks have made available to the Borrower a revolving credit facility (the “Existing Revolving Facility”);
WHEREAS, the Borrower has requested that the Banks and the Administrative Agent amend the Existing Credit Agreement in the form of this Agreement, and the Banks and the Administrative Agent are willing to amend the Existing Credit Agreement in its entirety on the terms and subject to the conditions set forth herein;
NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:
ARTICLE I.

DEFINITIONS AND ACCOUNTING TERMS
Section 1.01.     Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):
“2023 Notes Indenture” means, collectively, the Indenture dated as of April 30, 2013 between the Borrower and Wilmington Trust, National Association, as Trustee, as supplemented by the First Supplemental Indenture dated as of May 15, 2013 and the Second Supplemental Indenture dated as of May 15, 2013, and the notes issued thereunder.
“2024 Notes Indenture” means, collectively, the Senior Notes Indenture dated as of September 23, 2016 among the Borrower, the guarantors party thereto and U.S. Bank National Association, as Trustee, and the notes issued thereunder.

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“Accession Agreement” has the meaning specified in Section 2.17.
“Additional Bank” has the meaning specified in Section 2.01(a).
“Administrative Agent” has the meaning specified in the introduction hereto.
“Administrative Agent’s Office” means the Administrative Agent’s address and, as appropriate, account as set forth on Schedule I, or such other address or account as the Administrative Agent may from time to time notify to the Borrower and the Banks.
“Advance” means an advance made by a Bank to the Borrower pursuant to Article II.
“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.
“Affiliate” means any Person that, directly or indirectly, controls, or is controlled by or under common control with, another Person. For the purposes of this definition, the terms “control”, “controlled by” and “under common control with”, as used with respect to any Person, means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise. Without limiting the generality of the foregoing, a Subsidiary of a Person is an Affiliate of that Person.
“Agreement” has the meaning specified in the introduction hereto.
“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Borrower or the Subsidiaries from time to time concerning or relating to bribery, money laundering or corruption.
“Applicable Law” means, as to any Person, all applicable Laws binding upon such Person or to which such a Person is subject.
“Applicable Lending Office” means, with respect to each Bank, such Bank’s Domestic Lending Office in the case of a Base Rate Advance, and such Bank’s Eurodollar Lending Office in the case of a Eurodollar Rate Advance.
“Applicable Rate” means, for any day, the applicable rate per annum set forth below under the caption “Eurodollar Rate Spread”, “Base Rate Spread” or “Facility Fee Rate”, as the case may be, based upon the Moody’s Rating and the S&P Rating:

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Rating Level	Ratings (Moody’s/ S&P)	Facility Fee Rate (bps per annum)	Eurodollar Rate Spread (bps per annum) after the end of the Limitation Period	Eurodollar Rate Spread (bps per annum) during the Limitation Period	Base Rate Spread (bps per annum) after the end of the Limitation Period	Base Rate Spread (bps per annum) during the Limitation Period
Rating Level 1	≥ Baa1 or BBB+	12.5	100.0	125.0	0.0	25.0
Rating Level 2	Baa2 or BBB	15.0	110.0	135.0	10.0	35.0
Rating Level 3	Baa3 or BBB-	20.0	117.5	142.5	17.5	42.5
Rating Level 4	Ba1 or BB+	25.0	137.5	162.5	37.5	62.5
Rating Level 5	< Ba1 and BB+ or unrated	30.0	170.0	195.0	70.0	95.0

; provided that so long as the Borrower and its Subsidiaries shall have demonstrated, by delivery of the financial statements pursuant to Sections 6.02(b) and (c) and the certificate pursuant to Section 6.02(e) to the Administrative Agent no later than the due dates specified therein, a Debt to Cash Flow Ratio of less than 2.25 to 1.00 for the twelve month period ending on the fiscal quarter then most recently ended, the Eurodollar Rate Spread (bps per annum) referenced in the immediately preceding table shall be 5.0 bps less than the applicable rates set forth in such table above for all rating levels, commencing one (1) Business Day following the receipt of such financial statements and such certificate by the Administrative Agent and through and including the date of receipt by the Administrative Agent of such financial statements and such certificate for the next fiscal quarter end date, at which point, the Eurodollar Rate Spread (bps per annum) shall be recalculated again in accordance with the applicable rates set forth in the table above and this proviso; provided however that if such financial statements and certificate are not delivered to the Administrative Agent by the due dates specified in such Sections, then immediately following the applicable due date, the Eurodollar Rate Spread (bps per annum) shall be calculated in accordance with the applicable rates set forth in the table above (and the 5.0 bps discount contemplated under this proviso shall not apply) until one (1) Business Day following the receipt of such financial statements and such certificate by the Administrative Agent for the next fiscal quarter end date, at which point, the Eurodollar Rate Spread (bps per annum) shall be recalculated again in accordance with the applicable rates set forth in the table above and this proviso.
For the purposes of this definition, (a) if a Moody’s Rating or, an S&P Rating shall not be in effect (other than by reason of the circumstances referred to in the last sentence of this definition), then the applicable rating agency shall be deemed to have established a rating in Rating Level 5 (as set forth in the table above); (b) if the Moody’s Rating and the S&P Rating shall fall within different Rating Levels, the Applicable Rate shall be based on the higher of the two ratings unless the ratings differ by more than one Rating Level, in which case the Applicable Rate shall be based on the Rating

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Level one level above that corresponding to the lower rating (in each case, for which purposes, Rating Level 1 is the highest and Rating Level 5 is the lowest); and (c) if the Moody’s Rating or the S&P Rating shall be changed (other than as a result of a change in the rating system of Moody’s or S&P), such change shall be effective as of the date on which it is first publicly announced by Moody’s or S&P. Each change in the Applicable Rate shall apply during the period commencing on the effective date of such rating change and ending on the date immediately preceding the effective date of the next such change. If the rating system of Moody’s or S&P shall change, or if either such rating agency shall cease to be in the business of rating corporate debt obligations, the Borrower and the Banks shall negotiate in good faith to amend this definition to reflect such changed rating system or the unavailability of ratings from such rating agency and, pending the effectiveness of any such amendment, the Applicable Rate shall be determined by reference to the rating most recently in effect prior to such change or cessation.
Notwithstanding anything to the contrary herein, (a) as of the Third Amendment Effective Date, the Applicable Rate shall be based upon Rating Level 5 and shall continue to be based upon Rating Level 5 for one hundred eighty (180) days following the Third Amendment Effective Date, (b) as of the Fifth Amendment Effective Date, the Applicable Rate shall be based upon Rating Level 5 and shall continue to be based upon Rating Level 5 until termination of the Limitation Period and (c) thereafter the Applicable Rate shall be based upon the Moody’s Rating and the S&P Rating as set forth in the table above.
“Applicable Usury Laws” means the Texas Finance Code, any other law of the State of Texas limiting interest rates or the amount of interest that may lawfully be charged and any applicable Federal law to the extent that it permits Banks to contract for, charge, reserve or receive a greater amount of interest than under the Texas Finance Code or other laws of the State of Texas.
“Assignment” means an assignment and acceptance entered into by a Bank and an assignee, and accepted by the Administrative Agent, in substantially the form of the attached Exhibit C.
“Availability Period” means the period of time commencing on the Fourth Amendment Effective Date and ending on the Termination Date.
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Affected Financial Institution.
“Bail-In Legislation” means, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law , regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).
“Bank of America” means Bank of America, N.A. and its successors.

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“Bank of America Fee Letter” means the Fee Letter dated August 19, 2016 among the Borrower, Bank of America and Merrill Lynch, Pierce, Fenner & Smith Incorporated.
“Banks” means the Persons with a Commitment or an outstanding Advance as of the Fourth Amendment Effective Date and each other Person that shall have become a party hereto as a “Bank” pursuant to an Assignment or an Accession Agreement, other than any such Person that shall have ceased to be a party hereto pursuant to an Assignment.
“Base Rate” means for any day a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate plus 1/2 of 1%, (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate,” and (c) the Eurodollar Rate plus 1.00% and if the Base Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement. The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such prime rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change. If the Base Rate is being used as an alternate rate of interest pursuant to Section 2.14 hereof, then the Base Rate shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above.
“Base Rate Advance” means an Advance which bears interest as provided in Section 2.07(a)(i).
“Base Rate Borrowing” means a Borrowing comprised of Base Rate Advances.
“Beneficial Ownership Certification” means a certification regarding beneficial ownership required by the Beneficial Ownership Regulation.
“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.
“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code or (c) any Person whose assets include “plan assets,” as defined by Section 3(42) of ERISA, of any such “employee benefit plan” or “plan”.
“Board” means, as to any Person, the Board of Directors of the Person or the Executive Committee thereof.
“Borrower” has the meaning specified in the introduction hereto.
“Borrower Materials” has the meaning specified in Section 6.02.
“Borrowing” means a borrowing consisting of simultaneous Advances of the same Type made to the Borrower by each of the Banks pursuant to Section 2.01.
“Brinker Florida” has the meaning specified in the introduction hereto.

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“Brinker Payroll” has the meaning specified in the introduction hereto.
“Brinker Restaurant” has the meaning specified in the introduction hereto.
“Brinker Texas” has the meaning specified in the introduction hereto.
“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent’s Office is located and, if such day relates to any Eurodollar Rate Advances, means any such day that is also a London Banking Day.
“Capitalized Lease” means at any time, a lease with respect to which the lessee thereunder is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.
“Capitalized Lease Obligations” means, with respect to any Person for any period of determination, the amount of the obligations of such Persons under Capitalized Leases which would be shown as a liability on a balance sheet of such Person prepared in accordance with GAAP.
“Cash Management Agreement” means any agreement to provide cash management services, including treasury, depository, overdraft, credit or debit card, electronic funds transfer and other cash management arrangements.
“Cash Management Bank” means any Person that either (a) at the time it enters into a Cash Management Agreement, is the Administrative Agent, an Affiliate of the Administrative Agent, a Bank or an Affiliate of a Bank or (b) is a party to a Cash Management Agreement at the time it (or its applicable Affiliate) becomes a Bank (either on the Third Amendment Effective Date, prior to, or thereafter as an Eligible Assignee), or (c) prior to the time such Person became a Bank, an Affiliate of a Bank, Administrative Agent or an Affiliate thereof, such Person entered into a Cash Management Agreement that was in effect on the Effective Date, in each case in its capacity as a party to such Cash Management Agreement.
“Change in Law” means the occurrence, after the Effective Date, of any introduction of or any change (including without limitation, but without duplication, any change by way of imposition or increase of reserve requirements included, in the case of Eurodollar Rate Advances, in the Eurodollar Rate Reserve Percentage) in or in the interpretation, application or applicability of any law, regulation, guideline or request from any central bank or other governmental authority (whether or not having the force of law); provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith or in the implementation thereof and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted, issued or implemented.
“Code” means, as appropriate, the Internal Revenue Code of 1986.

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“Collateral” means
(a)    all accounts (as defined in the UCC);
(b)    all inventory (as defined in the UCC) and all restaurant supplies;
(c)    all Intellectual Property;
(d)    all Pledged Equity;
(e)    all Pledged Debt;
(f)    all other assets and personal property that is or is intended under the terms of the Collateral Documents to be subject to Liens in favor of the Administrative Agent for the benefit of the Secured Parties;
(g)    all books and records relating to any of the foregoing (including, to the extent relating to the foregoing, customer data, credit files, ledgers, computer programs, printouts, and other computer materials and records (and all media on which such data, files, programs, materials and records are or may be stored)); and
(h)    all proceeds, products and replacements of, accessions to, and substitutions for, any of the foregoing, including without limitation proceeds of insurance policies, to the extent related to a loss related to the foregoing.
In no event shall “Collateral” include any of the Excluded Assets.
“Collateral Documents” means, collectively, the Security Agreement, each of the collateral assignments, security agreement supplements, security agreements, pledge agreements or other similar agreements delivered to the Administrative Agent pursuant to Section 6.10, and each of the other agreements, instruments or documents, and all amendments, restatements, modifications or supplements thereof or thereto, by or between any one or more of any Loan Party that, now or hereafter, creates or purports to create a Lien in favor of the Administrative Agent for the benefit of the Secured Parties, and all financing statements (or comparable documents now or hereafter filed in accordance with the UCC or comparable law) against any such Person as debtor in favor of any the Administrative Agent or a Bank for the benefit of the Administrative Agent, the Banks and the other Secured Parties, as secured party, as any of the foregoing may be amended, restated and/or modified from time to time.
“Commitment” means, at any time, whether used or unused, the obligation of each Bank to make Advances in an aggregate amount up to and including the amount set forth opposite such Bank’s name on Schedule VIII hereto under the caption “Commitments” or in an Assignment, as such amount may be terminated, reduced or increased pursuant to Section 2.05, Section 2.17, Section 8.01 or Section 10.06.
“Commitment Letter” means the Commitment Letter dated as of August 19, 2016 among the Borrower, Bank of America, JPMCB, Wells Fargo Bank and the Joint Lead Arrangers.

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“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.
“Confidential Information” has the meaning specified in Section 10.12.
“Consolidated” refers to the consolidation of the accounts of any Person and its Subsidiaries in accordance with GAAP.
“Controlled Group” means any group of organizations within the meaning of Section 414(b), (c), (m), or (o) of the Code of which the Borrower or its Subsidiaries is a member.
“Corporate Franchise” means the right or privilege granted by the state or government to the Person forming a corporation, and their successors, to exist and do business as a corporation and to exercise the rights and powers incidental to that form of organization or necessarily implied in the grant.
“Covered Entity” has the meaning specified in Section 10.21(b).
“Credit Documents” means this Agreement, including schedules and exhibits hereto, the Notes, the Fee Letters, the Collateral Documents, and each other agreement, instrument or document executed by the Borrower or any Guarantor at any time in connection with this Agreement and any amendments, modifications or supplements hereto or to any other Credit Document or waivers hereof or to any other Credit Document.
“Debt” means, in the case of any Person, without duplication, (i) indebtedness of such Person for borrowed money, (ii) obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) Capitalized Lease Obligations, and (iv) obligations of such Person under or relating to letters of credit or guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clauses (i) through (iii) of this definition. For the purposes of this Agreement, the term Debt shall not include any obligation of the Borrower or a Guarantor incurred by entering into, or by guaranteeing, any transaction that is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap or option, foreign exchange transaction, currency swap or option or any similar transaction.
“Debt to Cash Flow Ratio” has the meaning specified in Section 7.01(b).
“Default” has the meaning specified in Section 8.01.
“Defaulting Bank” means, subject to Section 2.18(b), any Bank that, as determined by the Administrative Agent, (a) has failed to perform any of its funding obligations hereunder, including in respect of its Advances within three Business Days of the date required to be funded by it hereunder unless such Bank notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Bank’s reasonable determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be

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specifically identified in such writing) has not been satisfied, (b) has notified the Borrower, the Administrative Agent or any Bank that it does not intend to comply with its funding obligations or has made a public statement to that effect with respect to its funding obligations hereunder or under other agreements in which it commits to extend credit, (c) has failed, within three Business Days after request by the Administrative Agent, to confirm in a manner satisfactory to the Administrative Agent that it will comply with its funding obligations (unless such writing or public statement relates to such Bank’s obligation to fund an Advance hereunder and states that such position is based on such Bank’s reasonable determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied) (provided that such Bank shall cease to be a Defaulting Bank pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, (ii) had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or a custodian appointed for it, (iii) or taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment or (iv) become the subject of a Bail-in Action; provided that a Bank shall not be a Defaulting Bank solely by virtue of the ownership or acquisition of any equity interest in that Bank or any direct or indirect parent company thereof by a governmental authority.
“Default Rate” has the meaning specified in Section 2.10(e).
“Dividing Person” has the meaning assigned to it in the definition of “Division.”
“Division” means the division of the assets, liabilities and/or obligations of a Person (the “Dividing Person”) among two or more Persons (whether pursuant to a “plan of division” or similar arrangement), which may or may not include the Dividing Person and pursuant to which the Dividing Person may or may not survive.
“Division Successor” means any Person that, upon the consummation of a Division of a Dividing Person, holds all or any portion of the assets, liabilities and/or obligations previously held by such Dividing Person immediately prior to the consummation of such Division.  A Dividing Person which retains any of its assets, liabilities and/or obligations after a Division shall be deemed a Division Successor upon the occurrence of such Division.
“Dollar” and “$” mean lawful money of the United States.
“Domestic Lending Office” means, with respect to any Bank, the office of such Bank specified as its “Domestic Lending Office” opposite its name on Schedule I hereto or in an Assignment or such other office of such Bank as such Bank may from time to time specify to the Borrower and the Administrative Agent.
“Domestic Subsidiary” means any Subsidiary that is organized under the laws of any political subdivision of the United States.

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“EBIT” means for any period, the Consolidated earnings of a Person during such period from continuing operations, exclusive of (i) gains on sales of assets not in the ordinary course of business (to the extent such gains are included in earnings from continuing operations), (ii) any non-recurring, non-cash charges or losses not in the ordinary course of business (to the extent such charges or losses are included in earnings from continuing operations), (iii) any non-cash expenses for such period resulting from the grant of stock options or other equity-based incentives to any director, officer or employee of the Borrower or any Subsidiary pursuant to a written plan or agreement approved by the Board of the Borrower (to the extent such expenses are included in earnings from continuing operations) and (iv) extraordinary items, as determined under GAAP, but without deducting federal, state, foreign and local income taxes and Interest Expense; provided, however, any items (including, without limitations, any and all costs, expenses and losses) related to the Coronavirus (also known as COVID-19) pandemic shall not in any event constitute an extraordinary item or a non-recurring non-ordinary course item for purposes of this definition.
“EBITDA” means, for any period, the Consolidated earnings of a Person during such period from continuing operations, exclusive of (i) gains on sales of assets not in the ordinary course of business (to the extent such gains are included in earnings from continuing operations), (ii) any non-recurring, non-cash charges or losses not in the ordinary course of business (to the extent such charges or losses are included in earnings from continuing operations), (iii) any non-cash expenses for such period resulting from the grant of stock options or other equity-based incentives to any director, officer or employee of the Borrower or any Subsidiary pursuant to a written plan or agreement approved by the Board of the Borrower (to the extent such expenses are included in earnings from continuing operations) and (iv) extraordinary items, as determined under GAAP, but without deducting federal, state, foreign and local income taxes, Interest Expense, depreciation and amortization; provided, however, any items (including, without limitations, any and all costs, expenses and losses) related to the Coronavirus (also known as COVID-19) pandemic shall not in any event constitute an extraordinary item or a non-recurring non-ordinary course item for purposes of this definition.
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Effective Date” means the date on which the conditions set forth in Section 3.01 and Section 3.02 shall have been satisfied (or waived in accordance with Section 10.01).

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“Eligible Assignee” means (i) a Bank or any Affiliate of any Bank; (ii) a commercial bank or financial institution, in each case with an office in the United States of America acceptable to the Administrative Agent and, unless a Default has occurred and is continuing, the Borrower (such acceptance not to be unreasonably withheld and provided that the Borrower shall be deemed to have provided such acceptance unless it shall specify otherwise in a written notice to the Administrative Agent within five (5) Business Days after having received written notice of the proposed assignment from the Administrative Agent) and (iii) a finance company, insurance company or other financial institution (not already covered by clause (ii) of this definition) or fund (whether a corporation, partnership or other entity) which is engaged in making, purchasing or otherwise investing in commercial loans in the ordinary course of its business, and having total assets in excess of $1,000,000,000, or any other Person, and in the case of each such Person in this clause (iii), acceptable to the Administrative Agent and, unless a Default has occurred and is continuing, the Borrower (provided that the Borrower shall be deemed to have provided such acceptance unless it shall specify otherwise in a written notice to the Administrative Agent within five (5) Business Days after having received written notice of the proposed assignment from the Administrative Agent). Notwithstanding anything to the contrary contained herein, neither a Defaulting Bank, nor the Borrower or any Guarantor or any Affiliate of either thereof shall constitute an Eligible Assignee.
“Environment” has the meaning set forth in 42 U.S.C. §9601(8) (1982).
“Environmental Protection Statute” means any local, state or federal law, statute, regulation, order, consent decree or other Governmental Requirement, domestic or foreign, arising from or in connection with or relating to the protection or regulation of the Environment, including, without limitation, those laws, statutes, regulations, orders, decrees and other Governmental Requirements relating to the disposal, cleanup, production, storing, refining, handling, transferring, processing or transporting of Hazardous Waste, Hazardous Substances or any pollutant or contaminant, wherever located.
“Equal and Ratable Assets” means, collectively, (a) any Principal Property and (b) any shares of Capital Stock or Debt issued by any Restricted Subsidiary (which capitalized terms, for purposes of this definition, shall mean and refer to the defined terms included in the 2023 Notes Indenture and the 2024 Notes Indenture as in effect on the Fifth Amendment Effective Date).
“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

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“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.
“Eurocurrency Liabilities” has the meaning assigned to that term in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.
“Eurodollar Lending Office” means, with respect to any Bank, the office of such Bank specified as its “Eurodollar Lending Office” opposite its name on Schedule I hereto or in an Assignment (or, if no such office is specified, its Domestic Lending Office) or such other office of such Bank as such Bank may from time to time specify to the Borrower and the Administrative Agent.
“Eurodollar Rate” means:

(a)
for any Interest Period with respect to a Eurodollar Rate Loan, the rate per annum equal to the London Interbank Offered Rate as administered by ICE Benchmark Administration or any other Person that takes over the administration of such rate for U.S. Dollars for a period equal in length to such Interest Period (“LIBOR”) as published on the applicable Bloomberg screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time in its reasonable discretion) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, for Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period;

(b)
for any interest calculation with respect to a Base Rate Loan on any date, the rate per annum equal to LIBOR, at or about 11:00 a.m., London time determined two London Banking Days prior to such date for U.S. Dollar deposits with a term of one month commencing that day; and

(c)	if the Eurodollar Rate shall be less than 0.75%, such rate shall be deemed to be 0.75% for purposes of this Agreement.
“Eurodollar Rate Advance” means any Advance as to which the Borrower shall have selected an interest rate based upon the Eurodollar Rate as provided in Article II.
“Eurodollar Rate Borrowing” means a Borrowing comprised of Eurodollar Rate Advances.
“Eurodollar Rate Reserve Percentage” of any Bank for any Interest Period for any Eurodollar Rate Advance means the reserve percentage applicable during such Interest Period (or if more than one such percentage shall be so applicable, the daily average of such percentages for those days in such Interest Period during which any such percentage shall be so applicable) under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for such Bank with respect to liabilities or assets consisting of or including Eurocurrency Liabilities having a term equal to such Interest Period.

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“Exchange Act” means the Securities Exchange Act of 1934.
“Excluded Assets” means (a) solely to the extent that the notes issued pursuant to the 2023 Notes Indenture remain outstanding, any Equal and Ratable Assets; (b) assets and personal property for which a pledge thereof or a security interest therein is prohibited by Applicable Law (including any legally effective requirement to obtain the consent of any Governmental Authority) after giving effect to the applicable anti-assignment clauses of the UCC and other Applicable Law, other than the proceeds and products thereof the assignment of which is expressly deemed effective under the UCC or other Applicable Law notwithstanding such prohibition; (c) (i) any “margin stock”; (ii) Equity Interests of any Person to the extent, and for so long as, the pledge of such Equity Interests would be prohibited by the terms of any applicable joint venture agreement or shareholders’ agreement applicable to such Person, after giving effect to the applicable anti-assignment clauses of the UCC and other Applicable Law; and (iii) solely to the extent reasonably determined by the Borrower and consented to by the Administrative Agent in writing that granting a security interest in such Equity Interests of such Subsidiaries would be reasonably likely to result in material adverse tax consequences to any Loan Party, voting Equity Interests in any Foreign Subsidiary in excess of 65% of the total issued and outstanding voting Equity Interests of such Subsidiaries; (d) any general intangible, permit, lease, license, contract (solely to the extent the counterparty of such lease or contract is not a Loan Party or any of their respective Affiliates) or other asset of such Loan Party to the extent the grant of a security interest in such asset in the manner contemplated by the Collateral Documents, under the terms thereof or under Applicable Law, is prohibited and would result in the termination thereof or give the other parties thereto the right to terminate, accelerate or otherwise alter such Loan Party’s rights, titles and interests thereunder (including upon the giving of notice or the lapse of time or both); provided, that, (i) any such limitation described in the foregoing clause (d) on the security interests granted pursuant to the Collateral Documents shall only apply to the extent that any such prohibition is not rendered ineffective pursuant to the UCC or other Applicable Law (including under any insolvency, bankruptcy, reorganization, receivership or other debtor relief law) or principles of equity, and (ii) in the event of the termination or elimination of any such prohibition or the requirement for any consent contained in any Applicable Law or asset (or document governing such asset), to the extent sufficient to permit any such item to become Collateral, or upon the granting of any such consent, or waiving or terminating any requirement for such consent, a security interest in such asset shall be automatically and simultaneously granted under the Collateral Documents and shall be included as Collateral; (e) any “intent-to-use” application for registration of a trademark of such Loan Party filed in the United States Patent and Trademark Office pursuant to Section 1(b) of the Lanham Act, 15 U.S.C. §1051, prior to the filing of a “Statement of Use” pursuant to Section 1(d) of the Lanham Act or an “Amendment to Allege Use” pursuant to Section 1(c) of the Lanham Act with respect thereto, solely to the extent, if any, that, and solely during the period, if any, in which the grant of a security interest therein would impair the validity or enforceability of any registration that issues from such intent-to-use application under applicable federal law; (f) any interests in real property; (g) solely to the extent reasonably determined by the Borrower and consented to by the Administrative Agent in writing that granting a security interest in such debt or receivables of such Subsidiaries would be reasonably likely to result in material adverse tax consequences to any Loan Party, any debt (including any (Debt) or receivables owed (or treated as owed for U.S. federal income tax purposes) by any Subsidiary of any Loan Party that is a Foreign Subsidiary (or any Subsidiary of any such Foreign Subsidiary) to the Borrower or any

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other Loan Party; and (h) any other assets if and for so long as the Administrative Agent and the Borrower agree in writing that the cost of creating or perfecting pledges or security interests in such assets shall be excessive in view of the benefits to be obtained by the Secured Parties therefrom; provided that notwithstanding anything herein to the contrary, Excluded Assets shall not include any proceeds, replacements or substitutions of the foregoing property (unless such proceeds, replacements or substitutions otherwise constitute Excluded Assets).
“Excluded Subsidiary” means (a) any Subsidiary (including any regulated entity that is subject to net worth or net capital or similar capital and surplus restrictions) that is prohibited or restricted by Applicable Law or by a contractual obligation (solely to the extent the counterparty of such contractual obligation is not a Loan Party or any of their respective Affiliates) from providing a guaranty or if such guaranty would require governmental (including regulatory) or third party (other than any Loan Party or their respective Affiliates) consent, approval, license or authorization pursuant to such contractual obligation (unless such consent, approval, license or authorization has been obtained or is received after commercially reasonable efforts to obtain the same, which efforts may be requested by the Administrative Agent); (b) any Domestic Subsidiary that is not a Material Subsidiary; (c) any Real Property Holding Company; and (d) any Subsidiary with respect to which the Borrower and the Administrative Agent agree in writing that the burden or cost (including any adverse tax consequences to the Borrower or any of the Borrower’s Subsidiaries) of providing a guaranty will outweigh the benefits to be obtained by the Secured Parties therefrom.
“Excluded Swap Obligation” means, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guaranteed Obligations of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any Guaranteed Obligations thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act at the time the Guaranteed Obligations of such Guarantor, or a grant by such Guarantor of a security interest, becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a Master Agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guaranteed Obligations or security interest is or becomes excluded in accordance with the first sentence of this definition.
“Excluded Taxes” means any of the following Taxes imposed on or with respect to the Administrative Agent or any Bank or required to be withheld or deducted from a payment to the Administrative Agent or any Bank, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of the Administrative Agent or such Bank being organized under the laws of, or having its principal office or, in the case of any Bank, its Applicable Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Bank U.S. federal withholding Taxes imposed on amounts payable to or for the account of the Administrative Agent or any Bank with respect to an applicable interest in a Borrowing or Commitment pursuant to a law in effect on the date on which (i) such Bank acquires such interest in the Borrowing or Commitment (other than pursuant to an assignment request by the Borrower

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under Section 2.13) or (ii) such Bank changes its Applicable Lending Office, except in each case to the extent that, pursuant to Section 2.15, amounts with respect to such Taxes were payable either to such Bank's assignor immediately before such Bank became a party hereto or to such Bank immediately before it changed its Applicable Lending Office, (c) Taxes attributable to the Administrative Agent’s or such Bank’s failure to comply with Section 2.15(e) and (d) any U.S. federal withholding Taxes imposed under FATCA.
“Existing Banks” has the meaning specified in the recitals hereto.
“Existing Commitment” has the meaning specified in Section 2.01(a).
“Existing Credit Agreement” has the meaning specified in the recitals hereto.
“Existing Revolving Facility” has the meaning specified in the recitals hereto.
“FASB ASC” means the Accounting Standards Codification of the Financial Accounting Standards Board.
“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities entered into in connection with the implementation of the foregoing.
“Federal Funds Rate” means, for any day, the rate per annum calculated by the Federal Reserve Bank of New York based on such day’s federal funds transactions by depository institutions (as determined in such manner as the Federal Reserve Bank of New York shall set forth on its public website from time to time) and published on the next succeeding Business Day by the Federal Reserve Bank of New York as the federal funds effective rate; provided that if the Federal Funds Rate as so determined would be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.
“Fee Letters” means, collectively, the Bank of America Fee Letter, the JPMCB Fee Letter, the Wells Fargo Fee Letter, the Upfront Fee Letter, the Third Amendment Fee Letter, Fourth Amendment Fee Letter and the Fifth Amendment Fee Letter.
“Fifth Amendment Effective Date” means March 31, 2020.
“Fifth Amendment Fee Letter” means the Fee Letter dated March 31, 2020 among the Borrower, Bank of America and BofA Securities, Inc.
“Financial Officer” means the chief financial officer, the principal accounting officer, any vice president or assistant vice president with accounting or financial responsibilities, or the treasurer or any assistant treasurer of the Borrower.

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“Foreign Subsidiary” means a Subsidiary of the Borrower organized under the laws of a jurisdiction other than the United States of America.
“Fourth Amendment Effective Date” means December 5, 2019.
“Fourth Amendment Fee Letter” means the Fee Letter dated December 5, 2019 among the Borrower, Bank of America and BofA Securities, Inc.
“GAAP” means generally accepted accounting principles for financial reporting as in effect from time to time in the United States of America, applied on a consistent basis.
“Governmental Requirements” means all judgments, orders, writs, injunctions, decrees, awards, laws, ordinances, statutes, regulations, rules, Corporate Franchises, permits, certificates, licenses, authorizations and the like and any other requirements of any government or any commission, board, court, agency, instrumentality or political subdivision thereof.
“Guaranteed Obligations” means all obligations of the Borrower to the Banks and the Administrative Agent hereunder and under the Notes and any other Credit Document to which the Borrower is a party, whether for principal, interest, fees, expenses, indemnities or otherwise, and whether now or hereafter existing.
“Guarantor” has the meaning specified in the introduction hereto.
“Guarantor Joinder” has the meaning specified in Section 6.09.
“Hazardous Substance” has the meaning set forth in 42 U.S.C. §9601(14) and shall also include each other substance considered to be a hazardous substance under any Environmental Protection Statute.
“Hazardous Waste” has the meaning set forth in 42 U.S.C. §6903(5) and shall also include each other substance considered to be a hazardous waste under any Environmental Protection Statute (including, without limitation, 40 C.F.R. §261.3).
“Hedge Bank” means any Person that either (a) at the time it enters into a Swap Contract required or permitted under Article VI or VII, is the Administrative Agent, an Affiliate of the Administrative Agent, a Bank or an Affiliate of a Bank, (b) is a party to a Swap Contract required or permitted under Article VI or VII at the time it (or its applicable Affiliate) becomes a Bank (either on the Third Amendment Effective Date, prior to, or thereafter as an Eligible Assignee), or (c) prior to the time such Person became a Bank, an Affiliate of a Bank, Administrative Agent or an Affiliate thereof, such Person entered into a Swap Contract that was in effect on the Effective Date, in each case in its capacity as a party to such Swap Contract.
“Impacted Advances” has the meaning assigned to such term in Section 2.14(b).
“Increasing Bank” has the meaning specified in Section 2.17.
“Indemnified Person” has the meaning specified in Section 10.04(b).

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“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower hereunder and (b) to the extent not otherwise described in (a), Other Taxes.
“Insufficiency” means, with respect to any Plan, the amount, if any, by which the present value of the vested benefits under such Plan exceeds the fair market value of the assets of such Plan allocable to such benefits.
“Intellectual Property” means, collectively, all intellectual property of a Person, including, without limitation, (a) inventions, designs, patents, patent applications, copyrights, copyright applications, trademarks, trademark applications, service marks, trade secrets, confidential or proprietary information, customer list, know-how, software, and databases; (b) all embodiments or fixations thereof and all related documentation, applications, registrations and franchises; (c) all licenses or other rights to use any of the foregoing; and (d) all books and records relating to the foregoing.
“Interest Expense” means, with respect to any Person for any period of determination, its interest expense determined in accordance with GAAP, including, without limitation, all interest with respect to Capitalized Lease Obligations and all capitalized interest, but excluding deferred financing fees.
“Interest Payment Date” means, (i) (a) as to any Eurodollar Rate Advance, the last day of each Interest Period applicable to such Eurodollar Rate Advance and the Termination Date; provided, however, that if any Interest Period for a Eurodollar Rate Advance exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; and (b) as to any Base Rate Advance, the last Business Day of each March, June, September and December and the Termination Date and (ii) as to any Advance, the earliest of (a) the Termination Date, (b) the date of demand therefor with respect to interest accruing under Section 2.07(b) and Section 2.10(e), and (c) the date of any prepayment of any Advance, whether or not such prepayment is otherwise permitted hereunder
“Interest Period” means as to each Eurodollar Rate Advance, the period commencing on the date such Eurodollar Rate Advance is disbursed or converted to or continued as a Eurodollar Rate Advance and ending on the date one (1), two (2), three (3) or six (6) months thereafter, as selected by the Borrower in its Notice of Borrowing; provided that:

(a)
any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless, in the case of a Eurodollar Rate Advance, such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

(b)
any Interest Period pertaining to a Eurodollar Rate Advance that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period;

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(c)	no Interest Period shall extend beyond the Termination Date; and

(d)	Interest Periods commencing on the same date for Eurodollar Rate Advances comprising the same Borrowing shall be of the same duration.
Interest shall accrue from and including the first day of an Interest Period to but excluding the last day of an Interest Period. The Administrative Agent shall promptly advise each Bank in writing of each Interest Period so selected by the Borrower with respect to each Borrowing.
“Investments” has the meaning specified in Section 7.07.
“JPMCB” means JPMorgan Chase Bank, N.A.
“JPMCB Fee Letter” means the Fee Letter dated August 19, 2016 among the Borrower, and JPMCB.
“Joint Lead Arrangers” means BofA Securities, Inc., JPMCB, Wells Fargo Securities, LLC, SunTrust Robinson Humphrey, Inc. and MUFG Bank, Ltd. (formerly known as The Bank of Tokyo-Mitsubishi UFJ, Ltd.), in their capacities as joint lead arrangers and bookrunners for the credit facility provided for herein.
“Laws” means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.
“LIBOR” has the meaning specified in the definition of Eurodollar Rate.
“LIBOR Screen Rate” means the LIBOR quote on the applicable screen page the Administrative Agent designates to determine LIBOR (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time).
“LIBOR Successor Rate” has the meaning specified in Section 2.14(d).
“LIBOR Successor Rate Conforming Changes” means, with respect to any proposed LIBOR Successor Rate, any conforming changes to the definition of Base Rate, Interest Period, timing and frequency of determining rates and making payments of interest and other technical, administrative or operational matters as may be appropriate, in the discretion of the Administrative Agent, in consultation with the Borrower, to reflect the adoption and implementation of such LIBOR Successor Rate and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such LIBOR Successor Rate exists, in such other manner of administration as the Administrative Agent determines is reasonably necessary in connection with the administration of this Agreement).

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“Lien” means any mortgage, lien, pledge, charge, deed of trust, security interest, encumbrance or other type of preferential arrangement to secure or provide for the payment of any obligation of any Person, whether arising by contract, operation of law or otherwise (including, without limitation, the interest of a vendor or lessor under any conditional sale agreement, Capitalized Lease or other title retention agreement).
“Limitation Period” means the period commencing on the Fifth Amendment Effective Date and ending on the date the Borrower demonstrates compliance with each financial covenant set forth in Section 7.01 for the fiscal quarter ending September 23, 2020 by delivery of the financial statements pursuant to Section 6.02(b) and the certificate pursuant to Section 6.02(e) to the Administrative Agent no later than the due date specified therein.
“Liquid Investments” means:

(a)	direct obligations of, or obligations the principal of and interest on which are guaranteed or insured by, the United States of America or any agency or instrumentality thereof;

(b)
(i) negotiable or nonnegotiable certificates of deposit, time deposits, bankers’ acceptances or other similar banking arrangements maturing within twelve (12) months from the date of acquisition thereof (“bank debt securities”), issued by (A) any Bank or any Affiliate of any Bank or (B) any other foreign or domestic bank, trust company or financial institution which has a combined capital surplus and undivided profit of not less than $100,000,000 or the U.S. Dollar equivalent thereof, if at the time of deposit or purchase, such bank debt securities are rated not less than “BB” (or the then equivalent) by the rating service of S&P or of Moody’s, (ii) commercial paper issued by (A) any Bank or any Affiliate of any Bank or (B) any other Person if at the time of purchase such commercial paper is rated not less than “A-2” (or the then equivalent) by the rating service of S&P or not less than “P-2” (or the then equivalent) by the rating service of Moody’s, or upon the discontinuance of both of such services, such other nationally recognized rating service or services, as the case may be, as shall be selected by the Borrower or a Guarantor, (iii) debt or other securities issued by (A) any Bank or Affiliate of any Bank or (B) or any other Person, if at the time of purchase such Person’s debt or equity securities are rated not less than “BB” (or the then equivalent) by the rating service of S&P or of Moody’s, or upon the discontinuance of both such services, such other nationally recognized rating service or services, as the case may be, as shall be selected by the Borrower or a Guarantor and (iv) marketable securities of a class registered pursuant to Section 12(b) or (g) of the Exchange Act;

(c)
repurchase agreements relating to investments described in clauses (a) and (b) above with a market value at least equal to the consideration paid in connection therewith, with any Person who has a combined capital surplus and undivided profit of not less than $100,000,000 or the U.S. Dollar equivalent thereof, if at the time of entering into such agreement the debt securities of such Person are rated not less than “BBB” (or the then equivalent) by the rating service of S&P or of Moody’s, or upon

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the discontinuance of both such services, such other nationally recognized rating service or services, as the case may be, as shall be selected by the Borrower or a Guarantor; and

(d)	shares of any mutual fund registered under the Investment Company Act of 1940 which invests solely in underlying securities of the types described in clauses (a), (b) and (c) above.
“Loan Party” means, collectively, the Borrower and each Guarantor.
“LOC Bank” means any Person that has issued (or issues) a performance or financial letter of credit for the account of any Loan Party or any Subsidiary of a Loan Party. For the avoidance of doubt (i) at any point that a Bank ceases to be a Bank then such Person (and any Affiliate of such Person) shall cease to be a LOC Bank and (ii) at such time the issuer of any performance or financial letter of credit for the account of the Borrower and/or any (or one or more) Subsidiary of the Borrower becomes a Bank (or becomes an Affiliate of a Bank) such Person shall automatically become a LOC Bank until such time that such Person (or Affiliate of such Person) ceases to be a Bank.
“London Banking Day” means any day on which dealings in Dollar deposits are conducted by and between banks in the London interbank eurodollar market.
“Majority Banks” means at any time Banks holding more than fifty percent (50%) of the sum of (i) the then aggregate unpaid principal amount of all Advances held by the Banks, and (ii) the aggregate unused Total Commitments; provided that any Commitment of, and the portion of any Advances held or deemed held by, any Defaulting Bank shall be excluded for purposes of making a determination of Majority Banks.
“Master Agreement” has the meaning specified in the definition of “Swap Contract”.
“Material Adverse Effect” means, relative to any occurrence whatsoever, any effect which (a) is material and adverse to the financial condition or business operations of the Borrower and its Subsidiaries, on a Consolidated basis, or (b) adversely affects the legality, validity or enforceability of this Agreement, any Note, the Bank of America Fee Letter, the JPMCB Fee Letter, the Wells Fargo Fee Letter or the Upfront Fee Letter or (c) causes a Default.
“Material Subsidiary” means, as of any date of determination, each Subsidiary of the Borrower (a) whose gross revenues for the trailing four consecutive fiscal quarter period (when taken together with the gross revenues of the Subsidiaries of such Subsidiary for such period) were equal to or greater than 2.0% of the consolidated gross revenues of the Borrower and the Subsidiaries for such Period, in each case determined in accordance with GAAP, (b) whose assets (including Equity Interests in other Subsidiaries) equal to or greater than 2.0% of the consolidated total assets of the Borrower and its Subsidiaries, in each case determined in accordance with GAAP, or (c) who owns or holds any material Intellectual Property; provided, however, that if at any time and from time to time after the date which is thirty (30) days after the Fifth Amendment Effective Date (or such longer period as the Administrative Agent may agree in its reasonable discretion), Domestic Subsidiaries that are not Loan Parties solely because they do not meet the threshold set forth in the

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preceding clause (a), (b) or (c), comprise in the aggregate more than (when taken together with the gross revenues of the Subsidiaries of such Subsidiaries for the relevant period) (x) 10.0% of the consolidated gross revenues of the Borrower and the Subsidiaries or (y) 10.0% of the consolidated total assets (including Equity Interests in other Subsidiaries) of the Borrower and the Subsidiaries for such period, then the Borrower shall, not later than sixty (60) days after the date by which financial statements for such period were required to be delivered pursuant to this Agreement (or such longer period as the Administrative Agent may agree in its reasonable discretion), (i) designate in writing to the Administrative Agent one or more such Domestic Subsidiaries as “Material Subsidiaries” to the extent required such that the foregoing condition ceases to be true and (ii) comply with the provisions of Section 6.11 with respect to any such Subsidiaries (to the extent applicable).
“Maximum Rate” means at the particular time in question the maximum non-usurious rate of interest which, under Applicable Usury Law, may then be contracted for, taken, reserved, charged or received under this Agreement, the Notes or under any other agreement entered into in connection with this Agreement or the Notes. If such maximum non-usurious rate of interest changes after the date hereof, the Maximum Rate shall, from time to time, be automatically increased or decreased, as the case may be, as of the effective date of each change in such maximum rate, in each case without notice to Borrower.
“Moody’s” means Moody’s Investors Service, Inc., and any successor thereto.
“Moody’s Rating” means, at any time, the Borrower’s senior unsecured indebtedness rating then most recently announced by Moody’s.
“Non-U.S. Bank” has the meaning specified in Section 2.15(e).
“Notes” means a promissory note of the Borrower payable to the order of any Bank, in substantially the form of Exhibit A hereto, evidencing the aggregate indebtedness of the Borrower to such Bank resulting from Advances.
“Notice of Borrowing” has the meaning specified in Section 2.02.
“Notice of Prepayment” means a notice of prepayment with respect to an Advance, which shall be substantially in the form of Exhibit F or such other form as may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer.
“Obligated Party” has the meaning specified in Section 4.03.
“Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Credit Document or otherwise with respect to any Advance, Secured Cash Management Agreement, Secured Hedge Agreement or Secured Bilateral Letter of Credit whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue

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after the commencement by or against any Loan Party of any proceeding under any law relating to bankruptcy, insolvency or reorganization or relief of debtors naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding; provided, however, that the “Obligations” of a Loan Party shall exclude any Excluded Swap Obligations with respect to such Loan Party. Without limiting the foregoing, the Obligations include the obligation to pay principal, interest, Secured Bilateral Letter of Credit commissions, charges, expenses, fees, indemnities and other amounts payable by any Loan Party under any Credit Document.
“Organization Documents” means, (a) with respect to any corporation, the charter or certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating or limited liability agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable governmental authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.
“Other Connection Taxes” means, with respect to the Administrative Agent or any Bank, Taxes imposed as a result of a present or former connection between such Administrative Agent or Bank and the jurisdiction imposing such Tax (other than connections arising from such Administrative Agent or Bank having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any provision hereof, or sold or assigned an interest in any Advance or Borrowing or in this Agreement or any Note or other Credit Document).
“Other Taxes” has the meaning specified in Section 2.15(b).
“PBGC” means the Pension Benefit Guaranty Corporation (and any successor thereto).
“Patriot Act” means the USA Patriot Act, Title III of Pub. L. 107-56, signed into law on October 26, 2001.
“Participant Register” has the meaning specified in Section 10.06(e).
“Permitted Liens” means, with respect to any Person, Liens:

(a)
for taxes, assessments or governmental charges or levies on property of such Person incurred in the ordinary course of business to the extent the failure to pay such taxes, assessments or governmental charges or levies would not be in breach of Sections 6.01 and 6.06;

(b)	imposed by law, such as landlords’, carriers’, warehousemen’s and mechanics’ liens and other similar Liens arising in the ordinary course of business securing obligations

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which are not overdue for a period of more than sixty (60) days or which are being contested in good faith and by appropriate proceedings;

(c)
arising in the ordinary course of business (i) out of pledges or deposits under workers’ compensation laws, unemployment insurance, old age pensions or other social security or retirement benefits, or similar legislation or to secure public or statutory obligations of such Person or (ii) which were not incurred in connection with the borrowing of money and do not in the aggregate materially detract from the value or use of the assets of the Borrower and its Subsidiaries in the operation of their business;

(d)
securing Debt existing on the Fifth Amendment Effective Date and listed on the attached Schedule III or reflected in the financial statements referenced in Section 5.04, provided that the Debt secured by such Liens shall not be renewed, refinanced or extended if the amount of such Debt so renewed is greater than the outstanding amount of such Debt on the Fifth Amendment Effective Date ;

(e)
constituting easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business and encumbrances consisting of zoning restrictions, easements, licenses, restrictions on the use of property or minor imperfections in title thereto which, in the aggregate, are not material in amount, and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of such Person;

(f)	securing judgments against such Person which are being appealed;

(g)
on real property acquired by such Person after the Second Amendment Effective Date and securing only Debt of such Person incurred to finance the purchase price of such property, provided that any such Lien is created within one hundred eighty (180) days of the acquisition of such property;

(h)	other than those Liens otherwise permitted above, Liens securing Debt of the Borrower and its Subsidiaries in an aggregate outstanding amount at any time not to exceed $25,000,000;

(i)
Liens existing on property owned by a Person whose Equity Interests, or all or substantially all of whose assets, were acquired by the Borrower or one of its Subsidiaries after the Second Amendment Effective Date at the time of such acquisition; provided that such Liens are not created in connection with or in contemplation of such acquisition and do not attach to any other assets or assets of any other Person, as applicable;

(j)	Liens granted pursuant to the terms of the Credit Documents;

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(k)
Liens granted in cash collateral (including any associated deposit or securities accounts) to secure obligations incurred in connection with the issuance of letters of credit, bank guaranties, bankers acceptances and similar instruments; or

(l)
Liens granted in Principal Properties to secure obligations incurred in connection with Sale-Leaseback Transactions otherwise permitted to be consummated in accordance with the terms of this Agreement.

Notwithstanding anything herein to the contrary, no Loan Party or any of its Subsidiaries shall create, assume, incur or suffer to exist, any Lien on or in respect of any of its Intellectual Property or any of its Principal Properties, in each case, except as permitted under this Agreement.
“Person” means an individual, partnership, corporation, limited liability company, limited liability partnership, business trust, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.
“Platform” has the meaning specified in Section 6.02.
“Plan” means an employee pension benefit plan within the meaning of Title IV of ERISA which is either (a) maintained for employees of the Borrower, of any Subsidiary of the Borrower, or of any member of the Controlled Group, or (b) maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which the Borrower, any Subsidiary of the Borrower or any member of the Controlled Group is at the time in question making or accruing an obligation to make contributions or has within the preceding five plan years made contributions.
“Pledged Debt” means all of the payment and other rights with respect to Debt that is or is intended under the terms of the Collateral Documents to be subject to Liens in favor of the Administrative Agent for the benefit of the Secured Parties.
“Pledged Equity” means all of the Equity Interests that is or is intended under the terms of the Collateral Documents to be subject to Liens in favor of the Administrative Agent for the benefit of the Secured Parties.
“Principal Property” means all restaurant or related equipment and real property, in each case which is owned by the Borrower or a Subsidiary and which constitutes all or part of any restaurant located within the United States or Canada.
“Private Bank” has the meaning specified in Section 6.02.
“Projections” has the meaning specified in Section 5.13.
“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.
“Public Bank” has the meaning specified in Section 6.02.

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“Qualified ECP Guarantor” shall mean, at any time, each Loan Party with total assets exceeding $10,000,000 or that qualifies at such time as an “eligible contract participant” under the Commodity Exchange Act and can cause another person to qualify as an “eligible contract participant” at such time under §1a(18)(A)(v)(II) of the Commodity Exchange Act.
“Rating” means the Moody’s Rating or the S&P Rating, as the case may be.
“Rating Level” means the applicable rating level as set forth in the table under the definition of the Applicable Rate.
“Real Property Holding Company” means any Subsidiary of the Borrower designated as such by the Borrower in a writing delivered to the Administrative Agent, which writing shall include a certification that the principal business of such Subsidiary consists of owning, leasing, dealing in or developing real property.
“Register” has the meaning specified in Section 10.06(c).
“Regulation U” means Regulation U of the FRB, as in effect from time to time and all official rulings and interpretations thereunder or thereof.
“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors, consultants, service providers and representatives of such Person and of such Person’s Affiliates.
“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York for the purpose of recommending a benchmark rate to replace LIBOR in loan agreements similar to this Agreement.
“Rent Expense” means, for any Person for any period of determination, such Person’s operating lease expense computed in accordance with GAAP, including, without limitation, all contingent rentals, but excluding all common area maintenance expenses.
“Responsible Officer” means the chief executive officer, the president, the chief financial officer, any executive, senior or other vice president, treasurer, assistant treasurer or controller of a Loan Party, and solely for purposes of the delivery of incumbency certificates pursuant to Section 4.01, the secretary or any assistant secretary of a Loan Party and, solely for purposes of notices given pursuant to Article II, any other officer or employee of the applicable Loan Party so designated by any of the foregoing officers in a notice to the Administrative Agent or any other officer or employee of the applicable Loan Party designated in or pursuant to an agreement between the applicable Loan Party and the Administrative Agent. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

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“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any capital stock or other Equity Interest of the Borrower or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such capital stock or other Equity Interest, or on account of any return of capital to the Borrower’s stockholders, partners or members (or the equivalent Person thereof).
“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution a UK Resolution Authority.
“Sale-Leaseback Transactions” has the meaning specified in Section 7.03(c).
“Sanctioned Country” means, at any time, a country, territory or region which is itself, or whose government is, the subject or target of any applicable full-scope Sanctions (at the date of this Agreement, Cuba, Iran, North Korea, Sudan, Syria and Crimea).
“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, or by the United Nations Security Council, the European Union or any European Union member state, Her Majesty’s Treasury of the United Kingdom or other relevant sanctions authority (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person 50% or more owned by any such Person or Persons described in clause (a) and (b).
“Sanctions” means applicable economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State or (b) the United Nations Security Council, the European Union, Her Majesty’s Treasury of the United Kingdom or other relevant sanctions authority.
“SEC” means the United States Securities and Exchange Commission (and any successor thereto).
“SEC Filing” means a report or statement filed with the SEC pursuant to Section 13, 14, or 15(d) of the Exchange Act and the regulations thereunder.
“Second Amendment” means that certain Second Amendment to Credit Agreement, dated as of September 13, 2016, by and among the Borrower, the Guarantors party thereto, the Banks party thereto and the Administrative Agent.
“Second Amendment Effective Date” means the date on which the conditions set forth in Section 3 of the Second Amendment shall have been satisfied (or waived in accordance with Section 10.01).
“Secured Bilateral Letter of Credit” means any performance or financial letter of credit that is issued by a LOC Bank for the account of any Loan Party or any Subsidiary of a Loan Party;

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provided that the aggregate amount of all such Secured Bilateral Letters of Credit shall not exceed $35,000,000.
“Secured Cash Management Agreement” means any Cash Management Agreement that is entered into by and between any Loan Party or any Subsidiary of a Loan Party and any Cash Management Bank.
“Secured Hedge Agreement” means any Swap Contract required or permitted under Article VI or VII that is entered into by and between any Loan Party or any Subsidiary of a Loan Party and any Hedge Bank.
“Secured Parties” means, collectively, the Administrative Agent, the Banks, the Hedge Banks, the Cash Management Banks, the LOC Banks, each co-agent or sub-agent appointed by the Administrative Agent from time to time pursuant to Section 9.01, and the other Persons the Obligations owing to which are or are purported to be secured by the Collateral under the terms of the Collateral Documents.
“Security Agreement” has the meaning specified in Section 6.10.
“Significant Subsidiary” means any Subsidiary which is a “significant subsidiary” of the Borrower within the meaning of Rule 1-02 of Regulation S-X under the Exchange Act.
“SOFR” with respect to any day means the secured overnight financing rate published for such day by the Federal Reserve Bank of New York, as the administrator of the benchmark (or a successor administrator) on the Federal Reserve Bank of New York’s website (or any successor source) and, in each case, that has been selected or recommended by the Relevant Governmental Body.
“SOFR-Based Rate” means SOFR or Term SOFR.
“Solvent” means, with respect to any Person, that, as of any date of determination, (a) the amount of the present fair saleable value of the assets of such Person will, as of such date, exceed the amount of all liabilities of such Person, contingent or otherwise, as of such date, as such terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors, (b) the present fair saleable value of the assets of such Person will, as of such date, be greater than the amount that will be required to pay the liability of such Person on its debts as such debts become absolute and matured, (c) such Person will not have, as of such date, an unreasonably small capital with which to conduct its business, and (d) such Person will be able to pay its debts as they mature. For purposes of this definition, (i) “debt” means liability on a “claim”, and (ii) “claim” means any (x) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (y) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, disputed, undisputed, secured or unsecured.

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“Specified Loan Party” means any Loan Party that is not an “eligible contract participant” under the Commodity Exchange Act (determined prior to giving effect to Section 1).
“S&P” means Standard & Poor’s Financial Services LLC, a subsidiary of S&P Global Inc., and any successor thereto.
“S&P Rating” means, at any time, the Borrower’s corporate credit rating then most recently announced by S&P.
“Subsidiary” means, as to any Person, any corporation, limited liability company, association or other business entity in which such Person or one or more of its Subsidiaries directly or indirectly through one or more intermediaries owns sufficient equity or voting interests to enable it or them (individually or as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such entity, and any partnership or joint venture if more than a fifty percent (50%) interest in the profits or capital thereof is owned directly or indirectly by such Person, or by one or more of its Subsidiaries, or collectively by such Person and one or more of its Subsidiaries (unless such partnership can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries). Unless the context otherwise clearly requires, any reference to a “Subsidiary” is a reference to a direct or indirect Subsidiary of the Borrower.
“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement; provided, however, “Swap Contracts” shall not include any equity based derivative or similar transaction whether documented pursuant to a Master Agreement or otherwise.
“Swap Obligation” means with respect to any Guarantor any obligation to pay or perform under any agreement, contract or transaction that constitutes
“Taxes” has the meaning specified in Section 2.15(a).
“Termination Date” means the earliest of (i) September 12, 2021, (ii) (a) the date of termination in whole of all of the Commitments in accordance with Section 2.05 and (b) the repayment of all of the aggregate Advances of all Banks in accordance with Section 2.05 and Section

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2.06, and (iii) the termination of the Total Commitment of all Banks pursuant to Section 8.01, provided that if such date shall not be a Business Day, the Termination Date shall be the immediately preceding Business Day.
“Termination Event” means (i) a “reportable event”, as such term is described in Section 4043 of ERISA (other than a “reportable event” not subject to the provision for 30 day notice to the PBGC), or an event described in Section 4062(e) of ERISA, or (ii) the withdrawal of the Borrower or any member of the Controlled Group from a Plan during a plan year in which it was a “substantial employer”, as such term is defined in Section 4001(a)(2) of ERISA, or the incurrence of liability by the Borrower or any member of the Controlled Group under Section 4064 of ERISA upon the termination of a Plan or Plan, or (iii) the distribution of a notice of intent to terminate a Plan pursuant to Section 4041(a)(2) of ERISA or the treatment of a Plan amendment as a termination under Section 4041 of ERISA, or (iv) the institution of proceedings to terminate a Plan by the PBGC under Section 4042 of ERISA, or (v) any other event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan.
“Third Amendment Effective Date” means April 30, 2018.
“Third Amendment Fee Letter” means the Fee Letter dated April 30, 2018 among the Borrower, Bank of America and Merrill Lynch, Pierce, Fenner & Smith Incorporated.
“Third Party Funds” has the meaning specified in Section 10.05.
“Total Commitment” means, with respect to a Bank, at any time, the aggregate amount of the Commitments (whether used or unused) of such Bank, and with respect to all the Banks, at any time, the aggregate amount of the Commitments (whether used or unused) of all Banks, in each case, as in effect at such time.
“Type” means, with respect to any Advance, its character as either a Eurodollar Rate Advance or Base Rate Advance.
“UCC” means the Uniform Commercial Code of any applicable jurisdiction and, if the applicable jurisdiction shall not have any Uniform Commercial Code, the Uniform Commercial Code as in effect from time to time in the State of Texas.
“UFCA” means the Uniform Fraudulent Conveyance Act.
“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

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“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.
“United States” means the United States of America.
“Upfront Fee Letter” means the Fee Letter dated August 19, 2016 among the Borrower, Bank of America, JPMCB, Wells Fargo Bank and the Joint Lead Arrangers.
“UFTA” means the Uniform Fraudulent Transfer Act.
“U.S. Dollars” and “$” mean the lawful currency of the United States of America.
“Wells Fargo Fee Letter” means the Fee Letter dated August 19, 2016 between the Borrower and Wells Fargo Securities, LLC.
“Wells Fargo Bank” means Wells Fargo Bank, National Association.
“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write- down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers
Section 1.02.     Computation of Time Periods. In this Agreement in the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each means “to but excluding.”
Section 1.03.     Accounting Terms. All accounting and financial terms not specifically defined herein and the compliance with each covenant contained herein with respect to financial matters (unless a different procedure is otherwise set forth herein) shall be construed in accordance with GAAP. Notwithstanding the foregoing, for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, Debt of the Borrower and its Subsidiaries shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of FASB ASC 825 and FASB ASC 470-20 on financial liabilities shall be disregarded. If subsequent to the date hereof any change shall occur in GAAP or in the application thereof and such change shall affect the calculation of any financial covenant, or any other provision, set forth herein, then if the Borrower, by notice to the Administrative Agent, shall request an amendment to any such financial covenant or other provision to eliminate the effect of such change on such financial covenant or other provision (or if the Administrative Agent or the Majority Banks, by notice to the Borrower, shall request

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an amendment to any such financial covenant or other provision for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then the parties hereto shall enter into negotiations in an effort to agree upon such an amendment and, until such notice shall have been withdrawn or such amendment shall have become effective in accordance herewith, such financial covenant or other provision shall be calculated or interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective.
Without limiting the foregoing, leases shall continue to be, for all purposes of this Agreement, classified and accounted for on a basis consistent with that reflected in the audited financial statements of the Borrower last delivered to the Administrative Agent prior to the Third Amendment Effective Date, notwithstanding any change in GAAP relating thereto, unless the parties hereto shall enter into a mutually acceptable amendment addressing such changes, as provided for above.
Section 1.04.     Miscellaneous. The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Article, Section, Schedule and Exhibit references are to Articles and Sections of and Schedules and Exhibits to this Agreement, unless otherwise specified. Unless the context requires otherwise, references herein or in any Credit Document or any other agreement or document to this Agreement shall be construed to refer to this Agreement as may be further amended, amended and restated, restated, supplemented or modified from time to time in accordance with the terms hereof.
Section 1.05.     Other Interpretive Provisions. With reference to this Agreement and each other Credit Document, unless otherwise specified herein or in such other Credit Document:
(a)    The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” The word “or” is used in the inclusive sense of “and/or.” Unless the context requires otherwise, (a) any definition of or reference to any agreement, instrument or other document (including any Organization Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Credit Document), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “hereto,” “herein,” “hereof” and “hereunder,” and words of similar import when used in any Credit Document, shall be construed to refer to such Credit Document in its entirety and not to any particular provision thereof, (d) all references in a Credit Document to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, the Credit Document in which such references appear, (e) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (f) the words “asset” and

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“property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.
(b)    Section headings herein and in the other Credit Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Credit Document.
(c)    Any reference herein to a merger, transfer, consolidation, amalgamation, consolidation, assignment, sale, disposition or transfer, or similar term, shall be deemed to apply to a division of or by a limited liability company, or an allocation of assets to a series of a limited liability company (or the unwinding of such a division or allocation), as if it were a merger, transfer, consolidation, amalgamation, consolidation, assignment, sale, disposition or transfer, or similar term, as applicable, to, of or with a separate Person. Any division of a limited liability company shall constitute a separate Person hereunder (and each division of any limited liability company that is a Subsidiary, joint venture or any other like term shall also constitute such a Person or entity).
Section 1.06.     Interest Rates. The Administrative Agent does not warrant, nor accept responsibility, nor shall the Administrative Agent have any liability with respect to the administration, submission or any other matter related to the rates in the definition of “Eurodollar Rate” or with respect to any rate that is an alternative or replacement for or successor to any of such rate (including, without limitation, any LIBOR Successor Rate) or the effect of any of the foregoing, or of any LIBOR Successor Rate Conforming Changes.
ARTICLE II.

AMOUNTS AND TERMS OF THE ADVANCES
Section 2.01.     The Advances. Each Bank, severally and for itself alone, on the terms and conditions hereinafter set forth, hereby agrees to make Advances to the Borrower from time to time, on any Business Day during the Availability Period, in an aggregate amount outstanding not to exceed at any time such Bank’s Commitment. Notwithstanding anything herein to the contrary, at all times during the Limitation Period, the aggregate principal amount of Advances outstanding hereunder at any time shall not exceed $800,000,000. Each Borrowing of Advances shall be in an aggregate amount of not less than $10,000,000 or an integral multiple of $1,000,000 in excess thereof, and shall consist of Advances of the same Type made to the Borrower on the same day by the Banks ratably according to their respective Commitments and in the case of Advances that are Eurodollar Rate Advances, having the same Interest Period. Within the limits of each Bank’s Commitment, the Borrower may borrow, prepay pursuant to Section 2.06(b) and reborrow.
Section 2.02.     Requests for Advances. During the applicable Availability Period, each Borrowing shall be made on notice, given not later than 11:00 A.M. (New York City time) (a) in the case of a proposed Borrowing comprised of Eurodollar Rate Advances, at least three (3) Business Days prior to the date of the proposed Borrowing, and (b) in the case of a proposed Borrowing comprised of Base Rate Advances, on the Business Day of the proposed Borrowing, by the Borrower to the Administrative Agent, which shall give to each Bank prompt

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notice thereof by telecopy. Each such notice of a Borrowing (a “Notice of Borrowing”) shall be in writing (including by telecopy), in substantially the form of Exhibit B hereto or such other form as may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the Borrower. Each Notice of Borrowing shall refer to this Agreement and shall specify (i) the requested date of such Borrowing (which shall be a Business Day), (ii) the requested Type of Advances comprising such Borrowing, (iii) the requested aggregate principal amount of such Borrowing, and (iv) in the case of a Borrowing of a Eurodollar Rate Advance, the requested Interest Period for such Borrowing.
Section 2.03.     Borrowings; Advances; Termination of Eurodollar Rate Advances.
(a)    Advances shall be made as part of a Borrowing consisting of Advances of the same Type made by the applicable Banks ratably in accordance with their respective Commitments on the borrowing date of the Borrowing of Advances. The failure of any Bank to make any Advance shall not in itself relieve any other Bank of its obligation to lend hereunder.
(b)    Each Borrowing shall be a Eurodollar Rate Borrowing or a Base Rate Borrowing. Each Bank may at its option make any Eurodollar Rate Advance by causing the Eurodollar Lending Office of such Bank to make such Advance, provided, however, that any exercise of such option shall not affect the obligation of the Borrower to repay such Advance in accordance with the terms of this Agreement and the applicable Note, if any. Advances of more than one (1) interest rate option may be outstanding at the same time, provided, however, that the Borrower shall not be entitled to request any Advances which, if made, would result in Advances, an aggregate of more than ten (10) separate Advances of any Bank being outstanding hereunder at any one time. For purposes of the foregoing, (i) Eurodollar Rate Advances having different Interest Periods, regardless of whether they commence on the same date, shall be considered separate Eurodollar Rate Advances and (ii) Eurodollar Rate Advances and Base Rate Advances, regardless of whether they commence on the same date, shall be considered separate Advances.
(c)    Each Bank shall, before 1:00 P.M. (New York City time) on the borrowing date of each requested Borrowing make available at its Applicable Lending Office for the account of the Administrative Agent at its address referred to in Section 10.02, in immediately available funds, such Bank’s ratable portion of such requested Borrowing in accordance with its applicable Commitment. After the Administrative Agent’s receipt of such funds and upon satisfaction of the applicable conditions set forth in Article III, the Administrative Agent will make such funds so received available to the Borrower in like funds as received by the Administrative Agent not later than 2:00 P.M. (New York City time) either by (i) crediting the account of the Borrower on the books of Bank of America with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Borrower at such account of the Borrower maintained at one of the Banks as the Borrower shall from time to time designate in a notice delivered to the Administrative Agent that is reasonably acceptable to the Administrative Agent. If the applicable conditions set forth in

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Article III to any such Borrowing are not met, the Administrative Agent shall so notify the Banks making the Advances comprising such Borrowing and return the funds so received to the respective Banks as soon as practicable.
(d)    Notwithstanding anything in this Agreement to the contrary:
(i)    if any Bank shall, at least one (1) Business Day before the date of any requested Borrowing to be made, notify the Administrative Agent that the introduction of or any change in or the interpretation of any Law or regulation makes it unlawful, or that any central bank or other governmental authority asserts that it is unlawful, for such Bank or its Eurodollar Lending Office to perform its obligations hereunder to make Eurodollar Rate Advances or to fund Eurodollar Rate Advances hereunder, the right of the Borrower to select Eurodollar Rate Advances for such Borrowing or any subsequent Borrowing shall be suspended until such Bank shall notify the Administrative Agent that the circumstances causing such suspension no longer exist, and except as provided in clause (iv) below, each Advance comprising such Borrowing shall be a Base Rate Advance;
(ii)    if the Majority Banks shall, on or before the date any requested Borrowing consisting of Eurodollar Rate Advances is to be made, notify the Administrative Agent that the Eurodollar Rate for such Eurodollar Rate Advances will not adequately reflect the cost to such Banks of making their respective Eurodollar Rate Advances, the right of the Borrower to select the Eurodollar Rate for such Borrowing or any subsequent Borrowing shall be suspended until the Administrative Agent, at the request of the Majority Banks, shall notify the Borrower and the Banks that the circumstances causing such suspension no longer exist, and except as provided in clause (iv) below, each Advance comprising such Borrowing shall be a Base Rate Advance;
(iii)    if the Administrative Agent determines that in connection with any request for a Eurodollar Rate Advance or a conversion to or continuation thereof that Dollar deposits are not being offered to banks in the London interbank eurodollar market for the applicable amount and Interest Period of such Eurodollar Rate Advances or (b) adequate and reasonable means do not exist for determining the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Advance or in connection with an existing or proposed Base Rate Advance, (A) the Administrative Agent shall forthwith notify the Borrower and the Banks that the interest rate cannot be determined for such Eurodollar Rate Advances, (B) the right of the Borrower to select Eurodollar Rate Advances for such Borrowing or any subsequent Borrowing shall be suspended until the Administrative Agent shall notify the Borrower and the Banks that the circumstances causing such suspension no longer exist, and (C) each Advance comprising such Borrowings shall be a Base Rate Advance;
(iv)    if the Borrower has requested a proposed Borrowing consisting of Eurodollar Rate Advances and as a result of circumstances referred to in clauses (i) and (ii) above, such Borrowing would not consist of Eurodollar Rate Advances, the Borrower may, by notice given reasonably prior to the time of such proposed Borrowing, cancel such

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Borrowing, in which case such Borrowing shall be canceled and no Advances shall be made as a result of such requested Borrowing; and
(v)    if the Borrower shall fail to select the duration or continuation of any Interest Period for any Advances consisting of Eurodollar Rate Advances, in accordance with the provisions contained in Section 2.04(b) and in this Section 2.03(d), the Administrative Agent will promptly so notify the Borrower and the Banks and such Advances will be made available to the Borrower on the date of such Borrowing as Base Rate Advances.
(e)    Each Notice of a Borrowing shall be irrevocable and binding on the Borrower, except as set forth in Section 2.03(d)(iv). In the case of any Eurodollar Rate Advance requested by the Borrower in a Notice of Borrowing, the Borrower shall, unless the second following sentence shall be applicable, indemnify each Bank against any loss, cost or expense incurred by such Bank if such Eurodollar Rate Advance is not made, including as a result of any failure to fulfill, on or before the date specified in such Notice of Borrowing for such Borrowing, the applicable conditions set forth in Article III, including, without limitation, any loss (including loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Bank to fund such Advance to be made by such Bank as part of such Borrowing when such Advance, as a result of such failure, is not made on such date. A certificate in reasonable detail as to the basis for and the amount of such loss, cost or expense submitted to the Borrower and the Administrative Agent by such Bank shall be prima facie evidence of the amount of such loss, cost or expense. If a Borrowing requested by the Borrower to be comprised of Eurodollar Rate Advances is not made as a Borrowing comprised of Eurodollar Rate Advances as a result of Section 2.03(d), the Borrower shall indemnify each Bank against any loss (excluding loss of profits), cost or expense incurred by such Bank by reason of the liquidation or reemployment of deposits or other funds acquired by such Bank (prior to the time such Bank is actually aware that such Borrowing will not be so made), to fund the Advance to be made by such Bank as part of such Borrowing. A certificate in reasonable detail as to the basis for and the amount of such loss, cost or expense submitted to the Borrower and the Administrative Agent by such Bank shall be prima facie evidence of the amount of such loss, cost or expense.
(f)    Unless the Administrative Agent shall have received notice from a Bank prior to the date of any Borrowing that such Bank will not make available to the Administrative Agent such Bank’s ratable portion of such Borrowing in accordance with its applicable Commitment, the Administrative Agent may assume that such Bank has made such portion available to the Administrative Agent on the date of such Borrowing in accordance with Section 2.02 and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower requesting such Borrowing on such date a corresponding amount. If, and to the extent that, such Bank shall not have so made such ratable portion of such Borrowing in accordance with its applicable Commitment available to the Administrative Agent, such Bank and the Borrower severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent, at (i) in the case of the Borrower, the interest rate applicable at the time to Advances comprising such Borrowing and (ii) in the case of such Bank, the greater of the Federal Funds Rate and a rate determined by the Administrative

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Agent in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing. If such Bank shall repay to the Administrative Agent such corresponding amount, such amount so repaid shall constitute such Bank’s Advance as part of such Borrowing for purposes of this Agreement.
(g)    The failure of any Bank to make any Advance to be made by it as part of any Borrowing shall not relieve any other Bank of its obligation, if any, hereunder to make its Advance on the date of such Borrowing, but no Bank shall be responsible for the failure of any other Bank to make any Advance to be made by such other Bank on the date of any Borrowing.
Section 2.04.     Conversions and Continuations of Borrowings. (1) Subject to the limitations set forth in Section 2.03(b) and Section 2.03(d), the Borrower shall have the right at any time upon prior irrevocable notice to the Administrative Agent not later than 11:00 A.M. (New York City time) three (3) Business Days prior to the date of conversion or continuation, to convert any Borrowing which constitutes a Base Rate Borrowing into a Eurodollar Rate Borrowing, to convert any Borrowing which constitutes a Eurodollar Rate Borrowing into a Base Rate Borrowing or, to continue any Borrowing constituting a Eurodollar Rate Borrowing for an additional Interest Period, subject in each case to the following:
(A)    each conversion or continuation shall be made based on the pro rata Commitment of the Banks in accordance with the respective principal amounts of the applicable Advances comprising the converted or continued Borrowing;
(B)    if less than all the outstanding principal amount of any Borrowing shall be converted or continued, the aggregate principal amount of such Borrowing converted or continued shall be in an amount of $10,000,000 or an integral multiple of $1,000,000 in excess thereof;
(C)    accrued interest on any Advance (or portion thereof) being converted or continued shall be paid by the Borrower at the time of conversion or continuation;
(D)    if any Eurodollar Rate Borrowing is converted at a time other than the end of the Interest Period applicable thereto, the Borrower shall pay, upon demand, any amounts due to the Banks pursuant to Section 2.03(e) and Section 2.06(d) as a result of such conversion;
(E)    no Interest Period may be selected for any Eurodollar Rate Borrowing that would end later than the applicable Termination Date;
(F)    no Default shall have occurred and be continuing at the time of, or result from, such conversion or continuation; and
(G)    each such conversion or continuation shall constitute a representation and warranty by the Borrower and the Guarantors that no Default (i) has occurred

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and is continuing at the time of such conversion or continuation, or (ii) would result from such conversion or continuation.
(b)    Each notice pursuant to Section 2.04(a) shall be irrevocable, shall be in writing (or telephone notice promptly confirmed in writing) and shall refer to this Agreement and specify (i) the identity and amount of the Borrowing that the Borrower requests be converted or continued, (ii) whether such Borrowing is to be converted to or continued as a Eurodollar Rate Borrowing or a Base Rate Borrowing, (iii) if such notice requests a conversion, the date of such conversion (which shall be a Business Day) and (iv) if such Borrowing is to be converted to or continued as a Eurodollar Rate Borrowing, the Interest Period with respect thereto. If no Interest Period is specified in any such notice with respect to any conversion to or continuation as a Eurodollar Rate Borrowing, the Borrower shall be deemed to have selected an Interest Period of one (1) month’s duration. The Administrative Agent shall promptly advise the Banks of any notice given pursuant to Section 2.04(a) and of each applicable Bank’s portion of any converted or continued Borrowing. If the Borrower shall not have given notice in accordance with Section 2.04(a) to continue any Eurodollar Rate Borrowing into a subsequent Interest Period (and shall not otherwise have given notice in accordance with Section 2.04(a) to convert such Eurodollar Rate Borrowing), such Eurodollar Rate Borrowing shall, at the end of the Interest Period applicable thereto (unless repaid pursuant to the terms hereof), automatically be continued as a Base Rate Borrowing. For the avoidance of doubt, no notice shall be required for a Base Rate Borrowing to continue as a Base Rate Borrowing.
Section 2.05.     Optional Termination and Reduction of the Commitments. The Borrower shall have the right, upon at least three (3) Business Days’ notice to the Administrative Agent, to terminate in whole or reduce in part the unused portions of the Total Commitments, provided that (a) each partial reduction shall be in the aggregate amount of at least $10,000,000 and in an integral multiple of $1,000,000 in excess thereof, (b) the aggregate used amount of the Commitments of each Bank shall not be reduced to an amount which is less than the aggregate principal amount of the Advances of such Bank then outstanding, and (c) no Notice of Borrowing has been delivered and is in effect that would result in aggregate Advances being outstanding in an aggregate amount in excess of the Total Commitment thereafter. Such notice shall specify the date and the amount of the reduction or termination of the Total Commitment. Any such reduction or termination of the Total Commitment shall be made ratably among the Banks in accordance with their respective Commitments and shall be permanent. Simultaneously with any termination of the Total Commitment, in whole or in part, the Borrower shall pay to the Administrative Agent for the accounts of the Banks the accrued and unpaid facility fee as set forth in Section 2.09(a).
Section 2.06.     Repayment and Prepayment of Advances; Notes.
(a)    The Borrower agrees to repay the Banks all of the Advances in full on the Termination Date.
(b)    The Borrower may, upon at least one (1) Business Day’s notice in respect of Base Rate Advances, and, in respect of Eurodollar Rate Advances, upon at least three (3) Business Days’ notice, to the Administrative Agent pursuant to delivery to the Administrative Agent of a Notice of

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Prepayment stating the proposed date (which shall be a Business Day), the Type of Advances to be prepaid and aggregate principal amount of the prepayment, and if such notice is given, the Borrower shall, prepay the outstanding principal amounts of the Advances comprising part of the same Borrowing in whole or ratably in accordance with the Commitments of the applicable Banks, together with accrued interest to the date of such prepayment on the principal amount prepaid and all fees and amounts, if any, required to be paid under this Agreement, including, without limitation, pursuant to Section 2.06(d), Section 2.09(a) and Section 2.11 as a result of such prepayment, provided, however, that each partial prepayment of Advances pursuant to this Section 2.06(b) shall be in an aggregate principal amount not less than $10,000,000 for each Advance so prepaid and increments of $1,000,000 in excess thereof and in an aggregate principal amount such that after giving effect thereto no Borrowing of Advances comprised of Base Rate Advances shall have a principal amount outstanding of less than $5,000,000 and no Borrowing of Advances comprised of Eurodollar Rate Advances shall have a principal amount outstanding of less than $10,000,000.
(c)    Each notice of prepayment shall specify the prepayment date, the Type of Borrowing to be prepaid and the aggregate principal amount of each Borrowing to be prepaid, shall be irrevocable and shall commit the Borrower to prepay such Borrowing by the amount stated therein.
(d)    In the event that any Bank shall incur any loss or expense (including, without limitation, any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by the Bank to fund or maintain all or any portion of the outstanding principal amount of any Advance) as a result of any repayment occurring prior to the last day of any Interest Period, or prepayment, of a Eurodollar Rate Advance or conversion of any Eurodollar Borrowing, on a date other than the last day of any Interest Period applicable thereto, then the Borrower shall pay to the Administrative Agent for the account of such Bank, on demand, such amount as will reimburse the Bank for such loss or expense. A certificate as to the amount of such loss or expense setting forth the calculation thereof, submitted by such Bank to the Borrower and the Administrative Agent, shall be conclusive and binding for all purposes in the absence of error.
(e)    The records maintained by the Administrative Agent and the Banks shall be prima facie evidence of the existence and amounts of the obligations of the Borrower in respect of the Advances, interest and fees due or accrued hereunder, provided that the failure of the Administrative Agent or any Bank to maintain such records or any error therein shall not in any manner affect the obligation of the Borrower to pay any amounts due hereunder in accordance with the terms of this Agreement. Any Bank may request that Advances made by it be evidenced by a Note. In such event, the Borrower shall prepare, execute and deliver to such Bank each such Note payable to such Bank.
(f)    All voluntary and mandatory repayments under this Section 2.06 and under this Agreement (including pursuant to Section 7.03(b)) shall be accompanied by all accrued interest on the principal amount being repaid or prepaid to the date of prepayment, if any, and all other fees and amounts required under this Section 2.06 and under this Agreement (including, without limitation, pursuant to Section 2.06(d), Section 2.09(a) and Section 2.11).
Section 2.07.     Interest on Advances. (1) Interest on Advances. The Borrower shall pay interest on the unpaid principal amount of each Advance made by each Bank from the

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date of such Advance until such principal amount shall be paid in full, at the following rates per annum (but subject to the provisions of Section 10.08):
(i)    if such Advance is a Base Rate Advance, a rate per annum, commencing on the applicable borrowing date, equal to the Base Rate in effect from time to time for such Advance plus the Applicable Rate in effect from time to time for such Advance, payable on each Interest Payment Date; and
(ii)    if such Advance is a Eurodollar Rate Advance, a rate per annum equal at all times during the Interest Period for such Advance to the sum of the Eurodollar Rate for such Interest Period plus the Applicable Rate in effect from time to time for such Advance, payable on each Interest Payment Date.
(b)    Additional Interest on Eurodollar Rate Advances. The Borrower shall pay to each Bank, so long as such Bank shall be required under regulations of the Board of Governors of the Federal Reserve System to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency Liabilities, additional interest on the unpaid principal amount of each Eurodollar Rate Advance of such Bank, from the date of such Advance until such principal amount is paid in full, at an interest rate per annum equal at all times to the remainder obtained by subtracting (i) the Eurodollar Rate for each Interest Period for such Advance from (ii) the rate obtained by dividing such Eurodollar Rate by a percentage equal to one hundred percent (100%) minus the Eurodollar Rate Reserve Percentage of such Bank for such Interest Period, payable on each date on which interest is payable on such Advance. Such additional interest shall be determined by such Bank and notified to the Borrower through the Administrative Agent. A certificate as to the amount of such additional interest submitted to the Borrower and the Administrative Agent by such Bank shall be conclusive and binding for all purposes, absent error.
(c)    Payment of Interest. All accrued but unpaid interest on all Advances shall be due and payable in arrears on the Interest Payment Dates related thereto.
(d)    Maximum Interest. The parties hereto agree that the sum of (i) interest payable in accordance with this Section 2.07, plus (ii) the fees payable as provided in Section 2.09 to the extent they would constitute interest under Applicable Usury Law, plus (iii) other consideration payable hereunder or under the Notes which constitutes interest under Applicable Usury Law (whether or not denoted as interest), shall, as more fully provided in Section 10.08, not exceed the maximum amount allowed under Applicable Usury Law.
Section 2.08.     Interest Rate Determination. The Administrative Agent shall give prompt notice to the Borrower and the Banks of the applicable interest rate for each Eurodollar Rate Advance determined by the Administrative Agent for purposes of Section 2.07.
Section 2.09.     Fees. (1) Facility Fee. The Borrower agrees to pay to the Administrative Agent, for the account of each Bank, a facility fee on such Bank’s Total Commitment (regardless of usage) from the date hereof until the applicable Termination Date in an amount equal to such Bank’s Total Commitment (regardless of usage) multiplied by the Facility Fee Rate therefor (as such rate is set forth under the definition of the Applicable Rate),

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payable in arrears in quarterly installments on the last day of each calendar quarter so long as any Advance is outstanding or any Bank has any Commitment, on the effective date of any reduction or termination of the Total Commitment pursuant to Section 2.05 and on the applicable Termination Date.
(a)    Administrative Agent’s Fees. The Borrower agrees to pay to the Administrative Agent, for its sole account, the fees separately agreed upon with the Administrative Agent in the Bank of America Fee Letter.
Section 2.10.     Payments; Computations; Interest on Overdue Amounts. (1) The Borrower shall make each payment hereunder and under the Notes to be made by it not later than 11:00 A.M. (New York City time) on the day when due in U.S. Dollars to the Administrative Agent at its address referred to in Section 10.02 in same day funds. The Administrative Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal, interest or fees ratably (other than amounts payable pursuant to Section 2.06(d), 2.07(b), 2.11, 2.12, 2.14 or 2.15, which shall not necessarily be paid ratably to the Banks in accordance with their respective Total Commitment and other than amounts pursuant to Section 2.09(b) which shall be for the Administrative Agent’s sole account) to the Banks in accordance with their respective Total Commitment for the account of their respective Applicable Lending Offices, and like funds relating to the payment of any other amount payable to any Bank to such Bank for the account of its Applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement. In no event shall any Bank be entitled to share any fees paid to the Administrative Agent pursuant to Section 2.09(b).
(a)    All interest and fees hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Base Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or fees are payable. Each determination by the Administrative Agent (or, in the case of Section 2.07(b), by a Bank) of an interest rate hereunder shall be conclusive and binding for all purposes, absent error.
(b)    Whenever any payment hereunder or under the Notes shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or fees, as the case may be, provided, however, that if such extension would cause payment of interest on or principal of Eurodollar Rate Advances to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.
(c)    Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due by the Borrower to any Bank hereunder that the Borrower will not make such payment in full, the Administrative Agent may assume that the Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each such Bank on such due date an amount equal to the amount then due such Bank. If and to the extent the Borrower shall not have so made such payment in full to the Administrative Agent, each such Bank shall repay to the Administrative Agent forthwith on demand such amount distributed to such Bank together with

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interest thereon, for each day from the date such amount is distributed to such Bank until the date such Bank repays such amount to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing.
(d)    Notwithstanding the foregoing, upon the occurrence and during the continuance of any Default, the Applicable Rate shall automatically be increased by 2% per annum (the “Default Rate”).
Section 2.11.     Consequential Losses on Eurodollar Rate Advances. If (a) any payment (or purchase pursuant to Section 2.13) of principal of any Eurodollar Rate Advance made to the Borrower is made other than on an Interest Payment Date relating to such Advance, as a result of a prepayment pursuant to Section 2.06(b) or 2.14 or acceleration of the maturity of the Advances pursuant to Section 8.01 or for any other reason or as a result of any such purchase; (b) a Eurodollar Rate Advance is converted pursuant to Section 2.04 at a time other than the end of an Interest Period; or (c) the Borrower fails to make a principal or interest payment with respect to any Eurodollar Rate Advance on the date such payment is due and payable, the Borrower shall, upon demand by any Bank (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Bank any amounts required to compensate such Bank for any additional losses, costs or expenses which it may reasonably incur as a result of any such payment or purchase, including, without limitation, any loss (including loss of reasonably anticipated profits, except in the case of such a purchase pursuant to Section 2.13), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Bank to fund or maintain such Advance.
Section 2.12.     Increased Costs. (1) If, due to any Change in Law, there shall be any increase in the cost to any Bank of agreeing to make or making, funding or maintaining any Eurodollar Rate Advance to the Borrower, then the Borrower shall from time to time, upon demand by such Bank (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Bank additional amounts sufficient to compensate such Bank for such increased cost. A certificate as to the amount of such increased cost, submitted to the Borrower and the Administrative Agent by such Bank, shall be prima facie evidence of the amount of such increased cost. Promptly after any Bank becomes aware of any such introduction, change or proposed compliance, such Bank shall notify the Borrower thereof, provided that the failure to provide such notice shall not affect such Bank’s rights hereunder, except that such Bank’s right to recover such increased costs from the Borrower for any period prior to such notice shall be limited to the period of ninety (90) days immediately prior to the date such notice is given to the Borrower.
(a)    If any Bank determines that any Change in Law affects or would affect the amount of capital or liquidity required or expected to be maintained by such Bank or any corporation controlling such Bank and that the amount of such capital or liquidity is increased by or based upon the existence of such Bank’s Advances or commitment to lend to the Borrower hereunder and other commitments of this type, then, upon receipt of a demand by such Bank (with a copy of such demand

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to the Administrative Agent), the Borrower shall, within ten (10) days of such demand, notify such Bank and the Administrative Agent if the Borrower desires to replace such Bank in accordance with Section 2.13. If the Borrower either fails to notify such Bank and the Administrative Agent in accordance with the prior sentence or fails to replace such Bank within the time periods specified in Section 2.13, the Borrower shall promptly pay to the Administrative Agent for the account of such Bank, from time to time as specified by such Bank, additional amounts sufficient to compensate such Bank or such corporation in the light of such circumstances, to the extent that such Bank reasonably determines such increase in capital or liquidity to be allocable to the existence of such Bank’s commitment to lend hereunder. A certificate as to such amounts submitted to the Borrower and the Administrative Agent by such Bank shall be conclusive and binding for all purposes, absent error.
Section 2.13.     Replacement of Banks. In the event that (a) any Bank makes a demand for payment under Section 2.07(b) or Section 2.12, (b) the Borrower is required to make any payment in respect of Taxes or Other Taxes pursuant to Section 2.15 or (c) any Bank becomes a Defaulting Bank, the Borrower may within ninety (90) days of the applicable event, if no Default then exists, replace such Bank with another commercial bank, financial institution or other Person in accordance with all of the provisions of Section 10.06(a) (including execution of an appropriate Assignment), provided that (i) all obligations of such Bank to lend hereunder shall be terminated and the Advances payable to such Bank and all other obligations owed to such Bank hereunder shall be purchased in full without recourse at par plus accrued interest at or prior to such replacement, (ii) such replacement shall be reasonably satisfactory to the Administrative Agent, (iii) if such replacement bank is not already a Bank hereunder, the Borrower (and, for avoidance of doubt, not the replacement bank) shall pay to the Administrative Agent an assignment fee of $3,500 in connection with such replacement, (iv) such replacement shall, from and after such replacement, be deemed for all purposes to be a “Bank” hereunder with a Commitment in the amount of the respective Commitment of the assigning Bank immediately prior to such replacement (plus, if such replacement bank is already a Bank prior to such replacement, the respective Commitment of such Bank prior to such replacement), as such amount may be changed from time to time pursuant hereto, and shall have all of the rights, duties and obligations hereunder of the Bank being replaced, and (v) such other actions shall be taken by the Borrower, such Bank and such replacement bank as may be appropriate to effect the replacement of such Bank with such replacement bank on terms such that such replacement bank has the same rights, duties and obligations hereunder as such Bank (including, without limitation, execution and delivery of new Notes to such replacement bank if such replacement bank shall so request, redelivery to the Borrower in due course of any Notes payable to such Bank and specification of the information contemplated by Schedule I as to such replacement bank).
Section 2.14.     Illegality and Unavailability. (%3) Notwithstanding any other provision of this Agreement, if any Bank shall notify the Administrative Agent that the introduction of or any change in or in the interpretation of any Law or regulation shall make it unlawful, or any central bank or other governmental authority shall assert that it is unlawful, for such Bank or its Applicable Lending Office to make any Advance whose interest is determined by reference to the Eurodollar Rate or to continue to fund or maintain any Advance

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hereunder whose interest is determined by reference to the Eurodollar Rate or any Governmental Authority has imposed material restrictions on the authority of such Bank to purchase or sell, or to take deposits of, Dollars in the London interbank market, then, on notice thereof to the Borrower by the Administrative Agent,
(i)    the obligation of such Bank to make or continue any Eurodollar Rate Advance or to covert Base Rate Advance to Eurodollar Rate Advance shall be suspended until the Administrative Agent shall notify the Borrower and the Bank that the circumstances causing such suspension no longer exist,
(ii)    the Eurodollar Rate Advances then outstanding of such Bank, together with all accrued interest thereon and all amounts payable pursuant to Section 2.11, shall be automatically converted to Base Rate Advances, or, at the option of the Borrower, prepaid in full, unless such Bank shall determine in good faith in its sole opinion that it is lawful to maintain such Eurodollar Rate Advances made by such Bank to the end of the Interest Period then applicable thereto, and
(iii)    if such notice asserts the illegality of such Bank making or maintaining Base Rate Advances the interest rate on which is determined by reference to the Eurodollar Rate component of the Base Rate, the interest rate on which Base Rate Advances of such Bank shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Eurodollar Rate component of the Base Rate, in each case until such Bank notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist.
(b)    If in connection with any request for a Eurodollar Rate Advance or a conversion to or continuation thereof, (i)  the Administrative Agent determines that (A) Dollar deposits are not being offered to banks in the London interbank Eurodollar market for the applicable amount and Interest Period of such Eurodollar Rate Advance, or (B) (x) adequate and reasonable means do not exist for determining the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Advance or in connection with an existing or proposed Base Rate Advance and (y) the circumstances described in Section 2.14(d)(i) do not apply (in each case with respect to this clause (i), “Impacted Advances”), or (ii) the Administrative Agent or the Majority Banks determine that for any reason the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Advance does not adequately and fairly reflect the cost to such Banks of funding such Eurodollar Rate Advance, the Administrative Agent will promptly so notify the Borrower and each Bank. Thereafter, (x) the obligation of the Banks to make or maintain Eurodollar Rate Advances shall be suspended, (to the extent of the affected Eurodollar Rate Advance or Interest Periods), and (y) in the event of a determination described in the preceding sentence with respect to the Eurodollar Rate component of the Base Rate, the utilization of the Eurodollar Rate component in determining the Base Rate shall be suspended, in each case until the Administrative Agent (or, in the case of a determination by the Majority Banks described in clause (ii) of Section 2.14(b), until the Administrative Agent upon instruction of the Majority Banks) revokes such notice. Upon receipt of such notice, the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Eurodollar Rate Advances (to the extent of the affected Eurodollar Rate Advances

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or Interest Periods) or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Advances in the amount specified therein.
(c)    Notwithstanding the foregoing, if the Administrative Agent has made the determination described in clause (i) of Section 2.14(b), the Administrative Agent, in consultation with the Borrower, may establish an alternative interest rate for the Impacted Advances, in which case, such alternative rate of interest shall apply with respect to the Impacted Advances until (i) the Administrative Agent revokes the notice delivered with respect to the Impacted Advances under clause (i) of the first sentence of Section 2.14(b), (ii) the Administrative Agent or the Majority Banks notify the Administrative Agent and the Borrower that such alternative interest rate does not adequately and fairly reflect the cost to such Banks of funding the Impacted Advances, or (iii) any Bank determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for such Bank or its Applicable Lending Office to make, maintain or fund Advances whose interest is determined by reference to such alternative rate of interest or to determine or charge interest rates based upon such rate or any Governmental Authority has imposed material restrictions on the authority of such Bank to do any of the foregoing and provides the Administrative Agent and the Borrower written notice thereof.
(d)    Notwithstanding anything to the contrary in this Agreement or any other Credit Documents, if the Administrative Agent determines (which determination shall be conclusive absent manifest error), or the Borrower or Majority Banks notify the Administrative Agent (with, in the case of the Majority Banks, a copy to the Borrower) that the Borrower or Majority Banks (as applicable) have determined, that:
(i)    adequate and reasonable means do not exist for ascertaining LIBOR for any requested Interest Period, including, without limitation, because the LIBOR Screen Rate is not available or published on a current basis and such circumstances are unlikely to be temporary; or
(ii)    the administrator of the LIBOR Screen Rate or a Governmental Authority having jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which LIBOR or the LIBOR Screen Rate shall no longer be made available, or used for determining the interest rate of loans, provided that, at the time of such statement, there is no successor administrator that is satisfactory to the Administrative Agent, that will continue to provide LIBOR after such specific date (such specific date, the “Scheduled Unavailability Date”); or
(iii)    syndicated loans currently being executed, or that include language similar to that contained in this Section 2.14, are being executed or amended (as applicable) to incorporate or adopt a new benchmark interest rate to replace LIBOR, then, reasonably promptly after such determination by the Administrative Agent or receipt by the Administrative Agent of such notice, as applicable, the Administrative Agent and the Borrower may amend this Agreement solely for the purpose of replacing LIBOR in accordance with this Section 2.14 with (x) one or more SOFR-Based Rates or (y) another alternate benchmark rate giving due consideration to any evolving or then existing convention for similar U.S. dollar

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denominated syndicated credit facilities for such alternative benchmarks and, in each case, including any mathematical or other adjustments to such benchmark giving due consideration to any evolving or then existing convention for similar U.S. dollar denominated syndicated credit facilities for such benchmarks, which adjustment or method for calculating such adjustment shall be published on an information service as selected by the Administrative Agent from time to time in its reasonable discretion and may be periodically updated (the “Adjustment;” and any such proposed rate, a “LIBOR Successor Rate”), and any such amendment shall become effective at 5:00 p.m. on the fifth Business Day after the Administrative Agent shall have posted such proposed amendment to all Banks and the Borrower unless, prior to such time, Banks comprising the Majority Banks have delivered to the Administrative Agent written notice that such Majority Banks (A) in the case of an amendment to replace LIBOR with a rate described in clause (x), object to the Adjustment; or (B) in the case of an amendment to replace LIBOR with a rate described in clause (y), object to such amendment; provided that for the avoidance of doubt, in the case of clause (A), the Majority Banks shall not be entitled to object to any SOFR-Based Rate contained in any such amendment. Such LIBOR Successor Rate shall be applied in a manner consistent with market practice; provided that to the extent such market practice is not administratively feasible for the Administrative Agent, such LIBOR Successor Rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent.
If no LIBOR Successor Rate has been determined and the circumstances under clause (i) above exist or the Scheduled Unavailability Date has occurred (as applicable), the Administrative Agent will promptly so notify the Borrower and each Bank.  Thereafter, (x) the obligation of the Banks to make or maintain Eurodollar Rate Advances shall be suspended, (to the extent of the affected Eurodollar Rate Advances or Interest Periods), and (y) the Eurodollar Rate component shall no longer be utilized in determining the Base Rate.  Upon receipt of such notice, the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Eurodollar Rate Advances (to the extent of the affected Eurodollar Rate Advances or Interest Periods) or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Advances (subject to the foregoing clause (y)) in the amount specified therein.
Notwithstanding anything else herein, any definition of LIBOR Successor Rate shall provide that in no event shall such LIBOR Successor Rate be less than 0.75% for purposes of this Agreement.
In connection with the implementation of a LIBOR Successor Rate, the Administrative Agent will have the right to make LIBOR Successor Rate Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Credit Document, any amendments implementing such LIBOR Successor Rate Conforming Changes will become effective without any further action or consent of any other party to this Agreement; provided that, with respect to any such amendment effected, the Administrative Agent shall post each such amendment implementing such LIBOR Successor Conforming Changes to the Banks reasonably promptly after such amendment becomes effective.
Section 2.15.     Taxes. (1) Any and all payments by the Borrower or a Guarantor hereunder or under the Notes or any other Credit Document shall be made in accordance with Section 2.10, and subject to Applicable Law and Sections 2.15(c), 2.15(e) and 2.16, free and

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clear of and without deduction for any and all taxes, levies, imposts, deductions, charges or withholdings with respect thereto, and all liabilities with respect thereto, including any interest, additions to tax or penalties applicable thereto (all such taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as “Taxes”). If the Borrower or a Guarantor shall be required by Law to deduct any Taxes from or in respect of any sum payable by it hereunder or under any Note or other Credit Document to any Bank or the Administrative Agent, (y) the Borrower or such Guarantor, as the case may be, shall make such deductions and (z) the Borrower or such Guarantor, as the case may be, shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with Applicable Law, rules and regulations, and, if such Tax is an Indemnified Tax, then the sum payable by the Borrower or such Guarantor, as the case may be, shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) such Bank or the Administrative Agent (as the case may be) receives an amount equal to the sum it would have received had no such deduction or withholding been made.
(a)    In addition, the Borrower or a Guarantor, as the case may be, agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made by the Borrower or such Guarantor hereunder or under any Note or other Credit Document executed by it or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any Note or other Credit Document (hereinafter referred to as “Other Taxes”).
(b)    Within thirty (30) days after the date of the payment of Taxes by or at the direction of the Borrower or such Guarantor, the Borrower will furnish to the Administrative Agent, at its address referred to in Section 10.02, the original or a certified copy of a receipt evidencing payment thereof. If a Bank receives from the relevant jurisdiction imposing such Tax a refund of a specific Tax item for which it has been indemnified by the Borrower with respect to which the Borrower has paid additional amounts pursuant to this Section 2.15, it shall pay the Borrower an amount equal to such refund, together with any interest paid by such jurisdiction with respect to such refund, provided that the Borrower, upon the request of such Bank, agrees to promptly repay the amount (or portion thereof) paid over to the Borrower by such Bank in the event such Bank is required to repay the refund (or portion thereof) to such jurisdiction.
(c)    Without prejudice to the survival of any other agreement of the Borrower or the Guarantors hereunder, the agreements and obligations of the parties contained in this Section 2.15 shall survive the payment in full of principal and interest hereunder and under the Notes and other Credit Documents.
(d)    Each Bank that is organized under the laws of any jurisdiction other than the United States of America or any state or political subdivision thereof (for purposes of this Section 2.15(e), each a “Non-U.S. Bank”) shall deliver to the Borrower and the Administrative Agent on or prior to Effective Date or upon the effectiveness of any Assignment, or at such other times prescribed by Applicable Law, (i) two (2) properly completed and signed originals of United States of America Internal Revenue Service form W-8BEN-E, W-BEN or W-8ECI, as appropriate, or any successor

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applicable form, as the case may be, certifying that such Bank is entitled to benefits under an income tax treaty to which the United States is a party that eliminates or reduces the rate of withholding tax on payments under this Agreement and the other Credit Documents or certifying that the income receivable pursuant to this Agreement and the other Credit Documents is effectively connected with the conduct of a trade or business in the United States, or (ii) if such Non-U.S. Bank is not a “bank” or other Person described in Code Section 881(c)(3), two properly completed and signed originals of a statement substantially in the form of Exhibit E hereto, together with two properly completed and signed originals of Internal Revenue Service form W-8BEN-E (or W-BEN if applicable), upon which the Borrower is entitled to rely, from any such Non-U.S. Bank or any successor applicable form, together with any other certificate or statement of exemption or reduction required under the Code, in order to establish that such Non-U.S. Bank is entitled to treat the interest payments under this Agreement and the other Credit Documents as portfolio interest that is exempt from withholding tax under the Code. Thereafter, upon the reasonable request of the Borrower or the Administrative Agent, each such Non-U.S. Bank shall (A) upon the obsolescence of any form previously delivered by such Non-U.S. Bank, promptly submit to the Administrative Agent and the Borrower such additional properly completed and signed originals of such forms (or such successor forms as shall be adopted from time to time by the relevant United States taxing authorities) as may then be available under then current United States laws and regulations to qualify for a deduction in United States withholding taxes, or such evidence as is reasonably satisfactory to the Borrower and the Administrative Agent of an available exemption from United States withholding taxes, in respect of all payments to be made to such Non-U.S. Bank by the Borrower pursuant to the Credit Documents, and (B) promptly notify the Administrative Agent of any change in circumstances which would modify or render invalid any claimed exemption. If a payment made to a Bank hereunder or under any Note or other Credit Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Bank were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Bank shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by Law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Bank has complied with such Bank’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this paragraph (e), “FATCA” shall include any amendments made to FATCA after the date of this Agreement. A Non-U.S. Bank shall not be required to deliver any form or statement pursuant to this Section 2.15 that such Non-U.S. Bank is not legally able to deliver. The Borrower shall not be required to pay additional amounts to any Bank pursuant to this Section 2.15 to the extent that such Bank did not qualify for a complete exemption from United States withholding taxes at the time such Bank became a party to this Agreement and to the extent that the obligation to pay additional amounts would not have arisen but for the failure of such Bank to comply with this paragraph (e), except to the extent such Bank is not able to comply as a result of a change in law. Any assignee of all or any portion of any Bank’s rights and obligations under this Agreement shall be subject to this Section 2.15(e). For purposes of this Section 2.15, Applicable Law includes FATCA.

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(e)    Upon the reasonable request of the Borrower, any Bank claiming any additional amounts payable pursuant to this Section 2.15 shall use its reasonable efforts (consistent with its internal policies and requirements of Law) to change the jurisdiction of its Applicable Lending Office if such a change would reduce any such additional amounts (or any similar amount that may thereafter accrue) and would not, in the sole determination of such Bank, be otherwise disadvantageous to such Bank.
(f)    The Borrower or the applicable Guarantor shall indemnify the Administrative Agent and each Bank, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by the Administrative Agent or such Bank, as applicable, or required to be withheld or deducted from a payment to the Administrative Agent or such Bank, as applicable, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Bank (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Bank, shall be conclusive absent error.
(g)    Each Bank shall severally indemnify the Administrative Agent, within 10 days after written demand therefor, for (i) any Indemnified Taxes attributable to such Bank (but only to the extent that the Borrower or the applicable Guarantor has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrower and such Guarantor to do so), (ii) any Taxes attributable to such Bank’s failure to comply with the provisions of Section 10.06(e) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Bank, in each case, that are payable or paid by the Administrative Agent in connection with any Credit Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Bank by the Administrative Agent shall be conclusive absent error. Each Bank hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Bank under any Credit Document or otherwise payable by the Administrative Agent to the Bank from any other source against any amount due to the Administrative Agent under this paragraph (h).
Section 2.16.     Payments Pro Rata. Except as provided in Sections 2.06(d), 2.07(b), 2.09(b), 2.11, 2.12, 2.14 or 2.15, each of the Banks agrees that if it should receive any payment (whether by voluntary payment, by realization upon security, by the exercise of the right of setoff or banker’s lien, by counterclaim or cross action, by the enforcement of any right under this Agreement or the Notes or other Credit Documents, or otherwise) in respect of any obligation of the Borrower or the Guarantors hereunder or under the Notes or other Credit Documents of a sum which with respect to the related sum or sums received by other Banks in accordance with their respective applicable Commitments is in a greater proportion than the total amount of principal, interest, fees or any other obligation incurred hereunder, as the case may be, then owed and due to such Bank bears to the total amount of principal, interest, fees or any such other obligation then owed and due to all of the Banks in accordance with their respective

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applicable Commitments immediately prior to such receipt, then such Bank receiving such excess payment shall purchase for cash without recourse from the other Banks an interest in the obligations of the Borrower to such Banks in such amount as shall result in a proportional participation by all of the Banks in accordance with their respective applicable Commitments in the aggregate unpaid amount of principal, interest, fees or any such other obligation, as the case may be, owed to all of the Banks in accordance with their respective applicable Commitments, provided that if all or any portion of such excess payment is thereafter recovered from such purchasing Bank, such purchase from each other Bank in accordance with their respective Commitments shall be rescinded and each such other applicable Bank shall repay to the purchasing Bank the purchase price to the extent of such other Bank’s ratable share (according to the proportion of (i) the amount of the participation purchased from such other Bank as a result of such excess payment to (ii) the total amount of such excess payment) of such recovery together with an amount equal to such other Bank’s ratable share (according to the proportion of (a) the amount of such other Bank’s required repayment to (b) the total amount so recovered from the purchasing Bank) of any interest or other amount paid or payable by the purchasing Bank in respect of the total amount so recovered. The Borrower agrees that any Bank so purchasing a participation from another Bank pursuant to this Section 2.16 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Bank were the direct creditor of the Borrower in the amount of such participation.
Section 2.17.     Increase in Commitments. The Borrower may at any time and from time to time after the termination of the Limitation Period, by written notice to the Administrative Agent (which shall promptly deliver a copy to the Banks) executed by a Responsible Officer of the Borrower and one or more financial institutions (any such financial institution referred to in this Section being called an “Increasing Bank”), which may include any Bank, cause the Commitments of the Increasing Banks to be increased (or cause the Increasing Banks to extend new Commitments) in an amount for each Increasing Bank (which shall not be less than $10,000,000) set forth in such notice, provided that (i) no Bank shall have any obligation to increase its Commitment pursuant to this paragraph, (ii) all new Commitments and increases in existing Commitments becoming effective under this paragraph during the term of this Agreement shall not exceed $200,000,000 in the aggregate, (iii) each Increasing Bank, if not already a Bank hereunder, shall be subject to the approval of the Administrative Agent (which approval shall not be unreasonably withheld) and (iv) each Increasing Bank, if not already a Bank hereunder, shall become a party to this Agreement by completing and delivering to the Administrative Agent a duly executed accession agreement in a form reasonably satisfactory to the Administrative Agent and the Borrower (an “Accession Agreement”). New Commitments and increases in Commitments shall become effective on the date specified in the applicable notices delivered pursuant to this Section 2.17. Upon the effectiveness of any Accession Agreement to which any Increasing Bank is a party, such Increasing Bank shall thereafter be deemed to be a party to this Agreement and shall be entitled to all rights, benefits and privileges accorded a Bank hereunder and subject to all obligations of a Bank hereunder. Notwithstanding the foregoing, no increase in the Total Commitments (or in the Commitment of any Bank) pursuant to this paragraph shall become effective unless (i) the Administrative Agent shall have received documents consistent with those delivered under Section 3.01(a)(ii) through (v), giving

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effect to such increase, (ii) on the effective date of such increase, the representations and warranties of the Borrower and the Guarantors set forth in this Agreement shall be true and correct in all material respects and no Default shall have occurred and be continuing or would result therefrom, and the Administrative Agent shall have received a certificate to that effect dated such date and executed by a Financial Officer of the Borrower, and (iii) (x) upon the reasonable request of any Bank made at least five (5) days prior to the effectiveness of any Accession Agreement, the Borrower shall have provided to such Bank, and such Bank shall be reasonably satisfied with, the documentation and other information so requested in connection with applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the PATRIOT Act, in each case at least three (3) Business Days prior to the effectiveness of any Accession Agreement and (y) at least three (3) Business Days prior to the effectiveness of any Accession Agreement, any Loan Party that qualifies as a “legal entity customer” under the Beneficial Ownership Regulation shall have delivered, to each Bank that so requests, a Beneficial Ownership Certification in relation to such Loan Party. On the effective date of any increase in the Commitments pursuant to this Section 2.17, to the extent there are outstanding Advances, the parties hereto shall implement such arrangements as may be agreed upon by the Borrower and the Administrative Agent to ensure that the proportion between the Banks’ outstanding Advances, after giving effect to such increase, and their respective Commitments, after giving effect to such increase, will be re-established, and the effectiveness of such increase shall be conditioned on the implementation of such arrangements. This Section 2.17 shall supersede any provisions in Section 2.13 or 10.01 to the contrary.
Section 2.18.     Defaulting Banks. Notwithstanding anything to the contrary contained in this Agreement, if any Bank becomes a Defaulting Bank, then, until such time as that Bank is no longer a Defaulting Bank, to the extent permitted by applicable law:
(a)    Waivers and Amendments. That Defaulting Bank’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in Section 10.01.
(b)    Reallocation of Payments. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of that Defaulting Bank (whether voluntary or mandatory, at maturity, pursuant to Article VIII or otherwise, and including any amounts made available to the Administrative Agent by that Defaulting Bank pursuant to Section 10.05), shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by that Defaulting Bank to the Administrative Agent hereunder; second, if so determined by the Administrative Agent, to be held as cash collateral for future funding obligations of that Defaulting Bank; third, as the Borrower may request (so long as no Default exists), to the funding of any Advance in respect of which that Defaulting Bank has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fourth, if so determined by the Administrative Agent and the Borrower, to be held in a non-interest bearing deposit account and released in order to satisfy obligations of that Defaulting Bank to fund Advances under this Agreement; fifth, to the payment of any amounts owing to the Banks as a result of any judgment of a court of competent jurisdiction obtained by any Bank against that Defaulting Bank as a result of that Defaulting Bank’s breach of its obligations under this Agreement;

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sixth, so long as no Default exists to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against that Defaulting Bank as a result of that Defaulting Bank’s breach of its obligations under this Agreement; and seventh, to that Defaulting Bank or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Advances in respect of which that Defaulting Bank has not fully funded its appropriate share and (y) such Advances were made at a time when the conditions set forth in Section 3.02 were satisfied or waived, such payment shall be applied solely to pay the Advances of all non-Defaulting Banks on a pro rata basis in accordance with their applicable Commitment (computed without giving effect to the applicable Commitment of any Defaulting Bank) prior to being applied to the payment of any Advances owed to, that Defaulting Bank. Any payments, prepayments or other amounts paid or payable to a Defaulting Bank that are applied (or held) to pay amounts owed by a Defaulting Bank or to post cash collateral pursuant to this Section 2.18(b) shall be deemed paid to and redirected by that Defaulting Bank, and each Bank irrevocably consents hereto.
(c)    Certain Fees. That Defaulting Banks shall not be entitled to receive any facility fee pursuant to Section 2.09(a) for any period during which that Bank is a Defaulting Bank (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Bank).
(d)    Defaulting Bank Cure. If the Borrower and the Administrative Agent agree in writing in their sole discretion that a Defaulting Bank should no longer be deemed to be a Defaulting Bank, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any cash collateral), that Bank will, to the extent applicable, purchase that portion of outstanding Advances of the other Banks or take such other actions as the Administrative Agent may determine to be necessary to cause the applicable Advances to be held on a pro rata basis by the Banks in accordance with their respective applicable Commitment, whereupon that Bank will cease to be a Defaulting Bank; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Bank was a Defaulting Bank; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Bank to Bank will constitute a waiver or release of any claim of any party hereunder arising from that Bank having been a Defaulting Bank.
ARTICLE III.

CONDITIONS
Section 3.01.     Conditions Precedent to Effectiveness. The obligations of the Banks to make Advances hereunder shall become effective upon the satisfaction of all of the following conditions precedent:
(a)    Documentation. The Administrative Agent shall have received the following duly executed by all the parties thereto, in form and substance satisfactory to the Administrative Agent and the Banks, and (except for the Notes) in sufficient copies for each Bank:

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(i)    this Agreement duly executed by the Borrower, the Guarantor, each Bank and the Administrative Agent;
(ii)    a certificate of the Secretary or an Assistant Secretary of the Borrower certifying (A) the Borrower’s certificate of incorporation and by-laws, (B) the names and true signatures of the officers of the Borrower authorized to sign this Agreement and any Notes and (C) that a true, correct and complete copy of the resolutions of the Borrower’s Board authorizing the transactions contemplated hereby is attached thereto and that such resolutions are in full force and effect;
(iii)    a certificate of the Secretary or an Assistant Secretary of the Guarantor certifying (A) the Guarantor’s certificate of incorporation and by-laws, (B) the names and true signatures of the officers of the Guarantor authorized to sign this Agreement and (C) that a true, correct and complete copy of the resolutions of the Guarantor’s Board authorizing the making and performance of this Agreement by the Guarantor is attached hereto and that such resolutions are in full force and effect;
(iv)    a favorable opinion of Jackson Walker L.L.P., legal counsel for each of the Borrower and the Guarantor, dated the Effective Date, substantially in the form of Exhibit D hereto; and
(v)    certificates, telecopy confirmation or electronic transmission, in each case, as of a date reasonably close to the date hereof from the Secretary of State of the state of incorporation of each of the Borrower and the Guarantor as to the existence and good standing of the Borrower and the Guarantor, as applicable.
(b)    No Material Adverse Change. No event or events which have or would reasonably be expected to have a Material Adverse Effect shall have occurred since June 29, 2016.
(c)    No Default. No Default or event which, with the giving of notice, the lapse of time or both, would constitute a Default shall have occurred and be continuing.
(d)    Representations and Warranties. The representations and warranties contained in Article V hereof shall be true and correct in all material respects on and as of the Effective Date, except to the extent that such representations and warranties refer to an earlier date, in which case they shall be true and correct in all material respects on and as of such earlier date.
(e)    No Material Litigation. No legal or regulatory action or proceeding shall have commenced and be continuing against the Borrower or any of its Subsidiaries since the date of this Agreement which has, or would reasonably be expected to have, a Material Adverse Effect.
(f)    Fees and Expenses. The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Effective Date, including fees, charges and disbursements of counsel and all other out of pocket fees and expenses required to be paid or reimbursed by the Borrower (which fees, charges and disbursements of counsel and such other out of pocket fees and expenses shall be limited to those for which invoices have been submitted on or prior to the Effective

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Date) and fees due and payable in respect of the Fee Letters shall have been paid in accordance with the terms thereof..
(g)    Certification. The Administrative Agent shall have received a certificate, dated the Effective Date and signed by a Financial Officer, confirming compliance with the conditions set forth in paragraphs (b), (c), (d) and (e) of this Section 3.01.
(h)    Patriot Act. The Banks shall have received all information required by the Patriot Act, including the identity of the Borrower and its Subsidiaries, the name and address of the Borrower and its Subsidiaries and other information that will allow the Administrative Agent or any Bank, as applicable, to identify the Borrower in accordance with the Patriot Act.
Section 3.02.     Conditions Precedent to Each Borrowing. The obligation of each Bank to make an Advance on the occasion of any Borrowing shall be subject to the further conditions precedent that on the date of such Borrowing (a) the Administrative Agent shall have received a Notice of Borrowing in accordance with Section 2.02 and (b) the following statements shall be true (and each of the giving of the applicable Notice of Borrowing and the acceptance by the Borrower of the proceeds of such Borrowing shall constitute a representation and warranty by the Borrower that on the date of such Borrowing such statements are true):
(i)    the representations and warranties contained in Article V are true and correct in all material respects on and as of the date of such Borrowing, before and after giving effect to such Borrowing and to the application of the proceeds therefrom, as though made on and as of such date, except to the extent that such representations and warranties refer to an earlier date, in which case they shall be true and correct in all material respects on and as of such earlier date and except that for the purposes of this Section 3.02, the representations and warranties contained in Section 5.04(a) shall be deemed to refer to the most recent statements furnished pursuant to Section 6.02(c);
(ii)    no event has occurred and is continuing, or would result from such Borrowing or from the application of the proceeds therefrom, which constitutes or with the giving of notice, the lapse of time or both, would constitute a Default; and
(iii)    after giving effect to any Borrowing of Advances and all other Borrowings of Advances which have been requested on or prior to such date but which have not been made prior to such date, the aggregate principal amount of the Advances owing to any Bank shall not exceed the Total Commitment of such Bank; provided, however, during the Limitation Period, the aggregate principal amount of the Advances owing to all of the Banks shall not exceed $800,000,000.
Section 3.03.     Administrative Agent. The Administrative Agent shall notify the Borrower and the Banks of the Effective Date, and such notice shall be conclusive and binding. The Administrative Agent shall be entitled to assume that the conditions set forth in Sections 3.01(b), 3.01(c), 3.01(d), 3.01(e), 3.02(c)(i) and 3.02(c)(ii) have been satisfied unless the Administrative Agent has received, at its address specified herein, actual written notice to the contrary from the Borrower, the Guarantors or a Bank.

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ARTICLE IV.

GUARANTY
Section 4.01.     Guaranty. Each Guarantor hereby unconditionally guarantees the punctual payment of the Guaranteed Obligations when due, whether at stated maturity, by acceleration or otherwise, and agrees to pay any and all reasonable expenses (including counsel fees and expenses) incurred by the Administrative Agent or any Bank in enforcing any rights hereunder. Without limiting the generality of the foregoing, each Guarantor’s liability shall extend to all amounts which constitute part of the Guaranteed Obligations and would be owed by the Borrower under this Agreement or any of the Notes but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving the Borrower. The guaranty set forth in this Article IV is a guaranty of payment and not of collection.
Section 4.02.     Payment. At the time a Guarantor pays any sum which may become due to the Administrative Agent for the benefit of a Bank under the terms of this Article IV, written notice of such payment shall be delivered to the Administrative Agent by such Guarantor, and in the absence of such notice, any sum received by the Administrative Agent on behalf of a Bank on account of any of the Guaranteed Obligations shall be conclusively deemed paid by the Borrower. All sums paid to the Administrative Agent, on behalf of a Bank, by such Guarantor may be applied by the Administrative Agent, on behalf of a Bank, at its discretion, to any of the Guaranteed Obligations.
Section 4.03.     Waiver. Each Guarantor hereby waives all notices in connection herewith or in connection with the Guaranteed Obligations, including, without limitation, notice of intent to accelerate and notice of acceleration, and waives diligence, presentment, demand, protest, and suit on the part of the Administrative Agent or any Bank in the collection of any of the Guaranteed Obligations, and agrees that neither the Administrative Agent nor any Bank shall be required to first endeavor to collect any of the Guaranteed Obligations from the Borrower, or any other party liable for payment of the Guaranteed Obligations (hereinafter referred to as an “Obligated Party”), before requiring the Guarantors to pay the full amount of the Guaranteed Obligations. Without impairing the rights of the Administrative Agent or any Bank against the Guarantors, the Borrower or any other Obligated Party, suit may be brought and maintained against the Guarantors at the election of the Administrative Agent or any Bank with or without joinder of the Borrower, or any other Obligated Party, any right to any such joinder being hereby waived by each Guarantor.
Section 4.04.     Acknowledgments and Representations. Each Guarantor acknowledges and represents to the Administrative Agent and each Bank that it is receiving direct and indirect financial and other benefits as a result of this Article IV; represents to the Administrative Agent and each Bank that after giving effect to this Article IV and the contingent obligations evidenced hereby it is, and will be, Solvent; acknowledges that it will derive substantial direct and indirect benefit from the transactions contemplated by this Agreement; acknowledges that its liability hereunder shall be cumulative and in addition to any other liability or obligation to the Administrative Agent and each Bank, whether the same is incurred through

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the execution of a note, a similar guaranty, through endorsement, or otherwise; acknowledges that neither the Administrative Agent, any Bank nor any officer, employee, agent, attorney or other representative of any of them has made any representation, warranty or statement to the Guarantors to induce them to execute this Agreement; and each Guarantor acknowledges that it has made its own credit analysis and decision to enter into this Agreement and undertake the guaranty set forth in this Article IV.
Section 4.05.     Subordination. Notwithstanding anything to the contrary contained herein, any right, claim or action which a Guarantor may have against the Borrower or any other Obligated Party arising out of or in connection with the guaranty set forth in this Article IV or any other document evidencing or securing the Guaranteed Obligations, including, without limitation, any right or claim of subrogation, contribution, reimbursement, exoneration or indemnity, shall be subordinated to the prior payment in full of any amounts then due under this Agreement, the Credit Documents, or the Notes. If any amount shall be paid to a Guarantor on account of any such subrogation, reimbursement, exoneration or indemnity notwithstanding the foregoing subordination, such amount shall be held in trust for the benefit of the Banks and shall forthwith be paid to the Administrative Agent to be credited and applied upon the Guaranteed Obligations then due.
Section 4.06.     Guaranty Absolute. Each Guarantor hereby agrees that its obligations under this Agreement shall be absolute and unconditional, irrespective of (a) the validity or enforceability of the Guaranteed Obligations or of the Notes, or any other Credit Document evidencing all or any part of the Guaranteed Obligations, (b) the absence of any attempt to collect the Guaranteed Obligations from the Borrower or any other Obligated Party or other action to enforce the same, (c) the waiver or consent by the Administrative Agent and/or any Bank with respect to any provision of any instrument evidencing the Guaranteed Obligations, or any part thereof, or any other agreement now or hereafter executed by the Borrower and delivered to the Administrative Agent and/or any Bank, (d) the surrender, release, exchange, or alteration by the Administrative Agent and/or any Bank of any security or collateral for the Guaranteed Obligations, (e) the benefits of §17.001 of the Texas Civil Practice and Remedies Code, Rule 31 of the Texas Rules of Civil Procedure and any similar statute or rule and each Guarantor hereby waives any such benefit or (f) any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor.
Section 4.07.     No Waiver; Remedies. No failure on the part of the Administrative Agent or any Bank to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.
Section 4.08.     Continuing Guaranty. The guaranty set forth in this Article IV is a continuing guaranty and shall (a) remain in full force and effect until the later of (i) the payment in full of the Guaranteed Obligations and all other amounts payable under this guaranty and (ii) the expiration or termination of all Commitments of each Bank, (b) be binding upon each Guarantor, its successors and assigns, (c) inure to the benefit of, and be enforceable by, the

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Administrative Agent and each of the Banks and their respective successors, transferees and assigns, and (d) not be terminated by a Guarantor or the Borrower.
Section 4.09.     Limitation. Notwithstanding any other provision of this Article IV, each Guarantor’s liability hereunder shall be limited to the lesser of the following amounts minus, in either case, $100.00:
(a)    the lowest amount which would render the guaranty pursuant to this Article IV a fraudulent transfer under Section 548 of the Bankruptcy Code (11 U.S.C. § 101 et seq.); or
(b)    if the guaranty pursuant to this Article IV is subject to the UFTA or the UFCA or any similar or analogous statute or rule of law, then the lowest amount which would render the guaranty pursuant to this Article IV a fraudulent transfer or fraudulent conveyance under the UFTA, the UFCA, or any such similar or analogous statute or rule of law.
The amount of the limitation imposed upon each Guarantor’s liability under the terms of the preceding sentence shall be subject to redetermination as of each date a “transfer” is deemed to have been made on account of the Guaranty pursuant to this Article IV under applicable law.
Section 4.10.     Effect of Bankruptcy. In the event that, pursuant to any insolvency, bankruptcy, reorganization, receivership or other debtor relief law, or any judgment, order or decision thereunder, any Bank must rescind or restore any payment, or any part thereof, received by such Bank in satisfaction of the Guaranteed Obligations, any prior release or discharge from the terms of the guaranty set forth in this Article IV given to a Guarantor by the Banks shall be without effect, and the guaranty set forth in this Article IV shall remain in full force and effect. It is the intention of each Guarantor that its obligations hereunder shall not be discharged except by its performance of such obligations and then only to the extent of such performance.
Section 4.11.     Keepwell. Each Loan Party that is a Qualified ECP Guarantor at the time of the grant of the security interest under the Credit Documents, in each case, by any Specified Loan Party, becomes effective with respect to any Swap Obligation, hereby jointly and severally, absolutely, unconditionally and irrevocably undertakes to provide such funds or other support to each Specified Loan Party with respect to such Swap Obligation as may be needed by such Specified Loan Party from time to time to honor all of its obligations under the Credit Documents in respect of such Swap Obligation (but, in each case, only up to the maximum amount of such liability that can be hereby incurred without rendering such Qualified ECP Guarantor’s obligations and undertakings under this Section 4.11 voidable under Applicable Law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations and undertakings of each Qualified ECP Guarantor under this Section shall remain in full force and effect until the Obligations have been indefeasibly paid and performed in full. Each Qualified ECP Guarantor intends this Section to constitute, and this Section shall be deemed to constitute, a guarantee of the obligations of, and a “keepwell, support, or other agreement” for the benefit of, each Specified Loan Party for all purposes of the Commodity Exchange Act.

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ARTICLE V.

REPRESENTATIONS AND WARRANTIES
Each of the Borrower and each Guarantor represents and warrants as follows:
Section 5.01.     Corporate Existence. The Borrower and each Guarantor is a corporation duly organized, validly existing and in good standing under the laws of its respective state of incorporation. The Borrower and each Guarantor has all corporate powers and all governmental licenses, authorizations, certificates, consents and approvals required to carry on its business as now conducted except where the failure to comply does not or would not reasonably be expected to have a Material Adverse Effect. Each Significant Subsidiary is a Person duly organized, validly existing and in good standing under the laws of its jurisdiction of formation. Each Significant Subsidiary has all corporate powers and all governmental licenses, authorizations, certificates, consents and approvals required to carry on its business as now conducted except where the failure to comply does not and would not reasonably be expected to have a Material Adverse Effect.
Section 5.02.     Corporate Power. The execution, delivery and performance by the Borrower and each Guarantor of the Credit Documents to which each is a party and the consummation of the transactions contemplated by such Credit Documents are within the Borrower’s and such Guarantor’s corporate powers, respectively, have been duly authorized by all necessary corporate action, do not contravene (a) the Borrower’s or such Guarantor’s Certificate of Incorporation or Bylaws or (b) any law or any contractual restriction binding on or affecting the Borrower or such Guarantor and will not result in or require the creation or imposition of any Lien prohibited by this Agreement. At the time of each Borrowing, such Borrowing and the use of the proceeds of such Borrowing will be within the Borrower’s corporate powers, will have been duly authorized by all necessary corporate action, will not contravene (i) the Borrower’s Certificate of Incorporation or Bylaws or (ii) any law or any contractual restriction binding on or affecting the Borrower and will not result in or require the creation or imposition of any Lien prohibited by this Agreement.
Section 5.03.     Enforceable Obligations. This Agreement has been duly executed and delivered by the Borrower and each Guarantor. This Agreement is the legal, valid and binding obligation of the Borrower and each Guarantor enforceable against the Borrower and such Guarantor, respectively, in accordance with its terms, except as such enforceability may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally. The Notes are the legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their respective terms, except as such enforceability may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors’ rights generally. The making and performance by the Borrower and each Guarantor of this Agreement and the other Credit Documents do not require any license, consent or approval of, registration with, or any other action by, any governmental authority.

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Section 5.04.     Financial Statements. (%3)The Consolidated balance sheet of the Borrower and its Subsidiaries as of June 29, 2016 and the related Consolidated statements of income and cash flows of the Borrower and its Subsidiaries for the fiscal year then ended, copies of which have been furnished to each Bank, as included in an SEC Filing which has been furnished to each Bank, fairly present the Consolidated financial condition of the Borrower and its Subsidiaries as of such date and the Consolidated results of operations of the Borrower and its Subsidiaries ended on such date, in accordance with GAAP, except as disclosed therein or on Schedule V to this Agreement.
(a)    Since June 29, 2016, except as disclosed in an SEC Filing which has been delivered to each Bank prior to the Second Amendment Effective Date or on a Schedule to this Agreement, no event which has or would reasonably be expected to have a Material Adverse Effect has occurred; provided that solely with respect to clause (a) of the definition of “Material Adverse Effect”, the impact of the Coronavirus (also known as COVID-19) pandemic on the financial condition or business operations of the Borrower and its Subsidiaries, on a Consolidated basis, that occurred and was disclosed to the Banks in writing prior to the Fifth Amendment Effective Date will be disregarded for purposes of this representation.
Section 5.05.     Litigation. There is no pending or, to the knowledge of the Borrower or any Guarantor, threatened action or proceeding affecting the Borrower or any of its Significant Subsidiaries before any court, governmental agency or arbitrator, which has, or would reasonably be expected to have, a Material Adverse Effect.
Section 5.06.     Margin Stock; Use of Proceeds. Neither the Borrower nor any of its Subsidiaries is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation T, U or X issued by the Board of Governors of the Federal Reserve System and except in connection with employee plans disclosed to the Administrative Agent), and no proceeds of any Advance will be used for the purpose, whether immediate, incidental or ultimate, of buying or carrying any such margin stock under such circumstances as to involve the Borrower, a Guarantor, any of their Subsidiaries or any Bank in a violation of Regulation U. None of the Borrower, the Guarantors or any of their Subsidiaries will use the proceeds of any Advance for the purpose of acquiring or attempting to acquire control of any Person which is obligated to make SEC Filings unless such acquisition or attempted acquisition (a) is pursuant to an agreement with such Person, or (b) is not resisted by such Person.
Section 5.07.     Investment Company Act. Neither the Borrower nor any of its Subsidiaries is an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940.
Section 5.08.     ERISA. The Borrower and its Subsidiaries are in compliance with the applicable provisions of ERISA, except to the extent that non-compliance thereunder does not have and would not reasonably be expected to have a Material Adverse Effect. Neither the Borrower nor any of its Subsidiaries has incurred any Insufficiency or any material liability to the PBGC in connection with any Plan established or maintained by the Borrower or such Subsidiaries which would have, or would reasonably be expected to have, a Material Adverse

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Effect. Except as would not reasonably be expected to have a Material Adverse Effect, neither the Borrower nor any of its Subsidiaries currently or within the last five years has sponsored, maintained, contributed to or had an obligation to make contributions to or has any liability (contingent or otherwise) to any “multiemployer plan” (as such term is defined by Section 4001(a)(3) of ERISA).
Section 5.09.     Taxes. As of the Second Amendment Effective Date, the United States of America federal income tax returns of the Borrower and its Subsidiaries have been examined through the fiscal year ended June 25, 2014. The Borrower and its Significant Subsidiaries have filed all United States of America Federal income tax returns and all other material domestic tax returns which are required to be filed by them and have paid, or provided for the payment before the same become delinquent of, all taxes due pursuant to such returns or pursuant to any assessment received by the Borrower or any such Significant Subsidiary, other than those taxes (a) contested in good faith by appropriate proceedings or (b) the nonpayment of which does not have, and would not reasonably be expected to have a Material Adverse Effect. The charges, accruals and reserves on the books of the Borrower and its Subsidiaries in respect of taxes are adequate in the aggregate.
Section 5.10.     Environmental Condition. To the best of Borrower’s knowledge, the Borrower and its Subsidiaries are in compliance with all Environmental Protection Statutes except to the extent that failure to comply does not have, and would not reasonably be expected to have, a Material Adverse Effect.
Section 5.11.     Ownership of the Guarantors. On the Second Amendment Effective Date, the Borrower owns, directly or indirectly, 100% of the issued and outstanding voting stock of each Guarantor.
Section 5.12.     Solvency. The Borrower and each Guarantor is, and after giving effect to the making of the Advances and to the application of the proceeds therefrom will be, Solvent.
Section 5.13.     Disclosure. All financial projections concerning the Borrower that have been or are hereafter made available to the Administrative Agent, the Banks and the Joint Lead Arrangers by the Borrower or any of the Borrower’s representatives (or on behalf of the Borrower or such representatives) in connection with this Agreement and the transactions contemplated hereby (the “Projections”) have been prepared in good faith based upon reasonable assumptions. All reports, financial statements, certificates and all other information (other than the Projections), which have been made available to the Administrative Agent, the Banks and the Joint Lead Arrangers by the Borrower or any of the Borrower’s representatives (or on behalf of the Borrower or such representatives) in connection with this Agreement, each other Credit Document and the transactions contemplated thereby, is complete and correct in all material respects as and when furnished and does not, as and when furnished, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein not misleading. As of the Fourth Amendment Effective Date, the information included in the Beneficial Ownership Certification, if applicable, is true and correct in all respects.

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Section 5.14.     Anti-Corruption Laws and Sanctions. The Borrower maintains and will maintain in effect policies and procedures designed to ensure compliance by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and the Borrower and, to the knowledge of the Borrower, its Subsidiaries, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects. To the knowledge of the Borrower, neither this Agreement nor any Advances made hereunder will, whether directly or, to the knowledge of the Borrower, indirectly, be used by or for the benefit of a Sanctioned Person or will result in a violation by any party hereto of Anti-Corruption Laws or applicable Sanctions.
Section 5.15.     Affected Financial Institution. None of the Borrower or any Guarantor is an Affected Financial Institution.
Section 5.16.     Use of Plan Assets. Each Loan Party represents and warrants as of the Fourth Amendment Effective Date that each such Loan Party is not and will not be using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Loan Party’s entrance into, participation in, administrative of and performance of the Advances, the Secured Bilateral Letters of Credit, the Commitments or this Agreement.
Section 5.17.     Beneficial Ownership Certificate. As of the Fourth Amendment Effective Date, the information included in the Beneficial Ownership Certification, if applicable, is true and correct in all respects.
Section 5.18.    Covered Entities. No Loan Party is a Covered Entity.
ARTICLE VI.

AFFIRMATIVE COVENANTS
So long as any Advance shall remain unpaid or any Bank shall have any Commitment hereunder, unless the Majority Banks shall otherwise consent in writing:
Section 6.01.     Compliance with Laws, Etc. The Borrower and each Guarantor will comply, and Borrower will cause each Significant Subsidiary to comply, in all material respects with all Applicable Laws (including, without limitation, ERISA and applicable Environmental Protection Statutes), rules, regulations and orders, subject to the exceptions provided elsewhere in this Agreement in provisions relating to laws, rules, regulations and orders of the nature referenced therein and except where the failure to comply (a) is contested in good faith by appropriate proceedings or (b) does not have, and would not reasonably be expected to have, a Material Adverse Effect. The Borrower will maintain in effect and enforce policies and procedures designed to ensure compliance by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions.
Section 6.02.     Reporting Requirements. The Borrower and/or the Guarantors will furnish to each of the Banks:

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(a)    As soon as possible and in any event within five (5) days after a Financial Officer of the Borrower or a Guarantor obtains knowledge of a Default or an event which, with the giving of notice, the lapse of time or both, would constitute a Default, which shall have occurred and is continuing on the date of such statement, a statement of a Financial Officer, setting forth the details of such Default or event and the actions, if any, which the Borrower has taken and proposes to take with respect thereto.
(b)    Promptly after they are available, and in any event within sixty (60) days after the end of each of the first three (3) quarters of each fiscal year of the Borrower, Consolidated financial statements of the Borrower and its Consolidated Subsidiaries for such quarter showing on a Consolidated basis the financial position, results of operations and cash flows as of the end of and for the thirteen (13) week period of such quarter and for the period from the beginning of the fiscal year to the end of such quarter, in each case setting forth the comparable information for the comparable period in the preceding fiscal year, and accompanied by a certificate of a Financial Officer to the effect that such financial statements present fairly in all material respects the Consolidated financial position, results of operations and cash flows of the Borrower and its Consolidated Subsidiaries as of the end of and for the respective period in conformity with GAAP, subject to year-end audit adjustments and the absence of certain notes. For any such fiscal quarter the foregoing requirements may be satisfied by the delivery of the Borrower’s SEC Filing on Form l0-Q for such quarter.
(c)    Promptly after they are available, and in any event within ninety (90) days after the end of each fiscal year of the Borrower, Consolidated financial statements of the Borrower and its Consolidated Subsidiaries for the fifty-two/fifty-three week period of such fiscal year showing the financial position, results of operations and cash flows as of the end of and for such fiscal year, in each case setting forth the comparable information for the preceding fiscal year, and accompanied by the report of KPMG Peat Marwick or other independent certified public accountants of recognized national standing, to the effect that based on an audit using generally accepted auditing standards the financial statements present fairly, in all material respects, the Consolidated financial position, results of operations and cash flows of the Borrower and its Consolidated Subsidiaries for the respective periods in conformity with GAAP. For any fiscal year this requirement may be satisfied by the delivery of the Borrower’s SEC Filing on Form 10-K for such fiscal year.
(d)    During the Limitation Period, promptly after they are available, and in any event within thirty (30) days after the end of each fiscal month of the Borrower ended during the Limitation Period, internally prepared Consolidated financial statements of the Borrower and its Consolidated Subsidiaries for such month showing on a Consolidated basis the financial position, results of operations and cash flows as of the end of and for such fiscal month and for the period from the beginning of the fiscal year to the end of such fiscal month, in each case (other than with respect to cash flows), setting forth the comparable information for the comparable period in the preceding fiscal year, and accompanied by a certificate of a Financial Officer to the effect that such financial statements present fairly in all material respects the Consolidated financial position, results of operations and cash flows of the Borrower and its Consolidated Subsidiaries as of the end of and for the respective period; provided that such financial statements shall not be required to be in

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conformity with GAAP, but shall be in form and reasonable detail satisfactory to the Administrative Agent.
(e)    Concurrently with the delivery of the financial statements referred to in Sections 6.02(b) and (c), (i) a certificate of a Financial Officer to the effect that no Default or an event which, with the giving of notice, the lapse of time or both, would constitute a Default, shall have occurred and be continuing with respect to the covenants contained in Section 7.01 (together with appropriate supporting schedules setting forth the calculations relating to such covenants) or, if such Financial Officer has knowledge that a Default or an event which, with the giving of notice, the lapse of time or both, would constitute a Default, has occurred and is continuing with respect to Section 7.01, specifying the nature thereof and the actions, if any, which the Borrower has taken and proposes to take with respect thereto, and (ii) a complete and correct list of the Significant Subsidiaries as of the date thereof, showing, as to each Significant Subsidiary, the correct name thereof, the jurisdiction of its organization and such Significant Subsidiary’s proportionate share of the Consolidated assets of the Borrower.
(f)    The Borrower shall provide the following cash flow reports, in each case in form reasonably satisfactory to the Administrative Agent: (a) on or prior to the first Wednesday after the date that is thirty (30) days after the Fifth Amendment Effective Date (or such later date as may be agreed to by the Administrative Agent in writing in its sole discretion), the Borrower shall prepare and deliver to the Administrative Agent for distribution to each Bank a rolling cash flow forecast in reasonable detail for the 13-week period commencing as of such date (the “Initial Cash Flow Forecast”) and (b) thereafter, on each 4th subsequent Wednesday, an updated Cash Flow Forecast for the succeeding 13-week period (the “Updated Cash Flow Forecast” and, together with the Initial Cash Flow Forecast, the “Cash Flow Forecasts”) each along with a certificate of a Financial Officer of the Borrower to the effect that such Cash Flow Forecast reflects the Borrower’s good faith projection of all weekly cash receipts and disbursements and ending balance of available cash (as of the last Business Day of each week). Additionally, on each Thursday, the Borrower shall provide a report for the week ending the previous Friday, along with a certificate of a Financial Officer, in form reasonably satisfactory to the Administrative Agent, specifying (A) the cash on hand in deposit accounts at the beginning of such week, (B) cash receipts received during such week, (C) cash disbursed during such week in payment of expenses, (D) the cash on hand in deposit accounts at the end of such week and (E) a comparison of such amounts to the comparable amounts in the Cash Flow Forecast for such week and in the aggregate for the applicable Cash Flow Forecast period.
(g)    Promptly after they are available, copies of (i) each SEC Filing, (ii) any reports provided by the Borrower to its stockholders, and (iii) any press releases or other statements made available by the Borrower or any of its Subsidiaries to the public generally concerning material developments in the business or affairs of the Borrower or any of its Subsidiaries. Any matter disclosed in a SEC Filing or other report or press release delivered to Banks shall be deemed disclosed in writing to Banks for all purposes of this Agreement, except with respect to the reporting requirement set forth in Section 6.02(a).
(h)    Promptly (and in any event, within five (5) days) upon Borrower’s receipt of notice of any change in a Rating, notice thereof to the Administrative Agent.

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(i)    Promptly following any request therefor, provide information and documentation reasonably requested by the Administrative Agent or any Bank for purposes of compliance with applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the PATRIOT Act and the Beneficial Ownership Regulation.
(j)    Such other information respecting the financial condition of the Borrower and its Subsidiaries, or compliance with the terms of this Agreement, as any Bank through the Administrative Agent may from time to time reasonably request in writing.
The Borrower and each Guarantor hereby acknowledges that (a) the Administrative Agent and/or the Joint Lead Arrangers will make available to the Banks materials and/or information provided by or on behalf of the Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks, Syndtrack, ClearPar or another similar electronic system (the “Platform”) and (b) certain of the Banks (each, a “Public Bank”) may have personnel who do not wish to receive material non-public information with respect to the Borrower or its Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities (all Banks who are not a “Public Bank” shall be referred to as a “Private Bank”). Any Bank desiring to be designated a Public Bank shall do so by identifying itself as a Public Bank by selection of a Public Bank designation on the Platform prior to receiving any of the Borrower Materials, and failing to do so such Bank shall be presumed to be a Private Bank for all purposes under this Agreement. The Borrower hereby agrees that (w) all Borrower Materials that are to be made available to Public Banks shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Borrower shall be deemed to have authorized the Administrative Agent, the Joint Lead Arrangers and the Banks to treat such Borrower Materials as not containing any material non-public information with respect to the Borrower or its securities for purposes of United States Federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Confidential Information, they shall be treated as set forth in Section 10.12); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information;” and (z) the Administrative Agent and the Joint Lead Arrangers shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information.”
Section 6.03.     Use of Proceeds. (1) The Borrower will use the proceeds of the Advances only for working capital and general corporate purposes and not in contravention of Section 5.06.
(a)    No part of the proceeds of any Advance will knowingly be used, whether directly or indirectly, (i) in furtherance of an offer, payment, promise to pay, authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (ii) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person or in any Sanctioned Country or (iii) in any manner that would result in the violation by the Borrower, a Guarantor, any Subsidiary, the Administrative Agent or any Bank of any applicable Sanctions.

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Section 6.04.     Maintenance of Insurance. The Borrower will maintain, or cause to be maintained, insurance coverages on or in respect of its and its Subsidiaries’ business or properties with such insurers, in such amounts and covering such risks as are consistent with the Borrower’s normal practices in effect from time to time. Such insurance arrangements may include self-insurance or insurance through an Affiliate.
Section 6.05.     Preservation of Corporate Existence, Etc. Each of the Borrower and the Guarantor will preserve and maintain, and cause each of its Subsidiaries to preserve and maintain, its Corporate Franchises in the jurisdiction of its incorporation, and qualify and remain qualified, and cause each Subsidiary to qualify and remain qualified, as a foreign corporation in each jurisdiction in which qualification is necessary or desirable in view of its business and operations or the ownership of its properties unless the failure to so qualify as a foreign corporation does not have, and would not reasonably be expected to have, a Material Adverse Effect, provided, however, that nothing herein contained shall prevent any transaction permitted by Section 7.03; provided, further, that any Guarantor or other Subsidiary may change its state of organization to another state of the United States of America.
Section 6.06.     Payment of Taxes, Etc. The Borrower and each Guarantor will pay and discharge, and cause each of its Subsidiaries to pay and discharge, before the same shall become delinquent, (a) all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or property that are material in amount, prior to the date on which penalties attach thereto and (b) all lawful claims that are material in amount which, if unpaid, might by law become a Lien upon its property unless the failure to timely pay any of the foregoing does not have and would not reasonably be expected to have a Material Adverse Effect, provided, however, that neither the Borrower, nor any Guarantor, nor any such Subsidiary shall be required to pay or discharge any such tax, assessment, charge, levy, or claim which is being contested in good faith and by appropriate proceedings.
Section 6.07.     Visitation Rights. The Borrower shall permit the representatives of each Bank, at the expense of such Bank and upon reasonable prior notice to the Borrower, to visit the principal executive office of the Borrower, and to discuss the affairs, finances and accounts of the Borrower and its Subsidiaries at the Borrower’s offices with Financial Officers.
Section 6.08.     Compliance with ERISA and the Code. The Borrower and its Subsidiaries will comply, and will cause each other member of any Controlled Group to comply, with all minimum funding requirements, and all other material requirements, of ERISA and the Code, if applicable, to any Plan it or they sponsor or maintain, so as not to (a) give rise to any liability thereunder which has, or would reasonably be expected to have, a Material Adverse Effect or (b) cause any Termination Event to occur which has, or would reasonably be expected to have, a Material Adverse Effect. The Borrower shall ensure that neither it nor any of its Subsidiaries, maintain, contribute to or incur an obligation to make contributions to or incur any liability (contingent or otherwise) to any “multiemployer plan” (as such term is defined by Section 4001(a)(3) of ERISA), except as would not reasonably be expected to have a Material Adverse Effect.

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Section 6.09.     Additional Guarantors. Within thirty (30) days after the Borrower reports results of operations for any fiscal quarter hereafter in which the revenues on a twelve-month trailing basis of any Subsidiary which is not a Guarantor account for 10% or more of the revenues of the Borrower on a Consolidated basis, the Borrower will cause such Subsidiary to guaranty the obligations of the Borrower hereunder by entering into a joinder to this Agreement in form and substance reasonably acceptable to the Administrative Agent (the “Guarantor Joinder”). In addition, within thirty (30) days after the Borrower reports results of operations for any fiscal quarter hereafter for which non-guarantor Subsidiaries account on a twelve-month trailing basis for greater than 50% of revenues of the Borrower on a Consolidated basis, the Borrower shall cause additional Subsidiaries to guaranty the obligations of the Borrower hereunder by entering into one or more Guarantor Joinders such that Guarantors, in the aggregate, will account for greater than 50% of the revenues of the Borrower on a Consolidated basis. The foregoing notwithstanding, in no event shall any Subsidiary that is a Real Property Holding Company be required to execute and deliver a Guarantor Joinder, or otherwise guaranty or grant collateral security in respect of the Obligations.
Section 6.10.     Collateral Requirement. Within 45 days (or such longer period of time agreed to by the Administrative Agent in writing in its sole discretion) of the Third Amendment Effective Date, each Loan Party shall grant a perfected first-priority security interest and continuing Lien (subject to Permitted Liens) in favor of the Administrative Agent, for the benefit of the Secured Parties, on all of its Collateral to secure the Obligations by delivering to the Administrative Agent a customary security agreement, in form and substance reasonably satisfactory to the Administrative Agent (together with each other security agreement and security agreement supplement, in each case as amended, the “Security Agreement”), duly executed by each Loan Party, together with:
(a)    proper financing statements in form appropriate for filing under the UCC of all jurisdictions that the Administrative Agent may deem necessary or desirable in order to perfect the Liens created under the Security Agreement and the other Collateral Documents, covering the Collateral described in the Security Agreement and the other Collateral Documents; and
(b)    favorable opinions of counsel to the Loan Parties covering items customary for transactions contemplated by this Section 6.10.
Each Loan Party, at the sole cost and expense of the Loan Parties, shall promptly upon request by the Administrative Agent, or any Bank through the Administrative Agent, (a) correct any defect or error that may be discovered in any Collateral Document or in the execution, acknowledgment, filing or recordation thereof, and (b) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, certificates, assurances and other instruments as the Administrative Agent, or any Bank through the Administrative Agent, may reasonably require from time to time in order to (i) carry out more effectively the provisions of the Collateral Documents, (ii) to the fullest extent permitted by applicable law, subject the Collateral to the Liens in favor of the Administrative Agent (on behalf of the Secured Parties), (iii) perfect and maintain the validity, effectiveness and priority of any of the Collateral Documents and any of the Liens (subject to Permitted Liens) created thereunder and (iv) assure, convey, grant, assign,

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transfer, preserve, protect and confirm more effectively unto the Administrative Agent (on behalf of the Secured Parties) the rights now or hereafter granted to the Secured Parties under any Collateral Document or under any other instrument executed in connection with any Collateral Document to which any Loan Party is a party.
Section 6.11.    Covenant to Guarantee and Give Security. Notwithstanding anything in Sections 6.09 and 6.10 to the contrary:
(a)    Within 30 days (or such longer period of time agreed to by the Administrative Agent in writing in its sole discretion) of the Fifth Amendment Effective Date, at the sole cost and expense of the Loan Parties, each Loan Party shall grant (subject only to Permitted Liens) a security interest and continuing Lien in favor of the Administrative Agent, for the benefit of the Secured Parties, on all of its Intellectual Property, Pledged Debt and Pledged Equity and all other personal property and assets of the Loan Parties (other than Excluded Assets) to secure the Obligations by delivering to the Administrative Agent a customary Security Agreement or amendment to the existing Security Agreement, in form and substance reasonably satisfactory to the Administrative Agent, duly executed by each Loan Party, together with:
(i)     a customary Perfection Certificate, duly executed by each of the Loan Parties, which includes a description of the real and personal properties of such Loan Party, in detail reasonably satisfactory to the Administrative Agent;
(ii)    customary Intellectual Property Security Agreements, in form and substance reasonably satisfactory to the Administrative Agent, duly executed by the applicable Loan Parties;
(iii)    copies of UCC, United States Patent and Trademark Office and United States Copyright Office, tax and judgment lien searches, or equivalent reports or searches, each of a recent date listing all effective financing statements, lien notices or comparable documents (together with copies of such financing statements and documents) that name any Loan Party as debtor and that are filed in those state and county jurisdictions in which any Loan Party is organized or maintains its principal place of business and such other searches that are required by the Perfection Certificate or that the Administrative Agent deems necessary or appropriate, none of which encumber the Collateral covered or intended to be covered by the Collateral Documents (other than Permitted Liens);
(iv)    certificates and instruments representing the Pledged Equity and Pledged Debt constituting Collateral therein accompanied by undated stock powers or instruments of transfer executed in blank; and
(v)    to the extent requested by the Administrative Agent, customary opinions of counsel with respect to the matters addressed by this Section 6.11(a) as the Administrative Agent may reasonably request.
(b)    Within 30 days (or such longer period of time agreed to by the Administrative Agent in writing in its sole discretion) of the Fifth Amendment Effective Date, at the sole cost and expense

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of the Loan Parties, each Loan Party shall cause each direct or indirect wholly-owned Domestic Subsidiary (other than any Excluded Subsidiary), and cause each direct and indirect wholly-owned parent company that is a Domestic Subsidiary (other than any Excluded Subsidiary) of such Subsidiary (if it has not already done so), to duly execute and deliver to the Administrative Agent (i) one or more Guarantor Joinders, in form and substance reasonably satisfactory to the Administrative Agent, guaranteeing all Loan Parties’ obligations under the Credit Documents, (ii) Security Agreement Supplements, Perfection Certificate, Intellectual Property Security Agreements and other security and pledge agreements, as specified by and in form and substance reasonably satisfactory to the Administrative Agent (including delivery of all certificates, if any, representing the Pledged Equity and Pledged Debt in and of such Subsidiary, and other instruments of the type specified in Section 6.11(a), in each case, to the extent constituting Collateral), securing payment of all the Obligations of the Loan Parties under the Credit Documents and constituting Liens on all such interests and personal properties, and (iii) a signed copy of a favorable opinion, addressed to the Administrative Agent and the other Secured Parties, of counsel for the Loan Parties acceptable to the Administrative Agent as to the matters as the Administrative Agent may reasonably request.
(c)    Upon the formation or acquisition of any new direct or indirect wholly-owned Domestic Subsidiary (other than any Excluded Subsidiary) by any Loan Party (including, without limitation, upon the formation of any wholly-owned Domestic Subsidiary that is a Division Successor), then the Loan Parties shall, at the Loan Parties’ expense, within 30 days after such formation or acquisition, cause such Subsidiary, and cause each direct and indirect wholly-owned parent company that is a Domestic Subsidiary (other than any Excluded Subsidiary) of such Subsidiary (if it has not already done so), to (i) duly execute and deliver to the Administrative Agent one or more Guarantor Joinders, in form and substance reasonably satisfactory to the Administrative Agent, guaranteeing the other Loan Parties’ obligations under the Credit Documents, (ii) duly execute and deliver to the Administrative Agent Security Agreement Supplements, Perfection Certificate, Intellectual Property Security Agreements and other security and pledge agreements, as specified by and in form and substance reasonably satisfactory to the Administrative Agent (including delivery of all certificates, if any, representing the Pledged Equity and Pledged Debt in and of such Subsidiary, and other instruments of the type specified in Section 6.11(a), in each case, to the extent constituting Collateral), securing payment of all the Obligations of the Loan Parties under the Credit Documents and constituting Liens on all such interests and personal properties, (iii) take whatever action (including the filing of Uniform Commercial Code financing statements, the giving of notices and the endorsement of notices on title documents) may be necessary or advisable in the opinion of the Administrative Agent to vest in the Administrative Agent (or in any representative of the Administrative Agent designated by it) valid and subsisting Liens on the properties purported to be subject to the Security Agreement Supplements, Intellectual Property Security Agreements and security and pledge agreements delivered pursuant to this Section 6.11, enforceable against all third parties in accordance with their terms, and (iv) upon the request of the Administrative Agent in its sole discretion, a signed copy of a favorable opinion, addressed to the Administrative Agent and the other Secured Parties, of counsel for the Loan Parties acceptable to the Administrative Agent as to the matters as the Administrative Agent may reasonably request.
(d)    Upon the acquisition of any personal property by any Loan Party (including, without limitation, any acquisition pursuant to a Division), if such property constitutes Collateral and, in

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the judgment of the Administrative Agent, shall not already be subject to a perfected first priority security interest in favor of the Administrative Agent for the benefit of the Secured Parties, or at the time that any Excluded Assets cease to constitute Excluded Assets, then the Borrower shall, at the Borrower’s expense cause the applicable Loan Party to (i) duly execute and deliver to the Administrative Agent Security Agreement Supplements, Intellectual Property Security Agreement Supplements and other security and pledge agreements as specified by and in form and substance reasonably satisfactory to the Administrative Agent, securing payment of all the Obligations of the Loan Parties under the Credit Documents and constituting Liens on all such properties, (ii) take whatever action (including the filing of Uniform Commercial Code financing statements, the giving of notices and the endorsement of notices on title documents) may be necessary or advisable in the opinion of the Administrative Agent to vest in the Administrative Agent (or in any representative of the Administrative Agent designated by it) valid and subsisting Liens on such property, enforceable against all third parties, and (iii) deliver to the Administrative Agent, upon the request of the Administrative Agent in its sole discretion, a signed copy of a favorable opinion, addressed to the Administrative Agent and the other Secured Parties, of counsel for the Loan Parties acceptable to the Administrative Agent as to the matters as the Administrative Agent may reasonably request.
(e)    At any time upon request of the Administrative Agent, promptly execute and deliver any and all further instruments and documents and take all such other action as the Administrative Agent may deem necessary or desirable in obtaining the full benefits of, or (as applicable) in perfecting and preserving the Liens of, such guaranties, Security Agreement Supplements, Intellectual Property Security Agreements and other security and pledge agreements.
ARTICLE VII.

NEGATIVE COVENANTS
So long as any Advance shall remain unpaid or any Bank shall have any Commitment to the Borrower hereunder, without the written consent of the Majority Banks:
Section 7.01.     Financial Covenants. The Borrower will not:
(a)    as of the last day of any fiscal quarter for the immediately preceding twelve (12) month period, permit the ratio of (i) the sum of (A) EBIT of the Borrower, on a Consolidated basis, plus (B) Rent Expense of the Borrower, on a Consolidated basis, to (ii) the sum of (A) Interest Expense of the Borrower, on a Consolidated basis, plus (B) Rent Expense of the Borrower, on a Consolidated basis, to be less than the ratio set forth opposite the fiscal quarter end in the table below:

Fiscal Quarter Ended	Minimum Ratio
September 23, 2020	1.00 to 1.00
December 23, 2020	1.25 to 1.00
March 24, 2021 and thereafter	1.50 to 1.00

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(b)    as of the last day of any fiscal quarter, beginning with the fiscal quarter ending September 23, 2020, permit the ratio (the “Debt to Cash Flow Ratio”) of (i) the sum of (x) Debt of the Borrower, on a Consolidated basis, plus (y) the product of six multiplied by Rent Expense of the Borrower, on a Consolidated basis, for the immediately preceding twelve-month period, to (ii) the sum of (a) EBITDA of the Borrower, on a Consolidated basis, for the immediately preceding twelve-month period, plus (b) Rent Expense of the Borrower, on a Consolidated basis, for the immediately preceding twelve-month period to exceed 4.75 to 1.0.
Section 7.02.     Negative Pledge. Neither the Borrower nor the Guarantors will create, assume, incur or suffer to exist, or permit any of its respective Subsidiaries to create, assume, incur or suffer to exist, any Lien on or in respect of any of its or their assets or property used, created or consumed in the operation of its or their business, whether, real, personal, or mixed, whether tangible or intangible, whether now owned or hereafter acquired, including, without limitation, the capital stock of any Subsidiary of the Borrower, but excluding any margin stock (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System), or assign or otherwise convey, or permit any such Subsidiary to assign or otherwise convey, any right to receive income, in each case to secure or provide for the payment of any Debt of any Person, except Permitted Liens. For the avoidance of doubt, no Loan Party or any of its Subsidiaries shall create, assume, incur or suffer to exist, any Lien on or in respect of any of its Intellectual Property or any of its Principal Property, in each case, except as permitted under this Agreement.
Section 7.03.     Merger, Sale of Assets and Sale-Leasebacks. Neither the Borrower, the Guarantors nor any of their respective Subsidiaries will:
(a)    merge or consolidate with or into any other Person (including, in each case, pursuant to a Division) unless (i) (A) either the Borrower or such Guarantor is the surviving entity, (B) such merger or consolidation is between Subsidiaries (other than a Guarantor (except as would be permitted by clause (A) of this clause (a) or the last proviso of Section 6.05) or (C) such merger or consolidation is between a Subsidiary (other than a Guarantor (except as would be permitted by clause (A) of this clause (a))) and another Person (other than a Guarantor (except as would be permitted by clause (A) of this clause (a))), and (ii) no Default or an event which, with the giving of notice, the lapse of time or both, would constitute a Default, shall have occurred and be continuing at the time of, or shall result from, such merger or consolidation;
(b)    sell, lease or otherwise transfer any of their assets in one transaction or in a series of transactions and whether effected pursuant to a Division or otherwise; provided that the Borrower, the Guarantors or any of their Subsidiaries may sell, lease or otherwise transfer assets (i) in the ordinary course of business, (ii) to the Borrower, any Guarantor or, so long as no Default or an event which, with the giving of notice, the lapse of time or both, would constitute a Default, shall have occurred and is continuing at the time of, or result from, any such sale, lease or transfer, any Subsidiaries, (iii) in connection with a Sale-Leaseback Transaction otherwise permitted by Section 7.03(c) of this Agreement, and (iv) in any other case, so long as the aggregate book value of all such assets sold, leased or transferred in reliance upon this clause (iv) (and, for the avoidance of doubt, without giving effect to any transfers permissibly consummated in reliance upon the prior

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clauses (i), (ii), or (iii)) shall not exceed fifteen percent (15%) of the Consolidated total assets of the Borrower as of the Second Amendment Effective Date for the term of this Agreement; provided, further, that no sale, lease or transfer consummated in reliance upon the prior clause (iii) or (iv) will be permitted pursuant to this Section 7.03(b) if a Default or an event which, with the giving of notice, the lapse of time or both, would constitute a Default, shall have occurred and is continuing at the time of, or result from, any such sale, lease or transfer; or
(c)    enter into any agreement or arrangement with any other Person providing for the sale or transfer by any Loan Party or any of its Subsidiaries of real or personal property to such Person and the leasing back of such property from such other Person or any other Person to or from whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of a Loan Party or any of its Subsidiaries (such transactions, “Sale-Leaseback Transactions”); provided that the Borrower, the Guarantors or any of their Subsidiaries may enter into and consummate (i) Sale-Leaseback Transactions between the Borrower and a Subsidiary or between Subsidiaries, (ii) prior to the Third Amendment Effective Date, up to $150,000,000 in Sale-Leaseback Transactions, and (iii) on and after the Third Amendment Effective Date, an aggregate of up to $450,000,000 (plus such additional amounts representing obligations incurred in connection with fees, costs and expenses incurred in connection with the consummation of the subject Sale-Leaseback Transactions) of Sale-Leaseback Transactions during the term of this Agreement, so long as after giving effect thereto the Borrower is in compliance on a pro forma basis with the Debt to Cash Flow Ratio covenant in Section 7.01(b); provided, further, that no Sale-Leaseback Transaction will be permitted pursuant to this Section 7.03(c) if a Default or an event which, with the giving of notice, the lapse of time or both, would constitute a Default, shall have occurred and is continuing at the time of, or result from, any such Sale-Leaseback Transaction.
Section 7.04.     Agreements to Restrict Dividends, Certain Transfers and Liens. Neither the Borrower nor the Guarantors will enter into or suffer to exist, or permit any Significant Subsidiary to enter into or suffer to exist, any consensual encumbrance or restriction on the ability of the Borrower, any Guarantor or any Significant Subsidiary, as the case may be, (a) to pay, directly or indirectly, dividends or make any other distributions in respect of its capital stock or pay any Debt or other obligation owed to the Borrower, a Guarantor or to any Significant Subsidiary, (b) to make loans or advances to the Borrower, a Guarantor or any Significant Subsidiary, (c) to guarantee the Debt of the Borrower, or (d) to create, incur, assume or suffer to exist Liens on property of such Person, provided, however, that (1) this clause (d) shall not prohibit (i) any negative pledge incurred or provided in favor of any holder of obligations permitted hereunder secured by Liens of the type under clauses (d), (h), (i), (k) or (l) of the definition of Permitted Liens but solely to the extent any such negative pledge relates to the property that constitutes security for the obligations secured thereby (other than with respect to this clause (d)(i), any such negative pledge that restricts any Liens on any Intellectual Property or any Principal Property, in each case, except as otherwise permitted by this Agreement), (ii) customary anti-assignment provisions contained in any lease, license or other contract, and (iii) those encumbrances and restrictions existing on the Second Amendment Effective Date and described on Schedule IV and those now or hereafter existing that are not more restrictive in any respect than such encumbrances and restrictions described on Schedule IV, and (2) the foregoing shall not prohibit (A) restrictions applicable to assets subject to an agreement for the sale or disposition of such assets, to the extent such disposition is permitted

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by this Agreement or is conditioned on the receipt of an amendment or consent in respect thereof, and (B) customary encumbrances and restrictions set forth in definitive documentation governing Sale-Leaseback Transactions, so long as the Borrower in good faith determines that such encumbrances and restrictions will not impair the ability of the Borrower to make principal or interest payments on the Obligations.
Section 7.05.     Transactions with Affiliates. Except as otherwise permitted in Section 7.03, neither the Borrower nor any Guarantor will make any material sale to, make any material purchase from, extend material credit to, make material payment for services rendered by, or enter into any other material transaction with, or permit any of their respective Subsidiaries to make, any material sale to, make any material purchase from, extend material credit to, make material payment for services rendered by, or enter into any other material transaction with, any Affiliate of the Borrower or any Guarantor or of such Subsidiary unless such sales, purchases, extensions of credit, rendition of services and other transactions are (at the time such sale, purchase, extension of credit, rendition of services or other transaction is entered into) (a) in the ordinary course of business, or (b) on terms and conditions believed by the Borrower to be fair in all material respects to the Borrower or such Guarantor or such Subsidiary, as the case may be.
Section 7.06.     Change of Business. The Borrower, the Guarantors and their Subsidiaries, on an aggregate basis, will not materially change the general nature of their primary business.
Section 7.07.     Limitation on Advances and Investments. Neither the Borrower nor the Guarantors will, or will permit any of their respective Subsidiaries to, make or permit to exist, any loans, advances or capital contributions to, or make any investment in, or purchase or commit to purchase any stock or other securities or evidences of indebtedness of or interests in any other Person which is not, or which will not become in connection with such transaction, a Subsidiary (“Investments”), except:
(a)    Liquid Investments;
(b)    trade and customer accounts receivable which are for goods furnished or services rendered in the ordinary course of business and are payable in accordance with customary trade terms;
(c)    at any time after the termination of the Limitation Period, Investments not otherwise permitted by this Section 7.07 in any Person or Persons, together with Restricted Payments permitted under Section 7.10(c), in a maximum aggregate amount of $50,000,000 during the term of this Agreement, so long as (1) after giving effect to the Investments (and any related Borrowing or other incurrence of Debt), the Debt to Cash Flow Ratio is equal to or less than 4.50 to 1.00 on a pro forma basis as of the last fiscal quarter for which financial statements have been delivered to the Administrative Agent in accordance with the terms hereof, and (2) immediately before and after giving effect thereof, no Default or event which, with the giving of notice, the lapse of time or both, would constitute a Default shall have occurred and be continuing or would result therefrom; and

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(d)    Investments existing on the Second Amendment Effective Date and described on Schedule VI.
Section 7.08.     Accounting Practices. The Borrower and each of its Significant Subsidiaries will maintain its books of record and account in conformity with GAAP.
Section 7.09.     Debt. The Borrower and each Guarantor will not, and will not permit any of their respective Subsidiaries to, directly or indirectly, create, incur or suffer to exist any direct, indirect, fixed or contingent liability for any Debt, other than (i) the obligations pursuant to the Credit Documents, (ii) the Debt described on Schedule VII, (iii) additional Debt of the Borrower which may be guaranteed by a Guarantor (but not guaranteed by any of the Borrower’s or the Guarantor’s Subsidiaries, other than a Guarantor in the case of Debt of the Borrower), (iv) intercompany Debt, (v) additional Debt of the Guarantors and the Borrower’s and the Guarantor’s Subsidiaries incurred in connection with Capitalized Lease Obligations, provided, however, the aggregate of all Debt of the Guarantors and all such Subsidiaries under this clause (v), whether secured or unsecured, must not exceed $17,000,000 in the aggregate at any one time, and (vi) Debt of Real Property Holdings Companies incurred in connection with Sale-Leaseback Transactions otherwise permitted to be consummated in accordance with Section 7.03(c) of this Agreement.
Section 7.10.     Restricted Payments. Neither the Borrower nor any Guarantor will, or will permit any of their respective Subsidiaries to, declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except that, so long as no Default or event which, with the giving of notice, the lapse of time or both, would constitute a Default shall have occurred and be continuing at the time of any action described below or would result therefrom:
(a)    each Subsidiary may make Restricted Payments to the Borrower or any other Subsidiary whose outstanding Equity Interests are 100% owned, directly or indirectly, by the Borrower; provided, however, no Loan Party may make any Restricted Payments to any Subsidiary that is not a Loan Party; and
(b)    at any time after the termination of the Limitation Period, the Borrower may make and declare any Restricted Payments, together with Investments permitted under Section 7.07(c), in a maximum aggregate amount of $50,000,000 during the term of this Agreement, so long as after giving effect to the Restricted Payments (and any related Borrowing or other incurrence of Debt), the Debt to Cash Flow Ratio is equal to or less than 4.50 to 1.00 on a pro forma basis as of the last fiscal quarter for which financial statements have been delivered to the Administrative Agent in accordance with the terms hereof.
ARTICLE VIII.

DEFAULTS
Section 8.01.     Defaults. If any of the following events (each individually, a “Default”) shall occur and be continuing:

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(a)    the Borrower (i) shall fail to pay any principal of any Advance when the same becomes due and payable in accordance with the terms hereof, or (ii) shall fail to pay any interest on any Advance or any fee or other amount to be paid by it hereunder within three (3) Business Days of the date on which such payment is due; or
(b)    any certification, representation or warranty made by the Borrower or a Guarantor herein or by the Borrower or a Guarantor (or any of their respective officers) in writing (including representations and warranties deemed made pursuant to Sections 2.04(a)(G), or 3.02) under or in connection with any Credit Document shall prove to have been incorrect in any material respect when made or deemed made; or
(c)    the Borrower or a Guarantor shall fail to perform or observe (i) any term, covenant or agreement contained in Section 7.01 on its part to be performed or observed, (ii) any term, covenant or agreement contained in Sections 6.03 or 6.05 (with respect to maintaining the corporate existence of the Borrower or a Guarantor) or in Article VII (other than Section 7.01) on its part to be performed or observed and such failure shall continue for five (5) days after the date notice thereof shall have been given to the Borrower or such Guarantor by the Administrative Agent or any Bank, or (iii) any term, covenant or agreement contained in any Credit Document (other than a term, covenant or agreement described in clauses (a), (b) above and subclauses (i) and (ii) of clause (c)) on its part to be performed or observed and such failure shall continue for thirty (30) days after the date notice thereof shall have been given to the Borrower or the applicable Guarantor by the Administrative Agent or any Bank; or
(d)    the Borrower, the Guarantors, or any of their respective Subsidiaries shall fail to pay any principal of or premium or interest on any of its Debt which is outstanding in a principal amount of at least $50,000,000 in the aggregate (excluding Debt consisting of the Advances) when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt, or any event of default or other event shall occur or condition shall exist under any agreement or instrument creating or evidencing such Debt in such principal amount, and shall continue after the applicable grace period, if any, specified in such agreement or instrument if the effect of such event or condition is to accelerate, or to permit the holder or holders of any such Debt or any trustee or agent on its or their behalf to accelerate, the maturity of such Debt, provided, however, a Default or an event which, with the giving of notice, the lapse of time or both, would constitute a Default, shall have occurred or be continuing for purposes of this clause (d) shall not be deemed to exist due to the acceleration of the maturity of any obligation to a Bank or an affiliate (within the meaning of Regulation U) of a Bank solely by reason of a default in the performance of a term or condition in any agreement or instrument under or by which such obligation is created, evidenced or secured, which term or condition restricts the right of the Borrower or any other Person to sell, pledge or otherwise dispose of any margin stock (within the meaning of Regulation U) held by the Borrower or any such other Person; or
(e)    the Borrower, a Guarantor, or any Significant Subsidiary shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted

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by or against the Borrower, a Guarantor or any Significant Subsidiary seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), shall remain undismissed or unstayed for a period of sixty (60) days; or the Borrower, a Guarantor or any Significant Subsidiary shall take any corporate action to authorize any of the actions set forth above in this clause (e); or
(f)    any judgment or order against the Borrower, a Guarantor or any of their respective Consolidated Subsidiaries is rendered for the payment of money in excess of $50,000,000 over the sum of available insurance therefor and adequate cash reserves for which have not been established and set aside solely for the purpose of payment of such judgment or order and such judgment or order remains unsatisfied and either (i) enforcement proceedings shall have been commenced by the creditor upon such judgment or order or (ii) there shall be any period of sixty (60) consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or
(g)    the Borrower shall cease to own directly or indirectly 100% of the issued and outstanding voting stock of the Guarantors; or
(h)    any Person shall become the “beneficial owner” (as defined under Exchange Act Rule 13d-3) of at least a majority of the outstanding voting common stock of the Borrower;
then, and in any such event, the Administrative Agent (i) shall at the request, or may with the consent, of the Majority Banks, after providing notice to the Borrower, declare all of the Commitments and the obligation of each Bank to make Advances to be terminated, whereupon all of the Commitments and each such obligation shall forthwith terminate, and (ii) shall at the request, or may with the consent, of the Majority Banks, by notice to the Borrower declare the Advances, all interest thereon and all other amounts payable by the Borrower and the Guarantors under this Agreement to be forthwith due and payable, whereupon such Advances, such interest and all such amounts shall become and be forthwith due and payable, without requirement of any presentment, demand, protest, notice of intent to accelerate, further notice of acceleration or other further notice of any kind (other than the notice expressly provided for above), all of which are hereby expressly waived by the Borrower and each Guarantor, provided, however, that in the event of any Default described in Section 8.01(e) with respect to the Borrower or any Guarantor, (A) all of the Commitments and the obligation of each Bank to make Advances shall automatically be terminated and (B) the Advances, all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or any other notice of any kind, all of which are hereby expressly waived by the Borrower and each Guarantor.
Section 8.02.     Application of Funds. After the exercise of remedies provided for in Section 8.01 (or after the Advances have automatically become immediately due and payable as set forth in the proviso to Section 8.01), any amounts received on account of the Obligations shall,

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subject to the provisions of Section 2.18, be applied by the Administrative Agent in the following order:
First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including (i) fees, charges and disbursements of counsel to the Administrative Agent, to the extent payable pursuant to Section 10.04 hereof, and (ii) amounts payable under Article II) due and payable to the Administrative Agent in its capacity as such;
Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal, interest and commitment fees) due and payable to the Banks (including (i) fees, charges and disbursements of counsel to the respective Banks arising under the Credit Documents, to the extent payable pursuant to Section 10.04 hereof, and (ii) amounts payable under Article II, ratably among them in proportion to the respective amounts described in this clause Second payable to them;
Third, to payment of that portion of the Obligations constituting unpaid commitment fees and interest, ratably among the Banks in respect of the respective amounts described in this clause Third payable to them;
Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Advances and Obligations then owing under Secured Hedge Agreements, Secured Cash Management Agreements and Secured Bilateral Letters of Credit, ratably among the Banks, the Hedge Banks, the Cash Management Banks, and the LOC Banks in proportion to the respective amounts described in this clause Fourth held by them; and
Last, the balance, if any, after all of the Obligations have been paid in full, to the Borrower or as otherwise required by laws.
Notwithstanding the foregoing, Obligations arising under Secured Cash Management Agreements, Secured Hedge Agreements, and the Secured Bilateral Letters of Credit shall be excluded from the application described above if the Administrative Agent has not received written notice thereof, together with such supporting documentation as the Administrative Agent may request, from the applicable Cash Management Bank, Hedge Bank or LOC Bank as the case may be. Each Cash Management Bank, Hedge Bank or LOC Bank not a party to this Agreement that has given the notice contemplated by the preceding sentence shall be deemed to have acknowledged and accepted the appointment of the Administrative Agent pursuant to the terms of Article IX hereof for itself and its Affiliates as if a “Bank” party hereto. Excluded Swap Obligations with respect to any Guarantor shall not be paid with amounts received from such Guarantor or such Guarantor’s assets, but appropriate adjustments shall be made with respect to payments from other Loan Parties to preserve the allocation to Obligations otherwise set forth above in this Section 8.02.”
ARTICLE IX.

THE ADMINISTRATIVE AGENT

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Section 9.01.     Authorization and Action. (1) Each Bank hereby appoints and authorizes the Administrative Agent to take such action as administrative agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent by the terms hereof, together with such powers as are reasonably incidental thereto. As to any matters not expressly provided for by this Agreement (including, without limitation, enforcement or collection of the Advances), the Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Majority Banks, and such instructions shall be binding upon all Banks, provided, however, that the Administrative Agent shall not be required to take any action which exposes the Administrative Agent to personal liability or which is contrary to this Agreement or Applicable Law. The provisions of this Article are solely for the benefit of the Administrative Agent and the Banks, and none of the Borrower or the Guarantors shall have any rights as a third party beneficiary of any such provisions.
(a)    The Administrative Agent may perform any of and all its duties and exercise its rights and powers hereunder or under any other Credit Document by or through any one or more sub-agents (that is/are Affiliate(s) of the Administrative Agent) appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facility provided for herein as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.
(b)    The Administrative Agent shall also act as the “collateral agent” under the Credit Documents, and each of the Banks (including in its capacities as a potential Hedge Bank, a potential Cash Management Bank, and a potential LOC Bank) hereby irrevocably appoints and authorizes the Administrative Agent to act as the agent of such Bank for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Administrative Agent, as “collateral agent” and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent pursuant to Section 9.01(b) for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent), shall be entitled to the benefits of all provisions of this Article IX and Article X (including Section 10.04, as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent” under the Credit Documents) as if set forth in full herein with respect thereto.
Section 9.02.     Administrative Agent’s Reliance, Etc. Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be liable to the Banks for any action taken or omitted to be taken by it or them under or in connection with this Agreement,

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except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, the Administrative Agent: (i) may consult with legal counsel (including counsel for the Borrower), independent public accountants and other experts selected by it and shall not be liable to the Banks for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (ii) makes no warranty or representation to any Bank and shall not be responsible to any Bank for any statements, warranties or representations (whether written or oral) made in or in connection with this Agreement; (iii) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement on the part of the Borrower or to inspect the property (including the books and records) of the Borrower or any of its Subsidiaries; (iv) shall not be responsible to any Bank for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; (v) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing; (vi) except as expressly set forth in the Credit Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower, any Subsidiary or any other Affiliate of any of the foregoing that is communicated to or obtained by the Person serving as Administrative Agent or any of its Affiliates in any capacity; (vii) shall not be responsible for or have any duty to ascertain or inquire into the satisfaction of any condition set forth in Article III or elsewhere in any Credit Document, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent or satisfaction of any condition that expressly refers to the matters described therein being acceptable or satisfactory to the Administrative Agent; (viii) shall incur no liability to the Banks under or in respect of this Agreement by acting upon any notice, consent, certificate or other instrument or writing (which may be by telecopier or other electronic communications) believed by it to be genuine and signed or sent by the proper party or parties and (ix) shall incur no liability to the Banks under or in respect of this Agreement by acting upon any statement made to it orally or by telephone and believed by it to be made by the proper Person (including, if applicable, a Financial Officer of such Person).
Section 9.03.     Knowledge of Defaults. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of a Default (other than a failure to make a payment of principal of or interest on the Advances) unless the Administrative Agent has received notice from a Bank or the Borrower specifying such Default and stating that such notice is a “Notice of Default”. In the event that the Administrative Agent receives such a notice of a Default, the Administrative Agent shall give prompt notice thereof to the Banks. The Administrative Agent shall (subject to Section 9.08 hereof) take such action with respect to such Default as shall be directed by the Majority Banks, provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable in the best interest of the Banks except to the extent that this Agreement expressly requires that such action be taken, or not be taken, only with the consent or upon the authorization of the Majority Banks or all of the Banks.

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Section 9.04.     Rights of the Administrative Agent as a Bank. With respect to all its Commitments and the Advances made by it, the Person serving as the Administrative Agent shall have the same rights and powers under this Agreement as any other Bank and may exercise the same as though it were not the Administrative Agent; and the term “Bank” or “Banks” shall, unless otherwise expressly indicated, include such Person in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as trustee under indentures of, act as financial advisor or in any other advisory capacity and generally engage in any kind of business with, the Borrower, any of its Subsidiaries and any Person who may do business with or own securities of the Borrower or any such Subsidiary, all as if such Person was not the Administrative Agent and without any duty to account therefor to the Banks.
Section 9.05.     Bank Credit Decision. (1) Each Bank expressly acknowledges that none of the Administrative Agent nor any Joint Lead Arranger has made any representation or warranty to it, and that no act by the Administrative Agent or any Joint Lead Arranger hereafter taken, including any consent to, and acceptance of any assignment or review of the affairs of any Loan Party of any Affiliate thereof, shall be deemed to constitute any representation or warranty by the Administrative Agent or any Joint Lead Arranger to any Bank as to any matter, including whether the Administrative Agent or any Joint Lead Arranger have disclosed material information in their (or their Related Parties’) possession. Each Bank represents and acknowledges that it has, independently and without reliance upon the Administrative Agent, any Joint Lead Arranger or any other Bank and based on the financial statements referred to in Section 5.04 and such other documents and information as it has deemed appropriate, made its own credit analysis of, appraisal of, and investigation into, the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties and their Subsidiaries, and all applicable bank or other regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrower hereunder. Each Bank also acknowledges that it will, independently and without reliance upon the Administrative Agent, any Joint Lead Arranger or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under or based upon this Agreement, any other Credit Document or any related agreement or any document furnished hereunder or thereunder, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties. Each Bank represents and warrants that (i) the Credit Documents set forth the terms of a commercial lending facility and (ii) it is engaged in making, acquiring or holding commercial loans in the ordinary course and is entering into this Agreement as a Bank for the purpose of making, acquiring or holding commercial loans and providing other facilities set forth herein as may be applicable to such Bank, and not for the purpose of purchasing, acquiring or holding any other type of financial instrument, and each Bank agrees not to assert a claim in contravention of the foregoing. Each Bank represents and warrants that it is sophisticated with respect to decisions to make, acquire and/or hold commercial loans and to provide other facilities set forth herein, as may be applicable to such Bank, and either it, or the Person exercising discretion in making its decision to make, acquire and/or hold such commercial loans or to provide such other facilities, is experienced in making, acquiring or holding such commercial loans or providing such other facilities.

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(a)    Each Bank, by delivering its signature page to this Agreement and funding its Advances on the Effective Date, Second Amendment Effective Date, Fourth Amendment Effective Date, or delivering its signature page to an Assignment or an Accession Agreement pursuant to which it shall become a Bank hereunder, shall be deemed to have acknowledged receipt of, and consented to and approved, each Credit Document and each other document required to be delivered to, or be approved by or satisfactory to, the Administrative Agent or the Banks on the Effective Date, Second Amendment Effective Date and the Fourth Amendment Effective Date.
Section 9.06.     Successor Administrative Agent. The Administrative Agent may resign at any time by giving written notice thereof to the Banks and the Borrower. Upon any such resignation, the Majority Banks shall have the right to appoint a successor Administrative Agent that, unless a Default shall have occurred and then be continuing, is acceptable to the Borrower. If no successor Administrative Agent shall have been so appointed by the Majority Banks, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent’s giving of notice of resignation or the Majority Banks’ removal of the retiring Administrative Agent, then the retiring Administrative Agent may, on behalf of the Banks, appoint a successor Administrative Agent, which shall be a commercial bank organized under the laws of the United States of America or of any State thereof and having total assets of at least $1,000,000,000; provided that if the Administrative Agent shall notify the Borrower and the Banks that no Person satisfying such requirements has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (1) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under each other Credit Document and with respect to the transactions contemplated hereby and (2) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Bank , until such time as the Majority Banks appoint a successor Administrative Agent as provided for above in this Section. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Administrative Agent’s resignation or removal hereunder as Administrative Agent, the provisions of this Article IX shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement.
Section 9.07.     Joint Lead Arrangers and Bookrunners, Syndication Agents and Documentation Agents. The Joint Lead Arrangers and Bookrunners, Syndication Agents and Documentation Agents named on the cover page of this Agreement, in their capacities as such, shall have no obligation, responsibility or required performance hereunder and shall not become liable in any manner to any party hereto in respect hereof.
Section 9.08.     INDEMNIFICATION. THE ADMINISTRATIVE AGENT SHALL NOT BE REQUIRED TO TAKE ANY ACTION HEREUNDER OR TO PROSECUTE OR DEFEND ANY SUIT IN RESPECT OF THIS AGREEMENT OR THE NOTES, UNLESS INDEMNIFIED TO ITS SATISFACTION BY THE BANKS AGAINST LOSS, COST,

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LIABILITY AND EXPENSE. IF ANY INDEMNITY FURNISHED TO THE ADMINISTRATIVE AGENT SHALL BECOME IMPAIRED, IT MAY CALL FOR ADDITIONAL INDEMNITY AND CEASE TO DO THE ACTS INDEMNIFIED AGAINST UNTIL SUCH ADDITIONAL INDEMNITY IS GIVEN. IN ADDITION, THE BANKS, JOINTLY AND SEVERALLY, AGREE TO INDEMNIFY THE ADMINISTRATIVE AGENT (TO THE EXTENT NOT REIMBURSED BY THE BORROWER OR A GUARANTOR) FROM AND AGAINST ANY AND ALL LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, AGREEMENTS, SUITS, COSTS, EXPENSES OR DISBURSEMENTS OF ANY KIND OR NATURE WHATSOEVER WHICH MAY BE IMPOSED ON, INCURRED BY, OR ASSERTED AGAINST THE ADMINISTRATIVE AGENT IN ANY WAY RELATING TO OR ARISING OUT OF THE CREDIT DOCUMENTS OR ANY ACTION TAKEN OR OMITTED BY THE ADMINISTRATIVE AGENT UNDER THE CREDIT DOCUMENTS, PROVIDED THAT NO BANK SHALL BE LIABLE TO THE ADMINISTRATIVE AGENT FOR ANY PORTION OF SUCH LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, AGREEMENTS, SUITS, COSTS, EXPENSES OR DISBURSEMENTS RESULTING FROM THE ADMINISTRATIVE AGENT’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. WITHOUT LIMITATION OF THE FOREGOING, EACH BANK EXPRESSLY AGREES TO INDEMNIFY THE ADMINISTRATIVE AGENT FROM ITS OWN NEGLIGENCE. EACH BANK AGREES TO REIMBURSE THE ADMINISTRATIVE AGENT PROMPTLY UPON DEMAND FOR ITS RATABLE SHARE, CALCULATED IN ACCORDANCE WITH ITS TOTAL COMMITMENT, OF ANY OUT-OF-POCKET EXPENSES (INCLUDING COUNSEL FEES INCURRED BY THE ADMINISTRATIVE AGENT IN CONNECTION WITH THE PREPARATION, EXECUTION, DELIVERY, ADMINISTRATION, MODIFICATION, AMENDMENT OR ENFORCEMENT WHETHER THROUGH NEGOTIATIONS, LEGAL PROCEEDINGS OR OTHERWISE OF, OR LEGAL ADVICE IN RESPECT OF RIGHTS OR RESPONSIBILITIES UNDER, THE CREDIT DOCUMENTS) TO THE EXTENT THAT THE ADMINISTRATIVE AGENT IS NOT REIMBURSED FOR SUCH EXPENSES BY THE BORROWER OR A GUARANTOR. THIS SECTION 9.08 SHALL NOT APPLY WITH RESPECT TO TAXES OTHER THAN ANY TAXES THAT REPRESENT LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, AGREEMENTS, SUITS, COSTS, EXPENSES, ETC. ARISING FROM ANY NON-TAX CLAIM.
Section 9.09.     Collateral Matters. Each Bank (including in its capacities as a potential Cash Management Bank, a potential Hedge Bank, and a potential LOC Bank) irrevocably authorizes the Administrative Agent, at its option and in its discretion,
(a)    to release any Lien on any property granted to or held by the Administrative Agent under any Credit Document (i) upon termination of the Total Commitments and payment in full of all Obligations (other than contingent indemnification obligations), (ii) that is sold or to be sold as part of or in connection with any sale permitted hereunder or under any other Credit Document, or (iii) subject to Section 10.01, if approved, authorized or ratified in writing by the Majority Banks;

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(b)    to subordinate any Lien on any property granted to or held by the Administrative Agent under any Credit Document to the holder of any Lien on such property that is permitted by clause (g) or (i) in the definition of Permitted Liens; and
(c)    upon request by the Administrative Agent at any time, the Majority Banks will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property pursuant to this Section 9.09.
Section 9.10.     Certain ERISA Matters.
(a)    Each Bank, (x) represents and warrants, as of the date such Person became a Bank party hereunder, to, and (y) covenants, from the date such Person becomes a Bank hereunder, from the date such Person becomes a Bank party hereunder to the date such Person ceases being a Bank party to this Agreement, for the benefit of, the Administrative Agent and the Joint Lead Arrangers and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that at least one of the following is and will be true:
(i)    such Bank is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Bank’s entrance into, participation in, administration of and performance of the Advances, the Secured Bilateral Letters of Credit, the Commitments or this Agreement;
(ii)    the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Bank’s entrance into, participation in, administration of and performance of the Advances, the Secured Bilateral Letters of Credit, the Commitments and this Agreement;
(iii)    (A) such Bank is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Bank to enter into, participate in, administer and perform the Advances, the Secured Bilateral Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Advances, the Secured Bilateral Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Bank, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Bank’s entrance into, participation in, administration of and performance of the Advances, the Secured Bilateral Letters of Credit, the Commitments and this Agreement; or
(iv)    such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Bank.

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(b)    In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Bank or (2) a Bank has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Bank further (x) represents and warrants, as of the date such Person became a Bank party hereto, to, and (y) covenants, from the date such Person became a Bank party hereto to the date such Person ceases being a Bank party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that the Administrative Agent is not a fiduciary with respect to the assets of such Bank involved in such Bank’s entrance into, participation in, administration of and performance of the Advances, the Secured Bilateral Letters of Credit, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Credit Document or any documents related hereto or thereto).
Section 9.11.     Secured Cash Management Agreements, Secured Hedge Agreements, and Secured Bilateral Letters of Credit. Except as otherwise expressly set forth herein, no Cash Management Bank, Hedge Bank, or LOC Bank that obtains the benefits of Section 8.02, any guaranty or any Collateral by virtue of the provisions hereof or of any guaranty by any Guarantor or any Collateral Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Credit Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) other than in its capacity as a Bank and, in such case, only to the extent expressly provided in the Credit Documents. Subject to the next sentence but notwithstanding any other provision of this Article IX to the contrary, the Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Obligations arising under Secured Cash Management Agreements, Secured Hedge Agreements, or Secured Bilateral Letters of Credit unless the Administrative Agent has received written notice of such Obligations, together with such supporting documentation as the Administrative Agent may request, from the applicable Cash Management Bank, Hedge Bank, LOC Bank or the Borrower, as the case may be. The Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to Obligations arising under Secured Cash Management Agreements, Secured Hedge Agreements or Secured Bilateral Letters of Credit upon termination of the Total Commitments and payment in full of all Obligations (other than (A) contingent indemnification obligations and (B) obligations and liabilities under Secured Cash Management Agreements, Secured Hedge Agreements and Secured Bilateral Letters of Credit). Each Cash Management Bank, Hedge Bank and LOC Bank acknowledges and agrees that the Liens and guarantees under the Credit Documents shall be released at such time as the Obligations, excluding those under the Secured Cash Management Agreements, Secured Hedge Agreements and Secured Bilateral Letters of Credit, are repaid in full.
ARTICLE X.

MISCELLANEOUS

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Section 10.01.     Amendments, Etc. No amendment or waiver of any provision of any Credit Document, nor consent to any departure by the Borrower or the Guarantors therefrom, shall in any event be effective unless the same shall be in writing and signed by the Borrower and the Majority Banks and acknowledged by Administrative Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given, provided, however, that no amendment, waiver or consent shall do any of the following: (a) extend or increase any Commitment of any Bank or subject any Bank to any additional obligations without the consent of such Bank, (b) reduce the principal of, or interest on, any Advances of any Bank or any fees or other amounts payable to any Bank hereunder without the consent of such Bank, provided, however, that only the consent of the Majority Banks shall be necessary (i) to amend the definition of “Default Rate” or to waive any obligation of the Borrower to pay interest at the Default Rate or (ii) to amend any financial covenant hereunder (or any defined term used therein) even if the effect of such amendment would be to reduce the rate of interest on any Advance or Borrowing or to reduce any fee payable hereunder, (c) postpone any date fixed for any payment of principal of, or interest on, any Advances or any fees or other amounts payable hereunder without the consent of each affected Bank, (d) change the definition of “Majority Banks” or any other provision hereof specifying the number or percentage of Banks required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the consent of each Bank, (e) release the Borrower or Brinker Restaurant or otherwise change any obligation of the Borrower or Brinker Restaurant to pay any amount payable by the Borrower or Brinker Restaurant hereunder without the consent of each Bank, or (f) release all or substantially all of the Guarantors or release all or substantially all of the Collateral without the consent of each Bank, or (g) amend this Section 10.01 without the consent of each Bank; provided, further, that no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Banks required above to take such action, affect the rights or duties of the Administrative Agent under any Credit Document; provided, further that, each of the Bank of America Fee Letter, the JPMCB Fee Letter, the Wells Fargo Fee Letter and the Upfront Fee Letter may be amended, or rights and privileges thereunder waived or modified in a writing executed only by all of the respective parties thereto; and provided, further, that no amendment, waiver or consent shall, unless in writing and signed by the applicable Guarantor in addition to any other party required above to take such action, affect the rights or duties of such Guarantor under any Credit Document. Notwithstanding anything to the contrary herein, no Defaulting Bank shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Banks or each affected Bank may be effected with the consent of the applicable Banks other than Defaulting Banks), except that (x) no Commitment of any Defaulting Bank may be increased or extended without the consent of such Bank and (y) any waiver, amendment or modification requiring the consent of all Banks or each affected Banks that by its terms affects any Defaulting Bank more adversely than other affected Banks shall require the consent of such Defaulting Bank.
Section 10.02.     Notices, Etc. All notices and other communications provided for in this Agreement and each other Credit Document shall be in writing (including telecopy or email communication) and mailed, telecopied or emailed or delivered, if to any Bank as specified on Schedule I hereto or specified pursuant to an Assignment; if to the Borrower or the Guarantors,

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as specified opposite its name on Schedule II hereto; or, as to the Borrower, the Guarantors or the Administrative Agent, at such other address as shall be designated by such party in a prior written notice to the other parties (provided that such address of each of Borrower, the Guarantors and the Administrative Agent for notice purposes shall be an address in the United States) and, as to each other party, at such other address as shall be designated by such party in a prior written notice to the Borrower, such Guarantor and the Administrative Agent. All such notices and communications shall, when mailed, telecopied or emailed, be effective when deposited in the mails, sent by telecopier to any party to the telecopier number as set forth herein or on Schedule I or Schedule II hereto (or other telecopy number specified by such party in a written notice to the other parties hereto), or sent by email to the addresses set forth herein or on Schedule I or Schedule II hereto, respectively, except that notices to the Administrative Agent pursuant to Article II or IX shall not be effective until received by the Administrative Agent by physical delivery or telecopy.
Section 10.03.     No Waiver; Remedies. No failure on the part of any Bank or the Administrative Agent to exercise, and no delay in exercising, any right under any Credit Document shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies provided in the Credit Documents are cumulative and not exclusive of any remedies provided by law. Notwithstanding anything to the contrary contained herein or in any Credit Document, the authority to enforce rights and remedies hereunder and under the Credit Documents against the Borrower and the Guarantors or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Article VIII for the benefit of all the Banks; provided, however, that the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder, (b) any Bank from exercising setoff rights in accordance with Section 10.05, or (c) any Bank from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to the Borrower or the Guarantors under any insolvency, bankruptcy, reorganization, receivership or other debtor relief law; and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder, then (i) the Majority Banks shall have the rights otherwise ascribed to the Administrative Agent pursuant to Article VIII and (ii) in addition to the matters set forth in clauses (b), (c) and (d) of the preceding proviso, any Bank may, with the consent of the Majority Banks, enforce any rights and remedies available to it and as authorized by the Majority Banks.
Section 10.04.     Costs, Expenses and Taxes. (1) The Borrower agrees to pay on demand (i) all reasonable out-of-pocket costs and expenses of the Administrative Agent in connection with the preparation, execution, delivery, administration, modification and amendment or waiver of any Credit Document, including, without limitation, the reasonable fees and out-of-pocket expenses of one primary counsel to the Administrative Agent (and in the case of reasonable fees and out-of-pocket expenses of such special counsel in connection with the preparation, execution and delivery of this Agreement and the other Credit Documents prior to and on the Effective Date, to the extent presented to the Borrower for payment no later than

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thirty (30) days following the Effective Date) and fees, costs and expenses of financial advisors, with respect to advising the Administrative Agent and (ii) all reasonable out-of-pocket costs and expenses, if any (including, without limitation, reasonable counsel fees and expenses and fees and expenses of financial advisors), of the Administrative Agent and each Bank in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) against the Borrower or the Guarantors of any Credit Document.
(a)    THE BORROWER AND EACH GUARANTOR, JOINTLY AND SEVERALLY, AGREES, TO THE FULLEST EXTENT PERMITTED BY LAW, TO INDEMNIFY AND HOLD HARMLESS THE ADMINISTRATIVE AGENT (AND ANY SUB-AGENT THEREOF), THE JOINT LEAD ARRANGERS AND EACH BANK AND EACH OF THEIR RESPECTIVE AFFILIATES AND THEIR AND THEIR AFFILIATES’ RESPECTIVE PARTNERS, DIRECTORS, OFFICERS, EMPLOYEES, AGENTS, ADVISORS, TRUSTEES, REPRESENTATIVES AND CONTROLLING PERSONS (EACH, AN “INDEMNIFIED PERSON”) FROM AND AGAINST ANY AND ALL CLAIMS, DAMAGES, LOSSES, LIABILITIES AND EXPENSES (INCLUDING, WITHOUT LIMITATION, REASONABLE FEES, DISBURSEMENTS AND OTHER CHARGES OF COUNSEL), FOR WHICH ANY INDEMNIFIED PERSON MAY BECOME LIABLE OR WHICH MAY BE INCURRED BY OR ASSERTED OR AWARDED AGAINST ANY SUCH INDEMNIFIED PERSON BY THE BORROWER, A GUARANTOR OR ANY OTHER PERSON, IN EACH CASE IN CONNECTION WITH OR ARISING OUT OF OR BY REASON OF (INCLUDING, WITHOUT LIMITATION, IN CONNECTION WITH ANY INVESTIGATION, LITIGATION, OR PROCEEDING OR PREPARATION OF A DEFENSE IN CONNECTION THEREWITH, WHETHER OR NOT SUCH INDEMNIFIED PERSON IS A PARTY THERETO), (I) THE EXECUTION OR DELIVERY OF THIS AGREEMENT, ANY OTHER CREDIT DOCUMENT, OR ANY AGREEMENT OR INSTRUMENT CONTEMPLATED HEREBY OR THEREBY, THE PERFORMANCE BY THE PARTIES HERETO OF THEIR RESPECTIVE OBLIGATIONS HEREUNDER OR THEREUNDER, THE CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED HEREUNDER OR THEREUNDER, OR IN THE CASE OF THE ADMINISTRATIVE AGENT (AND ANY SUB-AGENT THEREOF) AND ITS RELATED INDEMNIFIED PERSONS, THE ADMINISTRATION OF THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS (INCLUDING IN RESPECT OF ANY MATTERS ADDRESSED IN SECTION 2.15) OR (II) ANY ADVANCES OR THE USE OR PROPOSED USE OF THE PROCEEDS THEREFROM (IN ALL CASES, WHETHER OR NOT CAUSED OR ARISING, IN WHOLE OR IN PART, OUT OF THE COMPARATIVE, CONTRIBUTORY OR SOLE NEGLIGENCE OF THE INDEMNIFIED PERSON), EXCEPT TO THE EXTENT ANY SUCH CLAIM, DAMAGE, LIABILITY OR EXPENSE IS FOUND IN A FINAL, NONAPPEALABLE JUDGMENT BY A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED FROM SUCH INDEMNIFIED PERSON’S GROSS NEGLIGENCE, WILLFUL MISCONDUCT OR MATERIAL BREACH OF ANY CREDIT DOCUMENT. THE BORROWER AND EACH GUARANTOR ALSO AGREE THAT NO INDEMNIFIED PERSON SHALL HAVE ANY LIABILITY (WHETHER DIRECT OR INDIRECT, IN CONTRACT OR TORT OR OTHERWISE) TO THE BORROWER OR A GUARANTOR OR THE BORROWER OR A GUARANTOR’S RESPECTIVE SUBSIDIARIES OR AFFILIATES OR TO ANY EQUITY HOLDERS OR CREDITORS OF THE BORROWER OR A GUARANTOR ARISING OUT OF, RELATED TO

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OR IN CONNECTION WITH ANY ASPECT OF THE TRANSACTIONS CONTEMPLATED HEREBY, EXCEPT TO THE EXTENT OF DIRECT, AS OPPOSED TO SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE, DAMAGES DETERMINED IN A FINAL, NONAPPEALABLE JUDGMENT BY A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED FROM SUCH INDEMNIFIED PERSON’S GROSS NEGLIGENCE, WILLFUL MISCONDUCT OR MATERIAL BREACH OF ANY CREDIT DOCUMENT. NOTWITHSTANDING ANY OTHER PROVISION CONTAINED HEREIN, NO INDEMNIFIED PERSON SHALL BE LIABLE FOR ANY DAMAGES ARISING FROM THE USE BY OTHERS OF INFORMATION OR OTHER MATERIALS OBTAINED THROUGH ELECTRONIC TELECOMMUNICATIONS OR OTHER INFORMATION TRANSMISSION SYSTEMS, OTHER THAN FOR DIRECT OR ACTUAL DAMAGES RESULTING FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH INDEMNIFIED PERSON OR FROM SUCH INDEMNIFIED PERSON’S MATERIAL BREACH OF ANY CREDIT DOCUMENT, IN EACH CASE, AS DETERMINED BY A FINAL AND NONAPPEALABLE JUDGMENT OF A COURT OF COMPETENT JURISDICTION.
Section 10.05.     Right of Set-off. Upon (a) the occurrence and during the continuance of a Default pursuant to Section 8.01(a) or (b) the making of the request or the granting of the consent specified by Section 8.01 to authorize the Administrative Agent to declare the Advances due and payable pursuant to the provisions of Section 8.01, each Bank (other than a Defaulting Bank) is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Bank or any affiliate of such Bank to or for the credit or the account of the Borrower or a Guarantor (but not any other Person) against any and all of the obligations of the Borrower or a Guarantor now or hereafter existing under the Credit Documents, irrespective of whether or not such Bank shall have made any demand under this Agreement or any Credit Document and although such obligations may be unmatured, provided that no Bank shall exercise such set-off rights with respect to deposits that such Bank knows are held by the Borrower or a Guarantor for the benefit of another Person (such deposits, “Third Party Funds”), and each Bank agrees that if it has exercised its set-off rights under this Section 10.05 with respect to Third Party Funds, such Bank shall promptly return such Third Party Funds to the Borrower or a Guarantor, as applicable, provided further that in the event that any Defaulting Bank shall receive any property of the Borrower or a Guarantor or payment (including by purported right of set off or otherwise), (x) all amounts so received shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.18 and, pending such payment, shall be segregated by such Defaulting Bank from its other funds and deemed held in trust for the benefit of the Administrative Agent and the other Banks, and (y) the Defaulting Bank shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Debt and other obligations owing to such Defaulting Bank as to which it received such property or payment. Each Bank agrees to notify the Borrower and the applicable Guarantor promptly after such set-off and application made by such Bank, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Bank under this Section 10.05 are in addition to other rights and remedies (including, without limitation, other rights of set-off) which such Bank may have.

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Section 10.06.     Bank Assignments and Participations. (1) Assignments. Any Bank may assign to one or more banks or other entities all or any portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of any of its Commitments, any Advances owing to it, and any Notes held by it) with the consent, not to be unreasonably withheld, of the Administrative Agent and the Borrower (provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within five (5) Business Days after having received notice thereof and provided, further that the Borrower shall have no such consent right in the case of assignments to a Bank or any Affiliate of any Bank or if a Default has occurred and is continuing); provided, however, that (i) each such assignment of an assigning Bank’s Commitment shall be of a constant, and not a varying, percentage of all of such Bank’s rights and obligations under this Agreement in respect of such Commitment, (ii) the amount of each such resulting Commitment, and applicable Advances of the assigning Bank (unless it is assigning all its Commitment) and the assignee Bank pursuant to each such assignment (determined as of the date of the Assignment with respect to such assignment) shall in no event be less than $10,000,000 for any applicable Commitment and shall be an integral multiple of $1,000,000 (unless each of the Borrower and the Administrative Agent consents; provided that the Borrower shall have no such consent right if a Default has occurred and is continuing), (iii) each such assignment shall be to an Eligible Assignee, (iv) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment, together with any Note or Notes subject to such assignment, and shall pay all legal and other expenses in respect of such assignment and (v) the assignor or the assignee shall pay to the Administrative Agent an assignment fee of $3,500 in connection with such assignment (which shall be waivable by the Administrative Agent in its sole discretion). Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment, which effective date shall be at least three (3) Business Days after the execution thereof, (A) the assignee thereunder shall be a party hereto for all purposes and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment, have the rights and obligations of a Bank hereunder and (B) such Bank thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment, relinquish its rights and be released from its obligations to lend under this Agreement (and, in the case of an Assignment covering all or the remaining portion of such Bank’s rights and obligations under this Agreement, such Bank shall cease to be a party hereto).
(a)    Terms of Assignments. By executing and delivering an Assignment, the Bank thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto the matters set forth in paragraphs 2 and 3 of such Assignment.
(b)    The Register. The Administrative Agent shall maintain at its address referred to on Schedule I a copy of each Assignment delivered to and accepted by it and a register for the recordation of the names and addresses of the Banks and all Commitments of, and principal amount of all Advances owing to, each Bank from time to time (the “Register”). The entries in the Register shall be conclusive and binding for all purposes, absent error, and the Borrower, the Guarantors, the Administrative Agent and the Banks may treat each Person whose name is recorded in the Register

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as a Bank hereunder for all purposes of this Agreement. In addition, the Administrative Agent shall maintain on the Register information regarding the designation, and revocation of designation, of any Bank as a Defaulting Bank. The Register shall be available for inspection by the Borrower, the Guarantors or any Bank at any reasonable time and from time to time upon reasonable prior notice.
(c)    Procedures. Upon its receipt of an Assignment executed by a Bank and an assignee pursuant to the terms of this Agreement, the Administrative Agent shall, if such Assignment has been completed and is in substantially the form of the attached Exhibit C, and otherwise in conformity with this Section 10.06, (i) accept such Assignment, (ii) record the information contained therein in the Register, and (iii) give prompt notice thereof to the Borrower and each Guarantor. Within five (5) Business Days after its receipt of such notice, the Borrower, at its own expense, shall, if the assignee shall so request, execute and deliver to the Administrative Agent, in exchange for any surrendered Note, a new Note to the order of such assignee in an amount equal to the applicable Commitment assumed by it pursuant to such Assignment and, if such assigning Bank has retained any Commitment hereunder and so requests, a new Note to the order of such Bank in an amount equal to the Commitment retained by it hereunder. Such new Notes shall be dated the effective date of such Assignment and shall otherwise be in substantially the form of the attached Exhibit A.
(d)    Participations. Each Bank may, without the consent of the Borrower or the Administrative Agent, sell participations to one or more banks or other entities (other than a Defaulting Bank) in or to all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of any of its Commitments, any Advances owing to it, and any Notes held by it), provided, however, that (i) such Bank’s obligations under this Agreement (including, without limitation, all of its Commitments to the Borrower hereunder) shall remain unchanged, (ii) such Bank shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Bank shall remain the holder of any such Notes for all purposes of this Agreement, (iv) the Borrower, the Guarantors, the Administrative Agent and the other Banks shall continue to deal solely and directly with such Bank in connection with such Bank’s rights and obligations under this Agreement and shall have no duties or responsibilities to the participant, (v) such Bank shall not require the participant’s consent to any matter under this Agreement, except for changes in the principal amount of such Bank’s Commitment, any Note payable to such Bank, in each case, in which the participant has an interest, reductions in such Bank’s fees or interest, in which the participant has an interest, the date any amount in which the participant has an interest is due to such Bank hereunder, or extending the applicable Termination Date, and (vi) such Bank shall give prompt notice to the Borrower of each such participation sold by such Bank. No participant shall have any rights under any provisions of any of the Credit Documents. Each Bank that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest hereunder or other obligations under the Credit Documents (the “Participant Register”); provided that no Bank shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant's interest in any commitments, loans, letters of credit or its other obligations under any Credit Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit

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or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Bank shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.
(e)    Permitted Assignments. Notwithstanding any other provision set forth in this Agreement, any Bank may assign all or any portion of its rights under this Agreement (including, without limitation, rights to payments of principal and/or interest under any Notes held by it) to any subsidiary of such Bank or to any Federal Reserve Bank, without notice to or consent from the Borrower or the Administrative Agent, provided, however, that such Bank shall not be released from any of its obligations hereunder as a result of such assignment.
(f)    Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Bank hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Advances, calculated in accordance with the Defaulting Bank’s applicable Commitment, previously requested, required to be funded, but not funded by the Defaulting Bank, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Bank to the Administrative Agent or any Banks hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Advances in accordance with its applicable Commitment. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Bank hereunder shall become effective under applicable law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Bank for all purposes of this Agreement until such compliance occurs.
Section 10.07.     Governing Law. This Agreement, the Notes and the other Credit Documents shall be governed by, and construed in accordance with, the laws of the State of Texas (except that Chapter 346 of the Texas Finance Code, which regulates certain revolving credit loan accounts, shall not apply to this Agreement or any other Credit Document).
Section 10.08.     Interest. (1) It is the intention of the parties hereto that the Administrative Agent and each Bank shall conform strictly to Applicable Usury Laws from time to time in effect. Accordingly, if the transactions with the Administrative Agent or any Bank contemplated hereby would be usurious under Applicable Usury Laws, then, in that event, notwithstanding anything to the contrary in this Agreement, the Notes, or any other agreement entered into in connection with or as security for this Agreement or the Notes, it is agreed as follows: (i) the aggregate of all consideration which constitutes interest under Applicable Usury Laws that is contracted for, taken, reserved, charged or received by the Administrative Agent

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or such Bank, as the case may be, under this Agreement, the Notes, or under any other agreement entered into in connection with or as security for this Agreement or the Notes shall under no circumstances exceed the maximum amount allowed by such Applicable Usury Laws and any excess shall be canceled automatically and, if theretofore paid, shall at the option of the Administrative Agent or such Bank, as the case may be, be credited by the Administrative Agent or such Bank, as the case may be, on the principal amount of the obligations owed to the Administrative Agent or such Bank, as the case may be, by the Borrower or refunded by the Administrative Agent or such Bank, as the case may be, to the Borrower, and (ii) in the event that the maturity of any Advance or other obligation payable to the Administrative Agent or such Bank, as the case may be, is accelerated or in the event of any required or permitted prepayment, then such consideration that constitutes interest under Applicable Usury Laws, may never include more than the maximum amount allowed by such Applicable Usury Laws and excess interest, if any to the Administrative Agent or such Bank, as the case may be, provided for in this Agreement or otherwise shall be canceled automatically as of the date of such acceleration or prepayment and, if theretofore paid, shall, at the option of the Administrative Agent or such Bank, as the case may be, be credited by the Administrative Agent or such Bank, as the case may be, on the principal amount of the obligations owed to the Administrative Agent or such Bank, as the case may be, by the Borrower or refunded by the Administrative Agent or such Bank, as the case may be, to the Borrower.
(a)    In the event that at any time the rate of interest applicable to any Advance made by any Bank would exceed the Maximum Rate, thereby causing the interest payable under this Agreement or the Notes to be limited to the Maximum Rate, then any subsequent reductions in the applicable rate of interest hereunder or under the Notes shall not reduce the rate of interest charged hereunder or under the Notes below the Maximum Rate until the total amount of interest accrued under this Agreement and the Notes from and after the date hereof equals the amount of interest that would have accrued hereon or thereon if the rates of interest otherwise applicable to this Agreement and the Notes (without limitation by the Maximum Rate) had at all times been in effect. In the event that upon the final payment of all of the Advances made by any Bank and termination of all of the Commitments of such Bank, the total amount of interest paid to such Bank hereunder and under the Notes is less than the total amount of interest which would have accrued if the interest rates applicable to such Advances pursuant to Sections 2.07(a) and (b) had at all times been in effect, then the Borrower agrees to pay to such Bank, to the extent permitted by Applicable Usury Laws, an amount equal to the excess of (a) the lesser of (i) the amount of interest which would have accrued on such Advances if the Maximum Rate had at all times been in effect or (ii) the amount of interest rates applicable to such Advances pursuant to Sections 2.07(a) and (b) had at all times been in effect over (b) the amount of interest otherwise accrued on such Advances in accordance with this Agreement.
(b)    The maximum non-usurious rate of interest shall be determined, subject to any applicable Federal law to the extent that it permits Banks to contract for, charge, reserve or receive a greater amount of interest than under the Texas Finance Code or other laws of the State of Texas, by utilizing the applicable weekly ceiling from time to time in effect pursuant to Chapter 303 of the Texas Finance Code. Pursuant to Section 346.004 of the Texas Finance Code, the parties hereto

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agree that in no event will the provisions of Chapter 346 of the Texas Finance Code be applicable to the transactions contemplated by the Credit Documents.
Section 10.09.     Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.
Section 10.10.     Survival of Agreements, Representations and Warranties, Etc. All warranties, representations and covenants made by the Borrower or the Guarantors or any officer of the Borrower or the Guarantors herein or in any certificate or other document delivered in connection with this Agreement shall be considered to have been relied upon by the Banks and shall survive the issuance and delivery of the Notes and the making of the Advances regardless of any investigation. The indemnities and other obligations of the Borrower contained in this Agreement, and the indemnities by the Banks in favor of the Agent and its officers, directors, employees and agents, will survive the repayment of the Advances and the termination of this Agreement.
Section 10.11.     The Borrower’s Right to Apply Deposits. In the event that any Bank is placed in receivership or enters a similar proceeding, the Borrower may, to the full extent permitted by law, make any payment due to such Bank hereunder, to the extent of finally collected unrestricted deposits of the Borrower in U.S. Dollars held by such Bank, by giving notice to the Administrative Agent and such Bank directing such Bank to apply such deposits to such indebtedness. If the amount of such deposits is insufficient to pay such indebtedness then due and owing in full, the Borrower shall pay the balance of such insufficiency in accordance with this Agreement.
Section 10.12.     Confidentiality. Each Bank and the Administrative Agent agree that they will not disclose without the prior consent of the Borrower and the Guarantors (other than to the Joint Lead Arrangers or any Bank and the affiliates, employees, agents, auditors, accountants, counsel, representatives or other professional advisors (legal or otherwise) of the Administrative Agent, the Joint Lead Arrangers or any Bank who have a contractual, fiduciary or professional duty to maintain the confidentiality of the information and not breach such duty) any information with respect to the Borrower or the Guarantors or their Subsidiaries which is furnished pursuant to this Agreement and which is not disclosed in an SEC Filing, a report to stockholders, a press release, or has otherwise become generally available to the public otherwise than through a breach hereof (the “Confidential Information”), provided that any Bank may disclose any such Confidential Information (a) as may be required or appropriate in any report, statement or testimony submitted to or required by any municipal, state or Federal regulatory body having or claiming to have jurisdiction over such Bank or submitted to or required or requested by the Board of Governors of the Federal Reserve System or the Federal Deposit Insurance Corporation or similar organizations (whether in the United States of America or elsewhere) or their successors, (b) as may be required or appropriate in response to any summons or subpoena in connection with any litigation, (c) in order to comply with any law, order, regulation or ruling applicable to such Bank, (d) to any other party hereto, (e) in connection

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with the exercise of any remedies hereunder or under any other Credit Document or any action or proceeding relating to this Agreement or any other Credit Document or the enforcement of rights hereunder or thereunder; and (f) to an assignee or participant or prospective assignee or participant in connection with any contemplated transfer of any of the Notes or any interest therein by such Bank, provided that such assignee or participant or prospective assignee or participant executes an agreement with the Borrower and the Guarantors agreeing to comply with the provisions contained in this Section 10.12. In the event that the Administrative Agent or any Bank becomes legally compelled or otherwise obligated to disclose any of the Confidential Information (other than to regulatory or supervisory authorities having jurisdiction over such Bank) and unless otherwise prohibited by applicable laws or regulations, such Person will promptly, after obtaining knowledge of its obligation to disclose such information, provide the Borrower with notice so that the Borrower may seek a protective order or other appropriate remedy or waive compliance with this Section. In the event such protective order or other remedy is not obtained, such Person will furnish only that portion of the Confidential Information which it is advised by legal counsel is legally required and will exercise its best efforts to obtain reliable assurances that confidential treatment will be accorded the Confidential Information. In the event that compliance with this Section is waived by the Borrower, such Person may disclose any and all information at issue without liability to the Borrower, the Guarantors or any other Person. Notwithstanding the foregoing, the Administrative Agent and each Bank may, and the Borrower hereby authorizes the Administrative Agent and each Bank to, include references to the Borrower, its Subsidiaries and the Guarantors, and utilize any logo or other distinctive symbol associated with the Borrower, its Subsidiaries and the Guarantors, solely in connection with any advertising, promotion or marketing undertaken by the Administrative Agent or such Bank in the ordinary course of its business, or, subject to the Borrower’s prior review and approval of any such action by the Administrative Agent or such Bank (which approval shall not be unreasonably withheld), outside of the ordinary course of its business. Each of the Administrative Agent and the Banks acknowledges that (a) it has no interest or right in any logo or other distinctive symbol associated with the Borrower, its Subsidiaries or the Guarantors, except for the limited right to use as expressly permitted by the preceding sentence, and no other rights of any kind are granted hereunder, by implication or otherwise, and (b) the Borrower, such Subsidiary or the Guarantors, as applicable, is the sole and exclusive owner of all right, title and interest in such logo or other distinctive symbol associated with the Borrower, its Subsidiaries or the Guarantors.
Section 10.13.     Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Borrower, each Guarantor, the Administrative Agent, each Bank and their respective successors and permitted assigns, except that the Borrower and the Guarantors shall not have the right to assign any of their respective rights hereunder or any interest herein without the prior written consent of the Banks. The rights of the Banks to assign this Agreement are set forth in and are subject to the provisions of Section 10.16.
Section 10.14.     ENTIRE AGREEMENT. PURSUANT TO SECTION 26.02 OF THE TEXAS BUSINESS AND COMMERCE CODE, A LOAN AGREEMENT IN WHICH THE AMOUNT INVOLVED IN THE LOAN AGREEMENT EXCEEDS $50,000 IN VALUE IS NOT ENFORCEABLE UNLESS THE LOAN AGREEMENT IS IN WRITING AND

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SIGNED BY THE PARTY TO BE BOUND OR THAT PARTY’S AUTHORIZED REPRESENTATIVE.
THE RIGHTS AND OBLIGATIONS OF THE PARTIES TO AN AGREEMENT SUBJECT TO THE PRECEDING PARAGRAPH SHALL BE DETERMINED SOLELY FROM THE WRITTEN LOAN AGREEMENT, AND ANY PRIOR ORAL AGREEMENTS BETWEEN THE PARTIES ARE SUPERSEDED BY AND MERGED INTO THE LOAN AGREEMENT. THIS WRITTEN AGREEMENT, THE OTHER CREDIT DOCUMENTS AND THE COMMITMENT LETTER REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES; PROVIDED THAT IN CASE OF A CONFLICT BETWEEN THE COMMITMENT LETTER AND THIS AGREEMENT, THIS AGREEMENT SHALL CONTROL.
Section 10.15.     USA PATRIOT ACT. Each Bank that is subject to the Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Bank) hereby notifies the Borrower and each Guarantor that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies the Borrower, each Guarantor and their respective Subsidiaries, which information includes the name and address of the Borrower and other information that will allow such Bank or the Administrative Agent, as applicable, to identify the Borrower, each Guarantor and their respective Subsidiaries in accordance with the Act. The Borrower, each Guarantor and their respective Subsidiaries shall, promptly following a reasonable request by the Administrative Agent or any Bank, provide all documentation and other information that the Administrative Agent or such Bank requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Act.
Section 10.16.     No Fiduciary Relationship. The Borrower and each Guarantor, on behalf of itself and its Subsidiaries, agrees that in connection with all aspects of the transactions contemplated hereby and any communications in connection therewith, the Borrower, the Guarantors, the other Subsidiaries and their Affiliates, on the one hand, and the Administrative Agent, the Banks and their Affiliates, on the other hand, will have a business relationship that does not create, by implication or otherwise, any fiduciary duty on the part of the Administrative Agent, the Banks or their Affiliates, and no such duty will be deemed to have arisen in connection with any such transactions or communications.
Section 10.17.     Severability. If any provision of this Agreement or the other Credit Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Credit Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render

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unenforceable such provision in any other jurisdiction. Without limiting the foregoing provisions of this Section 10.17, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Bank shall be limited by any insolvency, bankruptcy, reorganization, receivership or other debtor relief law, as determined in good faith by the Administrative Agent, then such provisions shall be deemed to be in effect only to the extent not so limited.
Section 10.18.     Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION. THE ADMINISTRATIVE AGENT, THE BORROWER AND EACH GUARANTOR HEREBY ACKNOWLEDGES THAT THE UNITED STATES ADDRESS DESIGNATED PURSUANT TO SECTION 10.02 SHALL BE SUCH PERSON’S ADDRESS FOR PURPOSES OF SERVICE OF PROCESS HEREUNDER.
Section 10.19.     Electronic Execution of Assignments and Certain Other Documents. The words “delivery”, “execute,” “execution,” “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Agreement and the transactions contemplated hereby (including without limitation Assignments, amendments or other modifications, Notices of Borrowing, waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that notwithstanding anything contained herein to the contrary the Administrative Agent is under any obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it.
Section 10.20.     Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Credit Document or in any other agreement, arrangement or understanding among any such parties, each party hereto

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acknowledges that any liability of any Bank that is an Affected Financial Institution arising under any Credit Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)    the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Bank that is an Affected Financial Institution; and
(b)    the effects of any Bail-in Action on any such liability, including, if applicable:
(i)    a reduction in full or in part or cancellation of any such liability;
(ii)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Credit Document; or
(iii)    the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.
Section 10.21.    Acknowledgement Regarding Any Supported QFCs. To the extent that the Credit Documents provide support, through a guarantee or otherwise, for any Swap Contract or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):
(a)    In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised

128384814_9

under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Bank shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.
(b)    As used in this Section 10.21, the following terms have the following meanings:
“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.
“Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).
“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

[The balance of this page has been intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

BORROWER: BRINKER INTERNATIONAL, INC. By:__________________________ Name: Title:

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GUARANTORS: BRINKER RESTAURANT CORPORATION By:__________________________ Name: Title:

BRINKER FLORIDA, INC.

By:__________________________
Name:
Title:

BRINKER TEXAS, INC.

By:__________________________
Name:
Title:

BRINKER INTERNATIONAL PAYROLL COMPANY, L.P.

By:__________________________
Name:
Title:

Brinker International, Inc.
Credit Agreement
Signature Page

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ADMINISTRATIVE AGENT: BANK OF AMERICA, N.A.
By:__________________________ Name: Title:

Brinker International, Inc.
Credit Agreement
Signature Page

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BANKS:

BANK OF AMERICA, N.A. By:__________________________ Name: Title:

Brinker International, Inc.
Credit Agreement
Signature Page

128384814_9

JPMORGAN CHASE BANK, N.A. By:__________________________ Name: Title:

Brinker International, Inc.
Credit Agreement
Signature Page

128384814_9

WELLS FARGO BANK, N.A. By:__________________________ Name: Title:

Brinker International, Inc.
Credit Agreement
Signature Page

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MUFG BANK, LTD. By:__________________________ Name: Title:

Brinker International, Inc.
Credit Agreement
Signature Page

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TRUIST BANK (as successor by merger to SunTrust Bank) By:__________________________ Name: Title:

Brinker International, Inc.
Credit Agreement
Signature Page

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U.S. BANK NATIONAL ASSOCIATION By:__________________________ Name: Title:

Brinker International, Inc.
Credit Agreement
Signature Page

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BARCLAYS BANK PLC By:__________________________ Name: Title:

Brinker International, Inc.
Credit Agreement
Signature Page

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REGIONS BANK By:__________________________ Name: Title:

Brinker International, Inc.
Credit Agreement
Signature Page

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ASSOCIATED BANK NATIONAL ASSOCIATION By:__________________________ Name: Title:

Brinker International, Inc.
Credit Agreement
Signature Page

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PNC BANK, NATIONAL ASSOCIATION By:__________________________ Name: Title:

SCHEDULE I-1

128810503_2

SCHEDULE I

BANK AND ADMINISTRATIVE AGENT ADDRESSES

ADMINISTRATIVE AGENT:
(for payments and Requests for Advances):

BANK OF AMERICA, N.A.
101 North Tryon Street
One Independence Center
Mail Code: NC1-001-05-46
Charlotte, NC 28255-0001
Attention: Katrina Burton

Telephone:    980/386.0987
Telecopy:    704/719.8950

(Other Notices as Administrative Agent - for financial statements, compliance certificates, maturity extension and commitment change notices, etc):

Bank of America, N.A.
Agency Management
900 West Trade Street
Gateway Village
Mail Code: NC1-026-06-03
Charlotte, NC 28255-0001
Attention: Kelly Weaver
Email: kelly.weaver@bofa.com
Telephone: 980/387.5452
Telecopy: 704/208.2871

SCHEDULE I-2

128810503_2

CO-SYNDICATION AGENTS:

JPMORGAN CHASE BANK, N.A.
10 South Dearborn Street, 10th Floor
Mail Code: IL1-0010
Chicago, Illinois 60603
Attn: Non-Agented Servicing Team

Telephone:    312/385-7072
Telecopy:    312/256-2608

WELLS FARGO BANK, N.A.

1808 Aston Avenue, #250
Carlsbad, CA 92008
Attn: Denise Crouch

Telephone:    760/918-2700
Telecopy:    866/968/1299

SCHEDULE I-3

128810503_2

BANKS:

BANK OF AMERICA, N.A.
540 W Madison Street
Chicago, IL 60614
Mail code: IL4-540-22-23
Attention: Aron M. Frey

Telephone: 312/828-1773

JPMORGAN CHASE BANK, N.A.
10 South Dearborn Street, 10th Floor
Mail Code: IL1-0010
Chicago, IL 60603
Attn: Non-Agented Servicing Team

Telephone:    312/385-7072
Telecopy:    312/256-2608

WELLS FARGO BANK, N.A.
1808 Aston Avenue, #250
Carlsbad, CA 92008
Attn: Denise Crouch

Telephone:    760/918-2700
Telecopy:    866/968/1299

MUFG BANK, LTD.
1251 Avenue of the Americas
New York, NY 10020
Attn: Rolando Uy

Telephone:    201/413-8570
Telecopy:    201/521-2338

TRUIST BANK (as successor by merger to SunTrust Bank)
200 Crescent Court, Suite 850
Dallas, TX 75201
Attn: Justin Lien

Telephone:    214/880-0104
Telecopy:    214/468-9218

SCHEDULE I-1

128810503_2

US BANK NATIONAL ASSOCIATION
400 City Center
Oshkosh, WI 54901
Attn: Wendee Hable

Telephone:    920/237-7367
Telecopy:    920/237-7993

BARCLAYS BANK PLC
745 7th Avenue, 8th Floor
New York, NY 10019
Attn: Philip Naber

Telephone:    212/526-7375

REGIONS BANK
201 Milan Parkway
Birmingham, AL 35211
Attn: Moronica Fortner

Telephone:    205/420-7726
Telecopy:    205/261-7069

ASSOCIATED BANK NATIONAL ASSOCIATION
5950 Sherry Lane, Suite 450
Dallas, TX 75225
Attn: Dean H. Rosencrans

Telephone:    469/886-6655

PNC BANK, NATIONAL ASSOCIATION
200 Crescent Court, Suite 400
Dallas, TX 75201
Attn: R. Ruining Nguyen

Telephone:    214/871-1232

SCHEDULE I-2

128810503_2

SCHEDULE II

BORROWER AND GUARANTOR ADDRESSES

BORROWER:

BRINKER INTERNATIONAL, INC.
6820 LBJ Freeway
Dallas, Texas 75240

Attn:    General Counsel
Telephone:    972/980-9917
Telecopy:    972/770-9465

Copy to:     Chief Financial Officer
Telephone:    972/980-9917
Telecopy:    972/628-8722

GUARANTORS:

BRINKER RESTAURANT CORPORATION
BRINKER FLORIDA, INC.
BRINKER TEXAS, INC.
BRINKER INTERNATIONAL PAYROLL COMPANY, L.P.

6820 LBJ Freeway
Dallas, Texas 75240

Attn:        General Counsel
Telephone:    972/980-9917
Telecopy:    972/770-9465

Copy to:     Chief Financial Officer
Telephone:    972/980-9917
Telecopy:    972/628-8722

SCHEDULE II-1

128810503_2

SCHEDULE III

PERMITTED LIENS

Subsidiary	Amount	Description	Maturity
Brinker Restaurant Corporation (consolidated) (includes $11,609,766 for Brinker Texas, Inc. and $1,723,614 for Brinker Florida, Inc.)	$81,074,424	Liens on assets acquired with respect to Capitalized Lease Obligations	Various dates through 2042

SCHEDULE III-1

128810503_2

SCHEDULE IV

AGREEMENTS RESTRICTING DIVIDENDS, CERTAIN TRANSFERS AND LIENS

None.

SCHEDULE IV-1

128810503_2

SCHEDULE V

GAAP EXCEPTIONS

None.

SCHEDULE V-1

128810503_2

SCHEDULE VI

INVESTMENTS

Company	Amount	Description

Las Nuevas Delicias Gastronomicas, S. De R.L. De C.V.	$0.00	Mexico joint venture with CMR, S.A.B. de C.V.
Merchant Customer Exchange	$0.00	Investment in Merchant Customer Exchange

SCHEDULE VI-1

128810503_2

SCHEDULE VII

PERMITTED DEBT

Description	Amount
5.00% Notes due 2024 pursuant to the Indenture dated September 23, 2016, among Brinker International, Inc., the guarantors party thereto and U.S. Bank National Association, as Trustee	$350,000,000
3.875% Notes due 2023 pursuant to the Indenture dated April 30, 2013, between Brinker International, Inc. and Wilmington Trust, National Association, as Trustee	$300,000,000
Capitalized Lease Obligations of Brinker Restaurant Corporation (consolidated) (includes $11,609,766 for Brinker Texas, Inc. and $1,723,614 for Brinker Florida, Inc.) with various maturity dates through 2042	$81,074,424
Undrawn standby letters of credits	$27,188,260

SCHEDULE VII-1

SCHEDULE VIII
COMMITMENTS

Bank	Commitment
Bank of America, N.A.	$160,000,000.00
JPMorgan Chase Bank, N.A.	$160,000,000.00
Wells Fargo Bank, National Association	$160,000,000.00
MUFG Bank, Ltd.	$125,000,000.00
Truist Bank (as successor by merger to SunTrust Bank)	$140,000,000.00
U.S. Bank National Association	$75,000,000.00
Barclays Bank PLC	$50,000,000.00
Regions Bank	$50,000,000.00
PNC Bank, National Association	$50,000,000.00
Associated Bank, National Association	$30,000,000.00
Total	$1,000,000,000.00

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